                                                                     EXHIBIT 4.2


                                 LOAN AGREEMENT


                            Dated as of June 22, 2001


                                      among


                          ALLIANCE GAMING CORPORATION,
                              as Domestic Borrower,


                           BALLY WULFF AUTOMATEN GMBH
                                       and
                           BALLY WULFF VERTRIEBS GMBH
                        collectively, as German Borrowers

                            The Lenders herein named


                                       and


                              BANK OF AMERICA, N.A.
                             as Administrative Agent


                        BANC OF AMERICA SECURITIES LLC,
                    Sole Lead Arranger and Sole Book Manager

                               TABLE OF CONTENTS

                                                                                  Page
Article 1
DEFINITIONS AND ACCOUNTING TERMS ....................................................1
     1.1     Defined Terms ..........................................................1
     1.2     Use of Defined Terms...................................................29
     1.3     Accounting Terms - Fiscal Periods .....................................29
     1.4     Rounding ..............................................................29
     1.5     Exhibits and Schedules ................................................30
     1.6     Miscellaneous Terms ...................................................30
     1.7     Exchange Rate Conventions .............................................30

Article 2
LOANS AND LETTERS OF CREDIT ........................................................31
     2.1     Loans-General .........................................................31
     2.2     Base Rate Loans........................................................33
     2.3     Eurocurrency Rate Loans ...............................................33
     2.4     Letters of Credit .....................................................34
     2.5     Swing Line ............................................................37
     2.6     Voluntary Reduction of Revolving Commitment or German Commitment ......39
     2.7     Mandatory Reductions of the Commitments ...............................39
     2.8     Optional Increases to the Revolving Commitment ........................40
     2.9     Administrative Agent's Right to Assume Funds Available for Advances ...41
     2.10    Senior Indebtedness ...................................................41
     2.11    Collateral ............................................................42
     2.12    Participation in the German Commitment Loans ..........................42
     2.13    Marking the German Commitment Loans to Market .........................42

Article 3
PAYMENTS AND FEES ..................................................................43
     3.1     Principal and Interest ................................................43
     3.2     Lead Arranger's Fees ..................................................44
     3.3     Commitment Fees........................................................44
     3.4     German Commitment Fronting Fees .......................................45
     3.5     Letter of Credit Fees .................................................45
     3.6     Administrative Fees ...................................................45
     3.7     Increased Commitment Costs ............................................45
     3.8     Eurocurrency Costs and Related Matters ................................46
     3.9     Default Rate ..........................................................49
     3.10    Computation of Interest and Fees ......................................49
     3.11    Non-Business Days .....................................................50
     3.12    Manner and Treatment of Payments ......................................50
     3.13    Funding Sources........................................................51
     3.14    Failure to Charge Not Subsequent Waiver ...............................51
     3.15    Administrative Agent's Right to Assume Payments Will be Made by the
             Borrowers..............................................................51
     3.16    Fee Determination Detail ..............................................51
     3.17    Survivability .........................................................51
     3.18    Currency Conversion ...................................................52

Article 4
REPRESENTATIONS AND WARRANTIES .....................................................53
     4.1     Existence and Qualification; Power; Compliance With Laws ..............53
     4.2     Authority; Compliance With Other Agreements and Instruments and
             Government Regulations ................................................53
     4.3     No Governmental Approvals Required - Consents to Pledge ...............54
     4.4     Subsidiaries ..........................................................54
     4.5     Financial Statements ..................................................54
     4.6     No Other Liabilities; No Material Adverse Changes .....................55
     4.7     Title to Property .....................................................55
     4.8     Real Property .........................................................55
     4.9     Intangible Assets .....................................................55
     4.10    Public Utility Holding Company Act ....................................55
     4.11    Litigation ............................................................55
     4.12    Binding Obligations ...................................................56
     4.13    No Default ............................................................56
     4.14    ERISA .................................................................56
     4.15    Regulations T, U and X; Investment Company Act ........................56
     4.16    Disclosure ............................................................56
     4.17    Tax Liability .........................................................57
     4.18    Projections ...........................................................57
     4.19    Hazardous Materials ...................................................57

Article 5
AFFIRMATIVE COVENANTS (OTHER THAN INFORMATION AND REPORTING REQUIREMENTS) ..........58
     5.1     Payment of Taxes and Other Potential Liens ............................58
     5.2     Preservation of Existence .............................................58
     5.3     Maintenance of Properties .............................................58
     5.4     Maintenance of Insurance ..............................................58
     5.5     Compliance With Laws ..................................................58
     5.6     Inspection Rights .....................................................59
     5.7     Keeping of Records and Books of Account ...............................59
     5.8     Compliance With Agreements ............................................59
     5.9     Use of Proceed ........................................................59
     5.10    New Significant Subsidiaries ..........................................59
     5.11    Hazardous Materials Laws ..............................................60
     5.12    Approvals of Pledge of Significant Subsidiary Shares ..................60

Article 6
NEGATIVE COVENANTS .................................................................61
     6.1     Payment of Subordinated Obligations ...................................61
     6.2     Disposition of Property ...............................................61
     6.3     Mergers ...............................................................62
     6.4     Hostile Acquisitions ..................................................62
     6.5     Distributions .........................................................62
     6.6     ERISA .................................................................62
     6.7     Change in Nature of Business ..........................................63

     6.8     Liens and Negative Pledges ............................................63
     6.9     Indebtedness and Contingent Obligations ...............................64
     6.10    Transactions with Affiliates ..........................................65
     6.11    Capital Expenditures ..................................................65
     6.12    Investments and Acquisitions ..........................................65
     6.13    Senior Leverage Ratio .................................................67
     6.14    Total Leverage Ratio ..................................................67
     6.15    Fixed Charge Coverage Ratio ...........................................67
     6.16    Minimum EBITDA ........................................................68


Article 7
INFORMATION AND REPORTING REQUIREMENTS .............................................69
     7.1     Financial and Business Information ....................................69
     7.2     Compliance Certificates ...............................................71

Article 8
CONDITIONS   .......................................................................72
     8.1     Initial Advances on the Closing Date ..................................72
     8.2     Any Increasing Advance ................................................74

Article 9
EVENTS OF DEFAULT AND REMEDIES UPON EVENT OF DEFAULT ...............................75
     9.1     Events of Default .....................................................75
     9.2     Remedies Upon Event of Default ........................................77

Article 10
THE ADMINISTRATIVE AGENT ...........................................................79

     10.1    Appointment and Authorization .........................................79
     10.2    Administrative Agent and Affiliates ...................................79
     10.3    Proportionate Interest in any Collateral ..............................79
     10.4    Lenders' Credit Decisions .............................................79
     10.5    Action by Administrative Agent ........................................80
     10.6    Liability of Administrative Agent .....................................81
     10.7    Indemnification .......................................................82
     10.8    Successor Administrative Agent ........................................83
     10.9    German Commitment .....................................................83
     10.10   No Obligations of Borrowers ...........................................83

Article 11
MISCELLANEOUS ......................................................................84
     11.1    Cumulative Remedies; No Waiver ........................................84
     11.2    Amendments; Consents ..................................................84
     11.3    Costs, Expenses and Taxes .............................................85
     11.4    Nature of Lenders' Obligations ........................................86
     11.5    Survival of Representations and Warranties ............................86
     11.6    Notices ...............................................................86
     11.7    Execution of Loan Documents ...........................................87
     11.8    Binding Effect; Assignment ............................................87
     11.9    Right of Setoff .......................................................90

     11.10   Sharing of Setoffs ....................................................90
     11.11   Indemnity by the Borrowers ............................................91
     11.12   Nonliability of the Lenders ...........................................91
     11.13   No Third Parties Benefitted ...........................................92
     11.14   Confidentiality .......................................................92
     11.15   Further Assurances ....................................................93
     11.16   Integration ...........................................................93
     11.17   Governing Law .........................................................93
     11.18   Severability of Provisions ............................................93
     11.19   Headings ..............................................................93
     11.20   Time of the Essence ...................................................94
     11.21   Foreign Lenders and Participants ......................................94
     11.22   Hazardous Material Indemnity ..........................................94
     11.23   Gaming Boards .........................................................95
     11.24   Nevada Gaming Collateral ..............................................95
     11.25   Construction of the Pledge Agreements .................................95
     11.26   Specific Provisions Regarding German Borrowers ........................95
     11.27   Consent to Jurisdiction; Choice of Forum ..............................96
     11.28   Waiver of Right to Trial by Jury ......................................96
     11.29   Purported Oral Amendments .............................................97


Exhibits

A       Assignment Agreement
B       Compliance Certificate
C       German Note
D       Pricing Certificate
E       Request for Letter of Credit
F       Request for Loan
G       Request for Continuation or Conversion
H       Revolving Note
I       Term Note

Schedules

1.1     Refinanced Leases
1.2     German Security Documents
4.3     Governmental Approvals
4.4     Subsidiaries
4.7     Existing Liens, Negative Pledges and Rights of Others
4.8     Real Property
4.9     Intangible Assets
4.11    Material Litigation
4.19    Environmental Matters
5.12    Governmental Approvals to Licensee Pledges
6.9     Existing Indebtedness and Contingent Obligations
6.12    Existing Investments

                                 LOAN AGREEMENT

                            Dated as of June 22, 2001

                This Loan Agreement ("Agreement") is entered into by and among Alliance Gaming Corporation, a Nevada corporation ("Domestic Borrower"), Bally Wulff Automaten GmbH and Bally Wulff Vertriebs GmbH (the "German Borrowers"), each of which is a company organized under the laws of the Federal Republic of Germany and a wholly-owned Subsidiary of the Domestic Borrower, each lender whose name is set forth on the signature pages of this Agreement and each lender which may hereafter become a party to this Agreement pursuant to Section 11.8, and Bank of America, N.A., as Administrative Agent. While not a party hereto, Banc of America Securities LLC has served as Lead Arranger and Sole Book Manager for the credit facilities described herein.

                                    RECITALS

                A. The Borrowers have requested the provision of certain credit facilities pursuant to this Agreement.

                B. The Borrowers are engaged in integrated operations that require financing on a basis permitting the availability of credit from time to time to each Borrower as required for the continued successful operation of each of them separately and their integrated operations collectively. Each Borrower expects to derive benefit, directly or indirectly, from such availability because the successful operation of each Borrower is dependent on the continued successful performance of the functions of the integrated group.

                C. The credit facilities provided to the Domestic Borrower are separate and distinct from the credit facilities provided to the German Borrowers.

                D. The handling of the separate credit facilities made available to the Domestic Borrower and the German Borrowers in a single Loan Agreement is solely as an accommodation to Borrowers and at the request of the Borrowers, and no Creditor shall incur liability to the Borrowers or any other Person as a result thereof.

                In consideration of the foregoing and of the mutual covenants and agreements herein contained, Borrowers, the Administrative Agent, the Issuing Lender and the Lenders, covenant and agree as follows:


                                   Article 1

                        DEFINITIONS AND ACCOUNTING TERMS

                1.1 Defined Terms. As used in this Agreement, the following terms shall have the meanings set forth below:

                "Acquisition" means any transaction, or any series of related transactions, by which the Domestic Borrower or its Subsidiaries directly or indirectly (i) acquire any going business or all or substantially all of the assets of any Person, or any division thereof, whether through purchase of assets, merger or otherwise, or (ii) acquire (in one transaction or as the most recent transaction in a series of related transactions) control of at least a majority in ordinary voting power of the securities of a corporation which have ordinary voting power for the election of directors, or (iii) acquire control of a 50% or more ownership interest in any partnership, joint venture, limited liability company or any other Person.

                "Administrative Agent" means Bank of America, when acting in its capacity as the Administrative Agent under any of the Loan Documents, or any successor Administrative Agent.

                "Administrative Agent's Office" means the Administrative Agent's address as set forth on the signature pages of this Agreement, or such other address as the Administrative Agent hereafter may designate by written notice to Borrowers and the Lenders.

                "Advance" means (a) any advance made or to be made by any Lender to the Domestic Borrower under the Domestic Commitments, and (b) any Advance made by Bank of America, Frankfurt to the German Borrower under the German Commitment, in each case as provided in Article 2, and includes each Base Rate Advance, Eurocurrency Rate Advance and Swing Line Advance.

                "Affiliate" means, as to any Person, any other Person which directly or indirectly controls, or is under common control with, or is controlled by, such Person. As used in this definition, "control" (and the correlative terms, "controlled by" and "under common control with") shall mean possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise); provided that, in any event, any Person that owns, directly or indirectly, 10% or more of the securities having ordinary voting power for the election of directors or other governing body of a corporation that has more than 100 record holders of such securities, or 10% or more of the partnership or other ownership interests of any other Person that has more than 100 record holders of such interests, will be presumed (subject to rebuttal by a preponderance of the evidence) to control such corporation, partnership or other Person. With respect to any Lender, the term "Affiliate" shall be deemed to include (a) any entity (whether a corporation, partnership, trust or otherwise) that is engaged in making, purchasing, holding or otherwise investing in bank loans and similar extensions of credit in the ordinary course of its business and is administered or managed by such Lender or an Affiliate of such Lender, and (b) in the case of any Lender that is a fund that invests in bank loans and similar extensions of credit, any other fund that invests in bank loans and similar extensions of credit and is managed by the same investment advisor as such Lender or by an Affiliate of such Lender.

                "Aggregate Effective Amount" means, as of any date of determination and with respect to all Letters of Credit then outstanding, the sum of (a) the aggregate undrawn amount of all such Letters of Credit then outstanding plus (b) the aggregate amounts paid by the Issuing Lender under such Letters of Credit not then reimbursed to the Issuing Lender by the Domestic Borrower pursuant to Section 2.4(d) and not the subject of Advances made pursuant to Section 2.4(e).

                "Agreement" means this Loan Agreement, as it may from time to time be supplemented, modified, amended, restated or extended.

        "Assignment Agreement" means an Assignment Agreement substantially in the form of Exhibit A.

        "Average Senior Debt" means, as of each date of determination, the arithmetic average of the Senior Debt as of that date and as of the last day of the two immediately preceding calendar months, provided that, in computing Average Senior Debt, (a) that portion of the Senior Debt which has been permanently repaid as of the date of determination using the proceeds of any Disposition of any Person or assets involving a consideration in excess of $5,000,000 shall be excluded, and (ii) any Senior Debt existing on the date of determination which is attributable to the acquisition of any Person or assets during the relevant period for a consideration which is in excess of $5,000,000 shall be deemed to have been outstanding on each such date.

        "Average Total Debt" means, as of each date of determination, the arithmetic average of the Total Debt as of that date and as of the last day of the two immediately preceding calendar months, provided that, in computing Average Total Debt, (a) that portion of the Total Debt which has been permanently repaid as of the date of determination using the proceeds of any Disposition of any Person or assets involving a consideration in excess of $5,000,000 shall be excluded, and (ii) any Total Debt existing on the date of determination which is attributable to the acquisition of any Person or assets during the relevant period for a consideration which is in excess of $5,000,000 shall be deemed to have been outstanding on each such date.

        "Bally Gaming Domestic Facilities Guaranty" means the guaranty of the Obligations under the Domestic Commitments executed by Bally Gaming, Inc., on the date hereof, either as originally executed or as the same may from time to time be supplemented, modified, amended, extended or supplanted.

        "Bally Gaming German Facility Guaranty" means the guaranty of the Obligations under the German Commitment executed by Bally Gaming, Inc., on the date hereof, either as originally executed or as the same may from time to time be supplemented, modified, amended, extended or supplanted.

        "Bally Gaming Patent Assignment" means the Bally Gaming Patent Assignment executed by Bally Gaming, Inc., on the date hereof, either as originally executed or as the same may from time to time be supplemented, modified, amended, extended or supplanted.

        "Bally Gaming Security Agreement" means the Bally Gaming Security Agreement executed by Bally Gaming, Inc., on the date hereof, either as originally executed or as the same may from time to time be supplemented, modified, amended, extended or supplanted.

        "Bally Gaming Trademark Assignment" means the Bally Gaming Trademark Assignment executed by Bally Gaming, Inc., on the date hereof, either as originally executed or as the same may from time to time be supplemented, modified, amended, extended or supplanted.

        "Bank of America" means Bank of America, N.A., its successors and assigns.

        "Bank of America, Frankfurt" means Bank of America, N.A., Frankfurt Branch, its successors and assigns.

                "Base Rate" means, as of any date of determination, the rate per annum (rounded upwards, if necessary, to the next 1/100 of 1%) equal to the higher of (a) the Prime Rate in effect on such date and (b) the Federal Funds Rate in effect on such date plus 1/2 of 1% (50 basis points).

                "Base Rate Advance" means an Advance made hereunder and specified to be a Base Rate Advance in accordance with Article 2.

                "Base Rate Loan" means a Loan made hereunder and specified to be a Base Rate Loan in accordance with Article 2.

                "Borrowers" means, collectively, the Domestic Borrower and the German Borrowers. At such times, if any, as the German Commitment has been terminated and the obligations thereunder repaid, the term "Borrowers" shall mean the Domestic Borrower only.

                "Business Day" means any Monday, Tuesday, Wednesday, Thursday or Friday, other than a day on which banks are authorized or required to be closed in California, Nevada or New York (or, in the context of any Obligation arising under the German Commitment, a day on which banks are generally closed in the Federal Republic of Germany).

                "Capital Expenditure" means any expenditure for or related to fixed assets or purchased intangibles that is treated as a capital expenditure under Generally Accepted Accounting Principles, including any amount which is required to be treated as an asset subject to a Capital Lease Obligation.

                "Capital Lease Obligations" means all monetary obligations of a Person under any leasing or similar arrangement which, in accordance with Generally Accepted Accounting Principles, is classified as a capital lease.

                "Cash" means, when used in connection with any Person, all monetary and non-monetary items owned by that Person that are treated as cash in accordance with Generally Accepted Accounting Principles.

                "Cash Equivalents" means, when used in connection with any Person, that Person's Investments in:

                        (a) Government Securities due within one year after the date of the making of the Investment;

                        (b) readily marketable direct obligations of any State of the United States of America or any political subdivision of any such State or any public agency or instrumentality thereof given on the date of such Investment a credit rating of at least Aa by Moody's or AA by S&P in each case due within one year from the making of the Investment;

                        (c) certificates of deposit issued by, bank deposits in, eurodollar deposits through, bankers' acceptances of, and repurchase agreements covering Government Securities executed by any Lender or by any bank incorporated under the Laws of the United States of America, any State thereof or the District of Columbia and having on the date of such Investment combined capital, surplus and undivided profits of at least $250,000,000, or total assets of at least $5,000,000,000, in each case due within one year after the date of the making of the Investment;

                        (d) certificates of deposit issued by, bank deposits in, eurodollar deposits through, bankers' acceptances of, and repurchase agreements covering Government Securities executed by any branch or office located in the United States of America of a bank incorporated under the Laws of any jurisdiction outside the United States of America having on the date of such Investment combined capital, surplus and undivided profits of at least $500,000,000, or total assets of at least $15,000,000,000, in each case due within one year after the date of the making of the Investment;

                        (e) repurchase agreements covering Government Securities executed by a broker or dealer registered under Section 15(b) of the Securities Exchange Act of 1934, as amended, having on the date of the Investment capital of at least $50,000,000, due within 90 days after the date of the making of the Investment; provided that the maker of the Investment receives written confirmation of the transfer to it of record ownership of the Government Securities on the books of a "primary dealer" in such Government Securities or on the books of such registered broker or dealer, as soon as practicable after the making of the Investment;

                        (f) readily marketable commercial paper or other debt securities issued by corporations doing business in and incorporated under the Laws of the United States of America or any State thereof or of any corporation that is the holding company for a bank described in clause (c) or (d) above given on the date of such Investment a credit rating of at least P-1 by Moody's or A-1 by S&P, in each case due within one year after the date of the making of the Investment;

                        (g) "money market preferred stock" issued by a corporation incorporated under the Laws of the United States of America or any State thereof (i) given on the date of such Investment a credit rating of at least Aa by Moody's and AA by S&P, in each case having an investment period not exceeding 50 days or (ii) to the extent that investors therein have the benefit of a standby letter of credit issued by a Lender or a bank described in clauses (c) or (d) above;

                        (h) a readily redeemable "money market mutual fund" sponsored by a bank described in clause (c) or (d) hereof, or a registered broker or dealer described in clause (e) hereof, that has and maintains an investment policy limiting its investments primarily to instruments of the types described in clauses (a) through (g) hereof and given on the date of such Investment a credit rating of at least Aa by Moody's and AA by S&P;

                        (i) corporate notes or bonds having an original term to maturity of not more than one year issued by a corporation incorporated under the Laws of the United States of America or any State thereof, or a participation interest therein; provided that any commercial paper issued by such corporation is given on the date of such Investment a credit rating of at least Aa by Moody's and AA by S&P; and

                        (j) in the case of the German Borrowers, investments of a similar credit quality, liquidity and tenor made in securities issued by institutions and governmental agencies within the European Union.

                "Change in Control" means, (a) any transaction or series of related transactions in which any Unrelated Person or two or more Unrelated Persons acting in concert acquire beneficial ownership (within the meaning of Rule 13d-3(a)(1) under the Securities Exchange Act of 1934, as amended), directly or indirectly, of 25% or more of the outstanding common stock of the Domestic Borrower, or (b) during any period of 24 consecutive months, individuals who at the beginning of such period constituted the board of directors of the Domestic Borrower (together with any new or replacement directors whose election by the board of directors, or whose nomination for election, was approved by a vote of at least a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for reelection was previously so approved) cease for any reason to constitute a majority of the directors then in office.

                "Closing Date" means the time and Business Day on which the conditions set forth in Section 8.1 are satisfied or waived.

                "Code" means the Internal Revenue Code of 1986, as amended or replaced and as in effect from time to time.

                "Collateral" means, collectively, all of the collateral subject to the Liens, or intended to be subject to the Liens, created by the Collateral Documents.

                "Collateral Documents" means, collectively, the Domestic Borrower Security Agreement, the Domestic Subsidiaries Security Agreement, the Domestic Facilities Pledge Agreement, the German Facility Pledge Agreement, the Deeds of Trust, the Patent Assignment, the Bally Gaming Patent Assignment, the Trademark Assignment, the Bally Gaming Trademark Assignment, the German Security Documents and any other pledge agreement, hypothecation agreement, security agreement, assignment, deed of trust, mortgage or other instrument, document or agreement executed by the Domestic Borrower, the German Borrowers or any of their Subsidiaries to secure the Obligations.

                "Commitment Fee Rate" means, (a) for the Initial Pricing Period, 0.50%, and (b) for each subsequent Pricing Period, the applicable percentage set forth below opposite the Revolver Pricing Level for that Pricing Period:

               Revolver Pricing Level                Commitment Fee Rate
               ----------------------                -------------------
                        I                                   0.375%

                        II                                   0.50%

                        III                                  0.50%

                        IV                                   0.50%

                        V                                    0.50%

                "Commitments" means, collectively, the Domestic Commitments and the German Commitment.

                "Compliance Certificate" means a certificate substantially in the form of Exhibit B, properly completed and signed by a Senior Officer of the Domestic Borrower.

                "Contingent Obligation" means, as to any Person, any (a) guarantee by that Person of Indebtedness of, or other obligation performable by, any other Person or (b) assurance given by that Person to an obligee of any other Person with respect to the performance of an obligation by, or the financial condition of, such other Person, whether direct, indirect or contingent, including any purchase or repurchase agreement covering such obligation or any collateral security therefor, any agreement to provide funds (by means of loans, capital contributions or otherwise) to such other Person, any agreement to support the solvency or level of any balance sheet item of such other Person or any "keep-well" or other arrangement of whatever nature given for the purpose of assuring or holding harmless such obligee against loss with respect to any obligation of such other Person; provided, however, that the term Contingent Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business or guaranteed rentals payable in connection with the placement of gaming machines by the Domestic Borrower or its Subsidiaries in the ordinary course of their respective businesses. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation (unless the Contingent Obligation is limited by its terms to a lesser amount, in which case to the extent of such amount) or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the Person in good faith.

                "Contractual Obligation" means, as to any Person, any provision of any outstanding security issued by that Person or of any material agreement, instrument or undertaking to which that Person is a party or by which it or any of its Property is bound.

                "Creditors" means, collectively, the Administrative Agent, the Issuing Lender, Bank of America, Frankfurt, the Swing Line Lender, each Lender and, where the context requires, any one or more of them.

                "Debtor Relief Laws" means the Bankruptcy Code of the United States of America, as amended from time to time, and all other applicable liquidation, conservatorship, bankruptcy, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws from time to time in effect affecting the rights of creditors generally, including without limitation the applicable insolvency laws of the Federal Republic of Germany.

                "Deeds of Trust" means, collectively (a) the Deed of Trust, Assignment of Rents and Security Agreement executed by Bally Gaming, Inc. on the date hereof with respect to the Headquarters Property to secure its obligations under the Bally Gaming Domestic Facilities Guaranty and the Bally Gaming German Facility Guaranty, and (b) the Deed of Trust, Assignment of Rents and Security Agreement executed by Plantation Investments, Inc. on the date hereof with respect to the Rail City Casino to secure its obligations under the Plantation Domestic Facilities Guaranty and the Plantation German Facility Guaranty.

                "Default" means any event specified in Section 9.1 that, with the giving of any applicable notice or passage of time specified in
        Section 9.1, or both, would be an Event of Default.

                "Default Rate" means the interest rate prescribed in Section
        3.9.

                "Designated Eurocurrency Market" means, with respect to any Eurocurrency Rate Loan, (a) the London Eurocurrency Market, or (b) if prime banks in the London Eurocurrency Market are at the relevant time not accepting deposits of the relevant currency or if the Administrative Agent determines in good faith that the London Eurocurrency Market does not represent at the relevant time the effective pricing to the Lenders for deposits of such currency in the London Eurocurrency Market, such other Eurocurrency Market as may from time to time be selected by the Administrative Agent with the approval of the Domestic Borrower and the Requisite Lenders.

                "Disposition" means the voluntary sale, transfer or other disposition (including any sale and leaseback), in one transaction or a series of related transactions, of any asset of the Domestic Borrower or any of its Subsidiaries having a value in excess of $1,000,000 other than the voluntary sale, transfer or other disposition of (a) Cash, Cash Equivalents, inventory or other assets sold, leased or otherwise disposed of in the ordinary course of business of the Domestic Borrower or any of its Subsidiaries, (b) equipment sold or otherwise disposed of where replacement equipment has theretofore been acquired, or thereafter within 180 days is acquired, by the Domestic Borrower or any of its Subsidiaries, or (c) Property to the Domestic Borrower or any of its Subsidiaries.

                "Distribution" means, with respect to any shares of capital stock or any warrant or option to purchase an equity security or other equity security issued by a Person, (a) the retirement, redemption, purchase or other acquisition for Cash or for Property (other than capital stock, or any warrants or options to purchase an equity security or other security of such Person) by such Person of any such security,
        (b) the declaration or payment by such Person of any dividend or distribution in Cash or in Property (other than capital stock, or any warrants or options to purchase an equity security or other security of such Person) on or with respect to any such security, and (c) any Investment by such Person in the holder of 5% or more of any such security if a purpose of such Investment is to avoid characterization of the transaction as a Distribution.

                "Dollar Equivalent" means, as of each date of determination and with respect to an amount denominated in any currency other than Dollars, the amount of Dollars which could be purchased with the other currency at the spot rate of exchange as quoted by the Administrative Agent as of 8:00 a.m. (California local time) on any Eurocurrency Business Day for purchase on such date.

                "Dollars" or "$" means United States dollars.

                "Domestic Borrower" means Alliance Gaming Corporation, a Nevada corporation, its successors and permitted assigns.

                "Domestic Borrower Security Agreement" means the Domestic Borrower Security Agreement executed on the date hereof by the Domestic Borrower to secure its Obligations, either as originally executed or as the same may from time to time be supplemented, modified, amended, extended or supplanted.

                "Domestic Commitments" means, collectively, the Revolving Commitment and the Term Commitment.

                "Domestic Facilities Guaranty" means the guaranty of the Obligations under the Domestic Commitments executed by the Domestic Significant Subsidiaries (other than, Bally Gaming, Inc., Plantation Investments, Inc. and the Excluded Subsidiaries) on the date hereof, either as originally executed or as the same may from time to time be supplemented, modified, amended, extended or supplanted.

                "Domestic Facilities Pledge Agreement" means the Domestic Facilities Pledge Agreement to be executed by the Domestic Borrower and each of its Domestic Significant Subsidiaries, pursuant to which they shall grant security interests in (a) 100% of the stock and other equity securities of the Domestic Significant Subsidiaries, and (b) 100% of the Rainbow Partnership Interests to secure (i) the Obligations under the Revolving Commitment and the Term Commitment, in the case of the Domestic Borrower, and (ii) the Domestic Facilities Guaranty, as to each Domestic Significant Subsidiary, either as originally executed or as the same may from time to time be supplemented, modified, amended, extended or supplanted.

                "Domestic Funding Account" means an account to be maintained by the Domestic Borrower with Bank of America, as from time to time designated by Domestic Borrower by written notification to the Administrative Agent to which Loans made under the Domestic Commitments will be credited pursuant to Section 2.1(d).

                "Domestic Significant Subsidiary" means each Significant Subsidiary which is formed under the Laws of the United States of America or any political subdivision thereof.

                "Domestic Subsidiaries Security Agreement" means the Domestic Subsidiaries Security Agreement executed on the date hereof by each Domestic Significant Subsidiary other than the Excluded Subsidiaries to secure its Guaranty of the Domestic Commitments, either as originally executed or as the same may from time to time be supplemented, modified, amended, extended or supplanted.

                "EBITDA" means, for any fiscal period, the sum of (a) Net Income for that period, plus (b) any extraordinary loss reflected in such Net Income, minus (c) any extraordinary gain reflected in such Net Income, plus (d) Interest Charges of the Domestic Borrower and its Subsidiaries for that period to the extent deducted in arriving at Net Income, plus
        (e) the aggregate amount of federal, state, local, and foreign taxes on or measured by income of the Domestic Borrower and its Subsidiaries for that period (whether or not payable during that period) to the extent deducted in arriving at Net Income, plus (f) depreciation, amortization and all other non-cash expenses for that period, plus (g) any non-recurring charges reflected in such Net Income to the extent that the same are not in excess of $5,000,000 during that period, provided that in determining EBITDA, (i) the results of operations of any Person or assets which have been the subject of a Disposition involving a consideration in excess of $5,000,000 during the relevant period shall be excluded, and (ii) the results of operations of any Person or assets acquired by the Domestic Borrower and its Subsidiaries during the relevant period for a consideration which is in excess of $5,000,000 shall be annualized on a straight line - basis from the date of such acquisition and included.

                "Eligible Assignee" means (a) with respect to any Lender, another Lender, (b) with respect to any Lender, any Affiliate of that Lender which (A) has a net worth of $200,000,000 or more, (B) is engaged in the business of lending money and extending credit under credit facilities substantially similar to those extended under this Agreement or making, purchasing, holding or otherwise investing in bank loans and similar extensions of credit in the ordinary course of its business and (C) is operationally and procedurally able to meet the obligations of a Lender hereunder to the same degree as a commercial bank, (c) any commercial bank having a combined capital and surplus of $100,000,000 or more, (d) any (i) savings bank, savings and loan association or similar financial institution or (ii) insurance company engaged in the business of writing insurance which, in either case (A) has a net worth of $200,000,000 or more, (B) is engaged in the business of lending money and extending credit under credit facilities substantially similar to those extended under this Agreement and (C) is operationally and procedurally able to meet the obligations of a Lender hereunder to the same degree as a commercial bank and (e) any other financial institution including a mutual fund or other fund) having total assets of $250,000,000 or more which meets the requirements set forth in subclauses (B) and (C) of clause (b) above; provided that each Eligible Assignee must either (a) be organized under the Laws of the United States of America, any State thereof or the District of Columbia or (b) be organized under the Laws of the Cayman Islands or any country which is a member of the Organization for Economic Cooperation and Development, or a political subdivision of such a country, and (i) act hereunder through a branch, agency or funding office located in the United States of America and
        (ii) be exempt from withholding of tax on interest and deliver the documents related thereto pursuant to Section 11.21, provide further, no assignment shall be made to any Person if such assignment would result in a violation of any Gaming Laws or otherwise require the consent or approval of any Gaming Board.

                "ERISA" means the Employee Retirement Income Security Act of 1974, and any regulations issued pursuant thereto, as amended or replaced and as in effect from time to time.

                "ERISA Affiliate" means, with respect to any Person, any other Person (or any trade or business, whether or not incorporated) that is under common control with that Person within the meaning of Section 414 of the Code.

                "Euro" means the currency of the European Economic and Monetary Union.

                "Euro Equivalent" means, as of each date of determination and with respect to an amount denominated in any currency other than the Euro, the amount of Euros which could be purchased with the other currency at the spot rate of exchange as quoted by the Administrative Agent as of 11:00 a..m. (Frankfurt am Main, Germany, local time) on the date two Eurocurrency Business Days prior to the date of any determination thereof for purchase on such date.

                "Euro Reserve" means, as of each date of determination, the amount which is 5% of the Dollar Equivalent of the amount of Euros then outstanding under the German Commitment.

                "Eurocurrency Business Day" means any Business Day on which dealings in Dollar deposits are conducted by and among banks in the Designated Eurocurrency Market.

                "Eurocurrency Lending Office" means, as to each Lender, its office or branch so designated by written notice to the Domestic Borrower and the Administrative Agent as its Eurocurrency Lending Office. If no Eurocurrency Lending Office is designated by a Lender, its Eurocurrency Lending Office shall be its office at its address for purposes of notices hereunder.

                "Eurocurrency Market" means a regular established market located outside the United States of America by and among banks for the solicitation, offer and acceptance of deposits in such banks denominated in the relevant currency.

                "Eurocurrency Obligations" means eurocurrency liabilities, as defined in Regulation D or any comparable regulation of any Governmental Agency having jurisdiction over any Lender.

                "Eurocurrency Rate" means, with respect to any Eurocurrency Rate Loan, the interest rate per annum (rounded, if necessary, upward to the next 1/100 of 1% at which deposits denominated in the relevant currency are offered by Bank of America to prime banks in the Designated Eurocurrency Market at or about 11:00 a.m. local time in the Designated Eurocurrency Market, two Eurocurrency Business Days before the first day of the applicable Interest Period in an aggregate amount approximately equal to the amount of the Advance made by Bank of America with respect to such Eurocurrency Rate Loan and for a period of time comparable to the number of days in the applicable Interest Period.

                "Eurocurrency Rate Advance" means an Advance made hereunder and specified to be a Eurocurrency Rate Advance in accordance with Article 2.

                "Eurocurrency Rate Loan" means a Loan made hereunder and specified to be a Eurocurrency Rate Loan in accordance with Article 2.

                "Event of Default" means as provided in Section 9.1.

                "Excluded Subsidiaries" means, collectively, Video Services, Inc., a Louisiana corporation, Video Distributing Services, Inc., a Louisiana corporation, Southern Video Services, Inc., a Louisiana corporation and Rainbow Casino Vicksburg Partnership, L.P. (d/b/a/ Rainbow Casino), a Mississippi limited partnership, in each case unless and until any such Subsidiary becomes a Wholly-Owned Subsidiary.

                "Existing Credit Agreement" means the obligations of the Domestic Borrower, the German Borrowers and their respective Subsidiaries under the Credit Agreement dated as of August 8, 1997, among the Domestic Borrower, the German Borrowers, the lenders described therein, and Credit Suisse First Boston, as Administrative Agent and each of the security agreements, guaranties, pledge agreements and other instruments, documents and agreements in connection therewith.

                "Existing Senior Subordinated Notes" means Borrower's $150,000,000 10% Senior Subordinated Notes due 2007 issued pursuant to the Indenture, dated as of August 8, 1997, among Borrower and United States Trust Company of New York, as Trustee, as amended as of the Closing Date.

                "Federal Funds Rate" means, as of any date of determination, the rate set forth in the weekly statistical release designated as H.15(519), or any successor publication, published by the Federal Reserve Board (including any such successor, "H.15(519)") for such date opposite the caption "Federal Funds (Effective)". If for any relevant date such rate is not yet published in H.15(519), the rate for such date will be the rate set forth in the daily statistical release designated as the Composite 3:30 p.m. Quotations for U.S. Government Securities, or any successor publication, published by the Federal Reserve Bank of New York (including any such successor, the "Composite 3:30 p.m. Quotation") for such date under the caption "Federal Funds Effective Rate". If on any relevant date the appropriate rate for such date is not yet published in either H.15(519) or the Composite 3:30 p.m. Quotations, the rate for such date will be the arithmetic mean of the rates for the last transaction in overnight Federal funds arranged prior to 9:00 a.m. (New York City time) on that date by each of three leading brokers of Federal funds transactions in New York City selected by the Administrative Agent. For purposes of this Agreement, any change in the Base Rate due to a change in the Federal Funds Rate shall be effective as of the opening of business on the effective date of such change.

                "Fiscal Quarter" means each fiscal quarter of the Domestic Borrower consisting of the three calendar month periods ending on each March 31, June 30, September 30 and December 31.

                "Fiscal Year" means the fiscal year of the Domestic Borrower consisting of the twelve month period ending on each June 30.

                "Fixed Charge Coverage Ratio" means, as of the last day of each Fiscal Quarter, the ratio of (a) EBITDA for the four Fiscal Quarter period ending on such date to (b) Fixed Charges for the same period.

                "Fixed Charges" means, as of any date, the sum of (a) the consolidated Interest Charges of the Domestic Borrower and its Subsidiaries paid in cash during the twelve month period ending on that date, plus (b) all payments of principal scheduled to be made by the Domestic Borrower and its Subsidiaries to lenders in connection with borrowed money or Capital Lease Obligations during the twelve month period FOLLOWING that date, plus (c) all Maintenance Capital Expenditures made by the Domestic Borrower and its Subsidiaries during the twelve month period ending on that date, plus (d) all taxes paid in Cash by the Domestic Borrower and its Subsidiaries during the twelve month period ending on that date, us (e) all Distributions made by the Domestic Borrower and its Subsidiaries during the twelve month period ending on that date (other than Distributions to one another and to shareholders and partners in the Excluded Subsidiaries in the ordinary course of business to the extent that such Distributions have been deducted in arriving at Net Income), provided that the Fixed Charges shall be adjusted to include, on a pro forma basis, the financial results of any new Subsidiary (or operating assets) acquired by the Domestic Borrower and its Subsidiaries during the twelve month period ending on that date for a consideration in excess of $5,000,000, and to exclude, on a pro forma basis, the financial results of any Subsidiary (or operating assets) sold, transferred or otherwise disposed of by the Domestic Borrower and its Subsidiaries for a consideration in excess of $5,000,000 during the twelve month period ending on that date.

                "Foreign Significant Subsidiary" means each Significant Subsidiary of the Domestic Borrower other than a Domestic Significant Subsidiary.

                "Gaming Board" means, collectively, (a) the Nevada Gaming Commission, (b) the Nevada State Gaming Control Board, (b) the Mississippi Gaming Commission, (c) the Mississippi State Tax Commission,
        (d) the Missouri Gaming Commission, (e) the Louisiana Gaming Control Board, (f) the Governmental Agencies of the Federal Republic of Germany having jurisdiction over the gaming activities of the German Borrowers, and (g) any other Governmental Agency that holds regulatory, licensing or permit authority over gambling, gaming, lottery or casino activities conducted by the Domestic Borrower or any Subsidiary of the Domestic Borrower within its jurisdiction.

                "Gaming Laws" means, collectively, The Nevada Gaming Control Act, The Louisiana Draw Poker Devices Control Law, the Mississippi Gaming Control Act, Missouri laws relating to licensed gaming activities, excursion gambling boats and suppliers of gaming equipment and slot machines set forth in Chapter 313 of the Revised Statutes of Missouri, in each case together with the rules and regulations thereunder, and the applicable gaming legislation, rules and regulations of the Federal Republic of Germany all Laws pursuant to which any Gaming Board possesses regulatory, licensing or permit authority over gambling, gaming, lottery or casino activities conducted by the Borrowers and their Subsidiaries within its jurisdiction.

                "Generally Accepted Accounting Principles" means, as of any date of determination, accounting principles (a) set forth as generally accepted in then currently effective Opinions of the Accounting Principles Board of the American Institute of Certified Public Accountants, (b) set forth as generally accepted in then currently effective Statements of the Financial Accounting Standards Board or (c) that are then approved by such other entity as may be approved by a significant segment of the accounting profession in the United States of America. The term "consistently applied," as used in connection therewith, means that the accounting principles applied are consistent in all material respects with those applied at prior dates or for prior periods.

                "German Commitment" means the commitment by Bank of America, Frankfurt to make Loans to the German Borrower in Euros in an aggregate principal amount, subject to any decrease in the amount thereof pursuant to Sections 2.6 and 2.7, not to exceed a Dollar Equivalent of $25,000,000. Each Lender which has a Pro Rata Share of the Revolving Commitment has purchased a participation in the German Commitment which is equal (on a percentage basis) to its Pro Rata Share of the Revolving Commitment.

                "German Commitment Loan" means a Loan under the German
        Commitment.

                "German Facility Guaranty" means the Guaranty of the Obligations under the German Commitment executed by the Domestic Borrower and each of the Domestic Significant Subsidiaries of the Domestic Borrower (other than the Bally Gaming, Inc., Plantation Investments, Inc. and the Excluded Subsidiaries) on the date hereof, as the same may from time to time be supplemented, modified, amended, extended or supplanted.

                "German Facility Pledge Agreement" means the German Facility Pledge Agreement to be executed by the Domestic Borrower and each of its Domestic Significant Subsidiaries, pursuant to which they shall grant security interests in (a) 100% of the stock and other equity securities of the Domestic Significant Subsidiaries, and (b) 100% of the Rainbow Partnership Interests to secure the German Facility Guaranty, either as originally executed or as the same may from time to time be supplemented, modified, amended, extended or supplanted.

                "German Funding Account" means an account established at the office of Bank of America, N.A. in Frankfurt am Main, Germany.

                "German Holdings" means Alliance Automaten GmbH & Co. KG, which is the owner of 100% of the capital stock of each of the German Borrowers, its successors and permitted assigns.

                "German Note" means the promissory note made by the German Borrowers in favor of Bank of America, Frankfurt evidencing Loans under the German Commitment, substantially in the form of Exhibit C, either as originally executed or as the same may from time to time be supplemented, modified, amended, renewed, extended or supplanted, in which each Lender having a Pro Rata Share in the Revolving Commitment has acquired a risk participation pursuant to Section 2.12.

                "German Security Documents" means the documents described on
        Schedule 1.2, either as originally executed or as they may from time to time be supplemented, modified, amended, restated or extended, together with such other documents that may from time to time be executed by Foreign Significant Subsidiaries pursuant to the terms of Section 5.10 of this Agreement.

                "Government Securities" means readily marketable (a) direct full faith and credit obligations of the United States of America or obligations guaranteed by the full faith and credit of the United States of America and (b) obligations of an agency or instrumentality of, or corporation owned, controlled or sponsored by, the United States of America that are generally considered in the securities industry to be implicit obligations of the United States of America.

                "Governmental Agency" means (a) any international, foreign, federal, state, county or municipal government, or political subdivision thereof, (b) any governmental or quasi-governmental agency, authority, board, bureau, commission, department, instrumentality or public body or
        (c) any court or administrative tribunal of competent jurisdiction.

                "Guaranties" means, collectively, the Domestic Facilities Guaranty, the Bally Gaming Domestic Facilities Guaranty, the Plantation Domestic Facilities Guaranty, the German Facility Guaranty, the Bally Gaming German Facility Guaranty and the Plantation German Facility Guaranty.

                "Hazardous Materials" means substances defined as "hazardous substances" pursuant to the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. Section 9601 et seq., or as "hazardous", "toxic" or "pollutant" substances or as "solid waste" pursuant to the Hazardous Materials Transportation Act, 49 U.S.C.
        Section 1801, et seq., the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901, et seq., or as "friable asbestos" pursuant to the Toxic Substances Control Act, 15 U.S.C. Section 2601 et seq., in each case as such Laws are amended from time to time.

                "Hazardous Materials Laws" means all Laws governing the treatment, transportation or disposal of Hazardous Materials applicable to any of the Real Property.

                "Headquarters Property" means the real property located at 6601 South Bermuda Road, Las Vegas, Nevada, 89119 more particularly described in Schedule 4.8 and the improvements located thereon.

                "Increased Commitment" has the meaning set forth for that term in Section 2.8.

                "Indebtedness" means, as to any Person (without duplication),
        (a) indebtedness of such Person for borrowed money or for the deferred purchase price of Property (excluding trade and other accounts payable in the ordinary course of business in accordance with ordinary trade terms), including any Contingent Obligation for any such indebtedness,
        (b) indebtedness of such Person of the nature described in clause (a) that is non-recourse to the credit of such Person but is secured by assets of such Person, not to exceed the value of such assets, (c) the principal portion of the Capital Lease Obligations of such Person, (d) indebtedness of such Person arising under bankers' acceptance facilities or under facilities for the discount of accounts receivable of such Person, (e) any direct or contingent obligations of such Person under letters of credit issued for the account of such Person, (f) the present value of obligations with respect to any synthetic lease, financing lease or similar arrangement, to the extent that the same is secured by a Lien on any asset of such Person, and (g) any net obligations of such Person under Swap Agreements.

                "Initial Pricing Period" means the period from the Closing Date to and including August 31, 2001.

                "Intangible Assets" means assets that are considered intangible assets under Generally Accepted Accounting Principles, including customer lists, goodwill, computer software, copyrights, mask works, trade names, trademarks and patents.

                "Interest Charges" means, for any Person, for any fiscal period, the consolidated net interest expense of that Person during that period determined in accordance Generally Accepted Accounting Principles.

                "Interest Differential" means, with respect to any prepayment of a Eurocurrency Rate Loan on a day other than the last day of the applicable Interest Period and with respect to any failure to borrow a Eurocurrency Rate Loan on the date or in the amount specified in any Request for Loan, the positive difference, if any, between (a) the Eurocurrency Rate payable (or, with respect to a failure to borrow, the Eurocurrency Rate which would have been payable) with respect to the Eurocurrency Rate Loan minus (b) the Eurocurrency Rate on, or as near as practicable to, the date of the prepayment or failure to borrow for a Eurocurrency Rate Loan with an Interest Period commencing on such date and ending on the last day of the Interest Period of the Eurocurrency Rate Loan so prepaid or which would have been borrowed on such date.

                "Interest Period" means, as to each Eurocurrency Rate Loan, the period commencing on the date specified by the Domestic Borrower pursuant to Section 2.1 (d) and ending one week, one month, two months, three months or six months thereafter (or, with the written consent of all of the affected Lenders, any other period), as specified by the Domestic Borrower in the applicable Request for Loan; provided that:

                        (a) The first day of any Interest Period shall be a Eurocurrency Business Day;

                        (b) Any Interest Period that would otherwise end on a day that is not a Eurocurrency Business Day shall be extended to the next succeeding Eurocurrency Business Day unless such Eurocurrency Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Eurocurrency Business Day;

                        (c) The Domestic Borrower may not specify an Interest Period for any Term Loan that extends beyond any Quarterly Payment Date unless the aggregate principal amount of Term Loans that are Base Rate Loans or Eurocurrency Rate Loans having Interest Periods ending after such Quarterly Payment Date will not thereby exceed the principal amount of the Term Loans that will be outstanding (after giving effect to any reduction thereto scheduled to be made on that Quarterly Payment Date pursuant to Section 2.7(c));

                        (d) The Domestic Borrower may not specify an Interest Period for any Revolving Loan that extends beyond any Quarterly Payment Date unless the sum of (i) the aggregate principal amount of the Eurocurrency Rate Loans under the Revolving Commitment having Interest Periods ending after such Quarterly Payment Date plus (ii) the aggregate maximum amount available for drawing under Letters of Credit for which the expiry date is after such Quarterly Payment Date, plus the amount of any Loans under the German Commitment having Interest Periods ending after that Quarterly Payment Date, will not thereby exceed the Revolving Commitment (after giving effect to any reduction thereto scheduled to be made on that Quarterly Payment Date pursuant to Section 2.7(d));

                        (e) The German Borrowers may not specify an Interest Period for any Loan under the German Commitment that extends beyond any Quarterly Payment Date unless the sum of (i) the Dollar Equivalent of the aggregate principal amount of the Eurocurrency Rate Loans under the German Commitment having Interest Periods ending after such Quarterly Payment Date plus the Dollar Equivalent of the Euro Reserve, will not thereby exceed the German Commitment (after giving effect to any reduction thereto scheduled to be made on that Quarterly Payment Date pursuant to Section 2.7(b));

                        (f) No Interest Period shall extend beyond the Revolver Maturity Date, in the case of a Revolving Loan or a German Commitment Loan, or the Term Maturity Date, in the case of a Term Loan.

                "Investment" means, when used in connection with any Person, any investment by or of that Person, whether by means of purchase or other acquisition of stock or other securities of any other Person or by means of a loan, advance creating a debt, capital contribution, guaranty or other debt or equity participation or interest in any other Person, including any partnership and joint venture interests of such Person, but excluding any Acquisition. The amount of any Investment shall be the amount actually invested (minus any return of capital with respect to such Investment which has actually been received in Cash or Cash Equivalents or has been converted into Cash or Cash Equivalents), without adjustment for subsequent increases or decreases in the value of such Investment.

                "Issuing Lender" means Bank of America, N.A.

                "Laws" means, collectively, all international, foreign, federal, state and local statutes, treaties, rules, regulations, ordinances, codes and administrative or judicial precedents.

                "Lead Arranger" means Banc of America Securities LLC.

                "Lender" means each lender whose name is set forth in the signature pages of this Agreement and each lender which may hereafter become a party to this Agreement pursuant to

        Section 11.8, together with Bank of America, Frankfurt (as the sole lender under the German Commitment).

                "Letter of Credit" means any Letter of Credit issued by the Issuing Lender under the Revolving Commitment pursuant to Section 2.4, either as originally issued or as the same may be supplemented, modified, amended, renewed, extended or supplanted.

                "Letter of Credit Fee" means, for each Pricing Period, the per annum rate which is equal to the Revolver Eurocurrency Margin for that Pricing Period.

                "License Revocation" means the revocation, failure to renew or suspension of, or the appointment of a receiver, supervisor or similar official with respect to, any casino, gambling or gaming license issued by any Gaming Board covering any casino or gaming facility of the Domestic Borrower or any of its Subsidiaries.

                "Lien" means any mortgage, deed of trust, pledge, hypothecation, assignment for security, security interest, encumbrance, lien or charge of any kind, whether voluntarily incurred or arising by operation of Law or otherwise, affecting any Property, including any agreement to grant any of the foregoing, any conditional sale or other title retention agreement, any lease in the nature of a security interest, and/or the filing of or agreement to give any financing statement (other than a precautionary financing statement with respect to a lease that is not in the nature of a security interest and pre-filing of any financing statements associated with a financing under which Liens will be granted only concurrently with the refinancing of the Obligations in their entirety) under the Uniform Commercial Code or comparable Law of any jurisdiction with respect to any Property.

                "Loan" means any Revolving Loan, German Commitment Loan or Term Loan, each of which may also be a Base Rate Loan or a Eurocurrency Rate Loan.

                "Loan Documents" means, collectively, this Agreement, the Notes, the Swing Line Documents, the Collateral Documents, the German Security Documents, the Guaranties, each Request for Loan, each Request for Letter of Credit, each Compliance Certificate, each Pricing Certificate, each Swap Agreement entered into with any Lender and any other agreements of any type or nature hereafter executed and delivered by the Domestic Borrower or any of its Subsidiaries to the Administrative Agent or to any Lender in any way relating to or in furtherance of this Agreement, in each case either as originally executed or as the same may from time to time be supplemented, modified, amended, restated, extended or supplanted.

                "Maintenance Capital Expenditure" means a Capital Expenditure for the maintenance, repair, restoration or refurbishment of tangible Property of the Domestic Borrower or its Subsidiaries, but excluding any Capital Expenditure which adds to or further improves any such Property.

                "Margin Stock" means "margin stock" as such term is defined in Regulation U.

                "Material Adverse Effect" means any set of circumstances or events which (a) has or could reasonably be expected to have a material adverse effect upon the validity or enforceability of any Loan Document,
        (b) is or could reasonably be expected to be material and adverse to the business or condition (financial or otherwise) or prospects of the Domestic

        Borrower and its Subsidiaries, taken as a whole and with a view to the totality of circumstances then existing with respect to the Domestic Borrower and its Subsidiaries, or (c) materially impairs or could reasonably be expected to materially impair the ability of the Domestic Borrower or and its Subsidiaries (taken as a whole) to perform the Obligations under the Revolving Commitment, the Term Commitment or the German Facility Guaranty.

                Moody's" means Moody's Investors Service, Inc.

                "Multiemployer Plan" means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA to which the Domestic Borrower or any of its ERISA Affiliates contribute or are obligated to contribute.

                "Negative Pledge" means a Contractual Obligation that contains a covenant binding on the Domestic Borrower or any of its Subsidiaries that prohibits Liens on any of its or their Property in favor of the Administrative Agent or the creditors under any successor or replacement senior credit facility, other than (a) any such covenant contained in a Contractual Obligation granting a Lien permitted under Section 6.8 or pursuant to which the Domestic Borrower or its Subsidiaries acquire a right to use or occupy Property, in each case to the extent that such covenant which affects only the Property that is the subject of such permitted Lien or which is so acquired and (b) any such covenant that does not apply to Liens securing the Obligations and to any indebtedness which is used, directly or indirectly, to refinance the Obligations.

                "Net Cash Proceeds" means, with respect to any sale, transfer or other disposition of assets of the Domestic Borrower and its United States domestic Subsidiaries, the cash proceeds received by the Domestic Borrower or by any Subsidiary of the Domestic Borrower upon such sale, transfer or other disposition minus (a) the actual expenses of such sale paid or payable by the Domestic Borrower or by any Subsidiary of the Domestic Borrower in connection with such sale, transfer or other disposition, and minus (b) an amount equal to the taxes paid or payable in cash by the Domestic Borrower with respect to such sale, transfer or other disposition.

                "Net Income" means, for any period, the consolidated net income of the Domestic Borrower and its Subsidiaries from continuing operations for that period, determined in accordance with Generally Accepted Accounting Principles, consistently applied.

                "Note" means, collectively, the Revolving Notes, the Term Notes and the German Note.

                "Obligations" means all present and future obligations of every kind or nature of the Domestic Borrower, the German Borrowers or their respective Subsidiaries at any time and from time to time owed to the Administrative Agent, the Issuing Lender, the Swing Line Lender, Bank of America, Frankfurt or the Lenders or any one or more of them, under any one or more of the Loan Documents, whether due or to become due, matured or unmatured, liquidated or unliquidated, or contingent or noncontingent, including obligations of performance as well as obligations of payment, and including interest that accrues after the commencement of any proceeding under any Debtor Relief Law by or against the Domestic Borrower, the German Borrowers or any of their respective Subsidiaries, whether or not allowed as a claim in such proceeding.

                "Opinions" means the favorable written legal opinions of Gibson Dunn & Crutcher LLP, special counsel to the Domestic Borrower and its Subsidiaries, Jones Vargas special Nevada local counsel to the Domestic Borrower and its Subsidiaries, and Freshfields Bruckhaus Deringer, special German counsel to the German Borrowers and their German Affiliates.

                "Outstanding Obligations" means, as of each date of determination, and giving effect to the making of any such credit accommodations requested on that date, the sum of (i) the aggregate principal amount of the outstanding Loans, plus (ii) the Swing Line Outstandings, plus (iii) the Aggregate Effective Amount of all outstanding Letters of Credit.

                "Party" means any Person other than the Administrative Agent, the Issuing Lender, the Swing Line Lender and the Lenders, which now or hereafter is a party to any of the Loan Documents.

                "Patent Assignment" means the Patent Assignment executed by United Coin Machine Co., Bally Gaming International, Inc. and Domestic Borrower on the date hereof, either as originally executed or as the same may from time to time be supplemented, modified, amended, extended or supplanted.

                "Pension Plan" means any "employee pension benefit plan" (as such term is defined in Section 3(2) of ERISA), other than a Multiemployer Plan, which is subject to Title IV of ERISA and is maintained by the Domestic Borrower or any of its Subsidiaries or to which the Domestic Borrower or any of its Subsidiaries contributes or has an obligation to contribute.

                "Permitted Encumbrances" means:

                        (a) inchoate Liens incident to construction on or maintenance of real property; or Liens incident to construction on or maintenance of real property now or hereafter filed of record for which adequate reserves have been set aside in accordance with Generally Accepted Accounting Principles (or deposits made pursuant to applicable
        Law) and which are being contested in good faith by appropriate proceedings and have not proceeded to judgment, provided that, by reason of nonpayment of the obligations secured by such Liens, no such real property is subject to a material risk of loss or forfeiture;

                        (b) Liens for taxes and assessments which are not yet delinquent; or Liens for taxes and assessments for which adequate reserves have been set aside in accordance with Generally Accepted Accounting Principles and are being contested in good faith by appropriate proceedings and have not proceeded to judgment, provided that, by reason of nonpayment of the obligations secured by such Liens, no Property is subject to a material risk of loss or forfeiture;

                        (c) minor defects and irregularities in title to any real property which in the aggregate do not materially impair the fair market value or use of the real property for the purposes for which it is or may reasonably be expected to be held;

                        (d) easements, exceptions, reservations, or other agreements for the purpose of pipelines, conduits, cables, wire communication lines, power lines and substations, streets, trails, walkways, drainage, irrigation, water, and sewerage purposes, dikes, canals, ditches, the removal of oil, gas, coal, or other minerals, and other like purposes affecting real property, facilities, or equipment which in the aggregate do not materially burden or impair the fair market value or use of such real property for the purposes for which it is or may reasonably be expected to be held;

                        (e) easements, exceptions, reservations, or other agreements for the purpose of facilitating the joint or common use of real property in or adjacent to a shopping center or similar project affecting real property which in the aggregate do not materially burden or impair the fair market value or use of such real property for the purposes for which it is or may reasonably be expected to be held;

                        (f) rights reserved to or vested in any Governmental Agency to control or regulate, or obligations or duties to any Governmental Agency with respect to, the use of any real property;

                        (g) present or future zoning laws and ordinances or other laws and ordinances restricting the occupancy, use, or enjoyment of real property;

                        (h) statutory or common law Liens, other than those described in clauses (a) or (b) above, arising in the ordinary course of business with respect to obligations which are not delinquent or are being contested in good faith, provided that, if delinquent, adequate reserves have been set aside in accordance with Generally Accepted Accounting Principles with respect thereto and, by reason of nonpayment, no real property is subject to a material risk of loss or forfeiture;

                        (i) covenants, conditions, and restrictions affecting the use of real property which in the aggregate do not materially impair the fair market value or use of the real property for the purposes for which it is or may reasonably be expected to be held;

                        (j) rights of tenants under leases and rental agreements covering real property entered into in the ordinary course of business of the Person owning such real property;

                        (k) Liens consisting of pledges or deposits to secure obligations under workers' compensation laws, mandatory unemployment insurance or similar legislation, including Liens of judgments thereunder which are not currently dischargeable;

                        (l) Liens consisting of pledges or deposits of Property to secure performance in connection with operating leases made in the ordinary course of business to which the Domestic Borrower or a Subsidiary of the Domestic Borrower is a party as lessee, provided the aggregate value of all such pledges and deposits in connection with any such lease does not at any time exceed 20% of the annual fixed rentals payable under such lease; and

                        (m) Liens in favor of Governmental Agencies on the assets of the Borrowers and their Subsidiaries imposed by applicable Gaming Laws to the extent required in connection with the operation of lotteries in various jurisdictions.

                "Permitted Right of Others" means a Right of Others consisting of (a) an interest (other than a legal or equitable co-ownership interest, an option or right to acquire a legal or equitable co-ownership interest and any interest of a ground lessor under a ground lease), that does not materially impair the value or use of Property for the purposes for which it is or may reasonably be expected to be held, (b) an option or right to acquire a Lien that would be a Permitted Encumbrance, (c) the subordination of a lease or sublease in favor of a financing entity, (d) a lease, rental or similar agreement covering Property entered into in the ordinary course of business and (e) a license, or similar right, of or to Intangible Assets granted in the ordinary course of business.

                "Person" means any individual or entity, including a trustee, corporation, limited liability company, general partnership, limited partnership, joint stock company, trust, estate, unincorporated organization, business association, firm, joint venture, Governmental Agency, or other entity.

                "Plantation Domestic Facilities Guaranty" means the guaranty of the Obligations under the Domestic Commitments executed by Plantation Investments, Inc., on the date hereof, either as originally executed or as the same may from time to time be supplemented, modified, amended, extended or supplanted.

                "Plantation German Facility Guaranty" means the guaranty of the Obligations under the German Commitment executed by Plantation Investments, Inc., on the date hereof, either as originally executed or as the same may from time to time be supplemented, modified, amended, extended or supplanted.

                "Plantation Security Agreement" means the Plantation Security Agreement executed by Plantation Investments, Inc., on the date hereof, either as originally executed or as the same may from time to time be supplemented, modified, amended, extended or supplanted.

                "Pricing Certificate" means each Pricing Certificate delivered to the Administrative Agent in accordance with Section 7.1(c), substantially in the form of Exhibit D, properly completed and signed by a Senior Officer of the Domestic Borrower.

                "Pricing Period" means, the Initial Pricing Period and each subsequent period of three calendar months which commences on the first day of each March, June, September and December.

                "Prime Rate" means the rate of interest publicly announced from time to time by Bank of America as its Prime Rate. The Prime Rate is set by Bank of America based on various factors, including Bank of America's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans. Bank of America may price loans to its customers at, above, or below the Prime Rate. Any change in the Prime Rate shall take effect at the opening of business on the day specified in the public announcement of a change in Bank of America's Prime Rate.

                "Pro Rata Share" means, as to each of the Commitments and Loans and with respect to each Lender, the percentage of the Loans (and of any the Letters of Credit and the Swing Line Advances) held by that Lender (or by an SPC (as defined in Section 11.8(f)) for which that Lender is the Granting Lender) with respect to each Commitment, or if no Commitment is outstanding, the principal amount of all Loans made pursuant to the expired Commitment, provided that as to the German Commitment, the term "Pro Rata Share" shall refer to the participation interests created in the German Commitment Loans pursuant to Section 2.12 except to the extent the participating Lender is then in default under Section 2.12.

                "Projections" means the financial projections for the Domestic Borrower and its Subsidiaries prepared on behalf of the Domestic Borrower and heretofore distributed to the Lenders.

                "Property" means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

                "Quarterly Payment Date" means the last Business Day of each calendar quarter following the date hereof.

                "Rainbow Partnership Interests" means those partnership interests in Rainbow Casino Vicksburg Partnership, L.P. which are at any time owned, directly or indirectly, by the Domestic Borrower.

                "Real Property" means, as of any date of determination, all real Property then or theretofore owned, leased or occupied by the Domestic Borrower or any of its Subsidiaries.

                "Refinanced Leases" means each of the Leases described on
        Schedule 1.1.

                "Regulations D, T, U and X" means Regulations D, T, U and X, as at any time amended, of the Board of Governors of the Federal Reserve System, or any other regulations in substance substituted therefor.

                "Request for Conversion or Continuation" means a written request for a the conversion or continuation of Loan substantially in the form of Exhibit G, signed by a Responsible Official of the Domestic Borrower or the German Borrowers on their behalf, and properly completed to provide all information required to be included therein.

                "Request for Letter of Credit" means a written request for a Letter of Credit substantially in the form of Exhibit E, signed by a Responsible Official of the Domestic Borrower on its behalf (and by any Subsidiary of the Domestic Borrower which is designated by the Domestic Borrower as the account party with respect to the related Letter of Credit), and properly completed to provide all information required to be included therein.

                "Request for Loan" means a written request for a Loan substantially in the form of Exhibit F, signed by a Responsible Official of the Domestic Borrower or the German Borrowers on their behalf, and properly completed to provide all information required to be included therein.

                "Requirement of Law" means, as to any Person, the articles or certificate of incorporation and by-laws or other organizational or governing documents of such Person, and any Law, or judgment, award, decree, writ or determination of a Governmental Agency, in each case applicable to or binding upon such Person or any of its Property or to which such Person or any of its Property is subject.

                "Requisite Lenders" means (a) as of any date of determination if the Commitments are then in effect, Lenders having Pro Rata Shares of the Revolving Commitment and the Term Commitment which are, in the aggregate, 51% or more of the Pro Rata Shares of the aggregate Revolving Commitment and Term Commitment then in effect, and (b) as of any date of determination if any of the Commitments have then been terminated and there are then any Obligations outstanding, Lenders or other Creditors holding 51% or more of all the Outstanding Obligations (including the Obligations under the German Commitment).

                "Responsible Official" means (a) when used with reference to a Person other than an individual, any officer or manager of such Person, general partner of such Person, officer of a corporate or limited liability company general partner of such Person, officer of a corporate or limited liability company general partner of a partnership that is a general partner of such Person, or any other responsible official thereof duly acting on behalf thereof, and (b) when used with reference to a Person who is an individual, such Person. The Lenders shall be entitled to conclusively rely upon any document or certificate that is signed or executed by a Responsible Official of the Domestic Borrower or any of its Subsidiaries as having been authorized by all necessary corporate, limited liability company, partnership and/or other action on the part of the Domestic Borrower or such Subsidiary.

                "Revolver Base Rate Margin" means (a) for the Initial Pricing Period, 2.50%, and (b) for each subsequent Pricing Period, the applicable percentage set forth below opposite the Revolver Pricing Level for that Pricing Period:

                 Revolver Pricing Level           Revolver Base Rate Margin
                 ----------------------           -------------------------
                         I                                   1.50%

                         II                                  1.75%

                         III                                 2.00%

                         IV                                  2.25%

                         V                                   2.50%

                "Revolver Eurocurrency Margin" means (a) for the Initial Pricing Period, 3.50%, and (b) for each subsequent Pricing Period, the applicable percentage set forth below opposite the Revolver Pricing Level for that Pricing Period:

                 Revolver Pricing Level         Revolver Eurocurrency Margin
                 ----------------------         ----------------------------
                         I                                   2.50%

                         II                                  2.75%

                         III                                 3.00%

                         IV                                  3.25%

                         V                                   3.50%

                "Revolver Maturity Date" means June 30, 2006.

                "Revolver Pricing Level" means, for each Pricing Period, the level set forth below opposite the Total Leverage Ratio as of the last day of the Fiscal Quarter ending two months prior to the commencement of that Pricing Period:

               Revolver Pricing Level               Total Leverage Ratio
               ----------------------               --------------------
                        I                    Less than 2.50:1.00

                        II                   Greater than or equal to 2.50:1.00, but
                                             less than 3.00:1.00

                        III                  Greater than or equal to 3.00:1.00, but
                                             less than 3.50:1.00

                        IV                   Greater than or equal to 3.50:1.00, but
                                             less than 4.00:1.00

                        V                    Greater than or equal to 4.00:1.00

        The Revolver Pricing Level shall change as of the first day of each Pricing Period on the basis of the then most recently delivered Compliance Certificate. In the event that the Domestic Borrower fails to deliver a Compliance Certificate on a timely basis, the Revolver Pricing Level shall increase to Pricing Level V until such time as the Domestic Borrower delivers a Compliance Certificate.

                "Revolver Reduction Amount" means, as to each Quarterly Payment Date, the amount set forth below opposite that Quarterly Payment Date:

              Quarterly Payment Dates                Revolver Reduction Amount
              -----------------------                -------------------------
           September 30, 2001 though and                       $0
           including December 31, 2002

         March 31, 2003 and June 30, 2003                    $667,500

           September 30, 2003 through and                   $1,000,000
               including June 30, 2004

           September 30, 2004 through and                   $1,332,500
               including June 30, 2005

           September 30, 2005 through and                   $2,000,000
             including March 31, 2006

        provided that, in the event that the Commitment is hereafter increased in the manner contemplated by Section 2.8, then the Revolver Reduction Amount for each then remaining Quarterly Payment Date shall be increased in the same proportion that (a) the Increased Commitment bears to (b) the Commitment prior to the effective date of such increase.

                "Revolving Commitment" means the commitment by Lenders having Pro Rata Shares thereof to make Revolving Loans to the Domestic Borrower in an aggregate principal amount, subject to any decrease in the amount thereof pursuant to Sections 2.6 and 2.7, not to exceed $25,000,000, provided that the amount thereof may be increased pursuant to Section 2.8.

                "Revolving Loan" means any Advance or group of Advances made by the Lenders at any one time under the Revolving Commitment pursuant to
        Article 2.

                "Revolving Notes" means, collectively, each of the promissory notes made by the Domestic Borrower to a Lender evidencing Loans under the Revolving Commitment, substantially in the form of Exhibit H, either as originally executed or as the same may from time to time be supplemented, modified, amended, renewed, extended or supplanted.

                "Revolving Usage" means as of each date of determination, the sum of (a) the aggregate principal Indebtedness then outstanding under the Revolving Notes, plus (b) the Dollar Equivalent of the aggregate principal Indebtedness then outstanding under the German Commitment plus
        (c) Swing Line Outstandings plus (d) the Aggregate Effective Amount of all outstanding Letters of Credit.

                "Right of Others" means, as to any Property in which a Person has an interest, any legal or equitable right, title or interest (other than a Lien) held by any other Person in that Property, and any option or right held by any other Person to acquire any such right, title or interest in that Property, including any option or right to acquire a Lien; provided, however, that (a) any covenant restricting the use or disposition of Property of such Person contained in any Contractual Obligation of such Person and (b) any provision contained in a contract creating a right of payment or performance in favor of a Person that conditions, limits, restricts, diminishes, transfers or terminates such right, shall not be deemed to constitute a Right of Others.

                "Senior Debt" means, as of each date of determination, Total Debt as of that date minus the aggregate principal amount of the Subordinated Obligations as of that date.

                "Senior Leverage Ratio" means, as of the last day of each Fiscal Quarter, the ratio of (a) Average Senior Debt as of that date to (b) EBITDA for the four Fiscal Quarter period ending on that date.

                "Senior Officer" means the (a) chief executive officer or manager, (b) president, (c) executive vice president, (d) senior vice president, (e) chief financial officer, (f) treasurer, (g) assistant treasurer, (h) secretary, or (i) assistant secretary of the Domestic Borrower or any of its Subsidiaries.

                "Significant Subsidiaries" means each Subsidiary which either as of the Closing Date or any subsequent date has (a) a consolidated tangible net worth which is in excess of $500,000, (b) consolidated net income during any fiscal year of that Subsidiary which is in excess of $250,000, or (c) consolidated revenues which are in excess of $500,000. No Person which is at any time a Significant Subsidiary shall cease to be a Significant Subsidiary by reason of its failure to achieve any one of the financial benchmarks described above.

                "Special Eurocurrency Circumstance" means the application or adoption after the date hereof of any Law or interpretation, or any change therein or thereof, or any change in the interpretation or administration thereof by any Governmental Agency, central bank or comparable authority charged with the interpretation or administration thereof, or change in the manner of compliance by any Lender or its Eurocurrency Lending Office with any request or directive (whether or not having the force of Law) of any such Governmental Agency, central bank or comparable authority, or the existence or occurrence of circumstances affecting the Designated Eurocurrency Market generally that are beyond the reasonable control of the Lenders.

                "Subordinated Obligations" means (a) the Existing Senior Subordinated Notes, and (b) any other unsecured Indebtedness of the Domestic Borrower (but not Indebtedness of any Subsidiary of the Domestic Borrower), the incurrence of which is approved by the Requisite Lenders, and which, in any event:


                        (i) does not require amortization prior to the first anniversary of the Term Maturity Date;

                        (ii) is governed by agreements which contain representations, warranties, covenants, defaults and other provisions which are approved by the Requisite Lenders in writing and in any event less restrictive upon and onerous to, the Domestic Borrower and its Subsidiaries than the provisions of the Loan Documents; and

                        (iii) is subordinated in right of payment to the Obligations pursuant to subordination provisions which are acceptable to the Requisite Lenders in the exercise of their sole discretion.

                "Subsidiary" means, as of any date of determination and with respect to any Person, any other Person the accounts of which should in accordance with Generally Accepted Accounting Principles be consolidated with those of the first Person for financial accounting purposes. Each reference to the "Domestic Borrower and its Subsidiaries" or to the "Domestic Borrower or its Subsidiaries" shall be deemed to include without limitation the German Borrowers.

                "Swap Agreement" means a written agreement between the Domestic Borrower and one or more financial institutions providing for "swap", "cap", "collar" or other interest rate protection with respect to any Indebtedness.

                "Swing Line" means the revolving line of credit established by the Swing Line Lender in favor of the Domestic Borrower pursuant to
        Section 2.5.

                "Swing Line Advance" means an Advance made under the Swing Line.

                "Swing Line Documents" means the promissory note and any other documents executed by the Domestic Borrower in favor of the Swing Line Lender in connection with the Swing Line, either as originally executed or as it may from time to time be supplemented, modified, amended, restated or extended.

                "Swing Line Lender" means Bank of America, acting through its Nevada Commercial Banking Division.

                "Swing Line Loans" means loans made by the Swing Line Lender to the Domestic Borrower pursuant to Section 2.5.

                "Swing Line Outstandings" means, as of any date of determination, the aggregate principal Indebtedness of the Domestic Borrower on all Swing Line Loans then outstanding.

                "S&P" means Standard & Poor's Ratings Group (a division of McGraw Hill, Inc.).

                "Term Base Rate Margin" means the applicable percentage set forth below opposite the Term Pricing Level then in effect:

                Term Pricing Level                   Term Base Rate Margin
                ------------------                   ---------------------
                        I                                    2.75%

                        II                                   3.00%

                "Term Commitment" means the commitment by Lenders having Pro Rata Shares of thereof to make a loan to the Domestic Borrower on the Closing Date in the amount of $190,000,000, and to refinance the outstanding balance thereof from time to time in accordance with the terms hereof by new Loans.

                "Term Eurocurrency Margin" means the applicable percentage set forth below opposite the Term Pricing Level then in effect:

                Term Pricing Level                 Term Eurocurrency Margrin
                ------------------                 -------------------------
                        I                                    3.75%

                        II                                   4.00%

                "Term Loan" means any Advance or group of Advances made by the Lenders at any one time under the Term Commitment pursuant to Article 2.

                "Term Maturity Date" means December 31, 2006.

                "Term Notes" means, collectively, each of the promissory notes made by the Domestic Borrower to a Lender evidencing Loans under the Term Commitment, substantially in the form of Exhibit I, either as originally executed or as the same may from time to time be supplemented, modified, amended, renewed, extended or supplanted.

                "Term Pricing Level" means, at any time, the level set forth below opposite the senior secured debt rating of the Domestic Borrower at such time:

                Term Pricing Level                 Senior Secured Debt Ratings
                ------------------                 ---------------------------
                        I                    Both a Moody's rating of B1 or above and
                                             an S&P rating of B+ or above

                        II                   Either a Moody's rating of less than B1 or
                                             an S&P rating of less than B+

        The Term Pricing Level shall change as of the first day of a change in either the Moody's or S&P senior secured debt rating for the Domestic Borrower.

                "Title Policies" means the policies of title insurance issued by First American Title Company of Nevada with respect to the Deeds of Trust and delivered to the Administrative Agent pursuant to Section 8.1.

                "Total Debt" means, as of any date of determination, the sum (without duplication) of (a) the outstanding principal Indebtedness of the Domestic Borrower and its Subsidiaries for borrowed money (including debt securities issued by the Domestic Borrower or any of its Subsidiaries) on that date, plus (b) the aggregate amount of the principal portion of all Capital Lease Obligations of the Domestic Borrower and its Subsidiaries on that date, plus (c) all obligations in respect of letters of credit or other similar instruments for which the Domestic Borrower or any of its Subsidiaries are account parties or are otherwise obligated, plus (d) without duplication the aggregate amount of all Contingent Obligations and other similar contingent obligations of the Domestic Borrower and its Subsidiaries with respect to any of the foregoing, and plus (e) any other obligations of the Domestic Borrower or any of its Subsidiaries to the extent that the same are secured by a Lien on any of the assets of the Domestic Borrower or its Subsidiaries.

                "Total Leverage Ratio" means, as of the last day of each Fiscal Quarter, the ratio of (a) Average Total Debt, to (b) EBITDA for the four Fiscal Quarter period ending on that date.

                "to the best knowledge of" means, when modifying a representation, warranty or other statement of any Person, that the fact or situation described therein is known by the Person (or, in the case of a Person other than a natural Person, known by a Responsible Official of that Person) making the representation, warranty or other statement, or with the exercise of reasonable due diligence under the circumstances (in accordance with the standard of what a reasonable Person in similar circumstances would have done) would have been known by the Person (or, in the case of a Person other than a natural Person, would have been known by a Responsible Official of that Person).

                "Trademark Assignment" means the Trademark Assignment executed by United Coin Machine Co., Bally Gaming International, Inc. and Domestic Borrower on the date hereof, either as originally executed or as the same may from time to time be supplemented, modified, amended, extended or supplanted.

                "type", when used with respect to any Loan or Advance, means the designation of whether such Loan or Advance is a Base Rate Loan or Advance, or a Eurocurrency Rate Loan or Advance.

                "Unrelated Person" means any Person other than (i) an employee stock ownership plan or other employee benefit plan covering the employees of the Domestic Borrower and its Subsidiaries or (ii) an Affiliate of any Person or group of related Persons which as of the date of this Agreement is the beneficial owner of 25% or more (in the aggregate) of the outstanding common stock of the Domestic Borrower.

                "Wholly-Owned Subsidiary" shall mean, as to any Person, (i) any corporation 100% of whose capital stock is at the time owned by such Person and/or one or more Wholly-Owned Subsidiaries of such Person and
        (ii) any partnership, association, joint venture or other entity in which such Person and/or one or more Wholly-Owned Subsidiaries of such Person has a 100% equity interest at such time. Notwithstanding anything to the contrary contained above, a foreign Subsidiary of the Domestic Borrower shall be deemed to be a Wholly-Owned Subsidiary of the Domestic Borrower if both (x) it would satisfy the requirements of the definition contained above with respect to the Domestic Borrower if the percentages "100%" contained above were changed to "99%" and (y) the reduction to 99% as contemplated by preceding clause (x) is necessary because director's qualifying shares, ownership of shares by foreign nationals, or other ownership requirements apply under applicable law (or is necessary to obtain applicable approvals required by law) to the respective such Foreign Subsidiary.

                1.2 Use of Defined Terms. Any defined term used in the plural shall refer to all members of the relevant class, and any defined term used in the singular shall refer to any one or more of the members of the relevant class.

                1.3 Accounting Terms - Fiscal Periods. All accounting terms not specifically defined in this Agreement shall be construed in conformity with, and all financial data required to be submitted by this Agreement shall be prepared in conformity with, Generally Accepted Accounting Principles applied on a consistent basis, except as otherwise specifically prescribed herein. In the event that Generally Accepted Accounting Principles or the Domestic Borrower's Fiscal Year or Fiscal Quarters change during the term of this Agreement such that the covenants contained in Sections 6.13 through 6.17 would then be calculated for different periods, in a different manner or with different components, (a) the Domestic Borrower and the Lenders agree to amend this Agreement in such respects as are necessary to conform those covenants as criteria for evaluating the Domestic Borrower's financial condition to substantially the same criteria as were effective prior to such change in Fiscal Year, Fiscal Quarters or in Generally Accepted Accounting Principles and (b) the Domestic Borrower shall be deemed to be in compliance with the covenants contained in the aforesaid Sections if and to the extent that the Domestic Borrower would have been in compliance therewith for the pre-existing fiscal periods and under Generally Accepted Accounting Principles as in effect immediately prior to such change, but shall have the obligation to deliver each of the materials described in Article 7 to the Creditors, on the dates therein specified, with financial data presented for its pre-existing fiscal periods and in a manner which conforms with Generally Accepted Accounting Principles as in effect immediately prior to such change.

                1.4 Rounding. Any financial ratios required to be maintained by the Domestic Borrower pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed in this Agreement and rounding the result up or down to the nearest number (with a round-up if there is no nearest number) to the number of places by which such ratio is expressed in this Agreement.

                1.5 Exhibits and Schedules. All Exhibits and Schedules to this Agreement, either as originally existing or as the same may from time to time be supplemented, modified or amended, are incorporated herein by this reference. A matter disclosed on any Schedule shall be deemed disclosed on all Schedules.

                1.6 Miscellaneous Terms. In the Loan Documents, the term "or" is disjunctive; the term "and" is conjunctive. The term "shall" is mandatory; the term "may" is permissive. Masculine terms also apply to females; feminine terms also apply to males. The term "including" is by way of example and not limitation.

                1.7 Exchange Rate Conventions. Each of the definitions, representations, warranties, covenants, Defaults and Events of Default set forth in this Agreement and the other Loan Documents has been made with reference to Dollars. Except to the extent expressly set forth herein and in the other Loan Documents, the Creditors assume no currency rate fluctuation risk; all such risk being allocated to the Borrowers. The Dollar amounts set forth in the representations, warranties, covenants, Defaults and Events of Default have been calculated solely with reference to Dollars, and to the extent that any relevant amount under any representation, warranty, covenant (other than the covenants set forth in Section 6.11 through 6.17 and the related definitions set forth in this Section) or Default or Event of Default is payable in any other currency, as of each date of determination, the Dollar Equivalent of any amount denominated in such other currency shall be used.

                                    Article 2
                           LOANS AND LETTERS OF CREDIT

                2.1 Loans-General.

                        (a) Subject to the terms and conditions set forth in this Agreement, at any time and from time to time from the Closing Date through the Business Day immediately prior to the Revolver Maturity Date, each Lender shall, pro rata according to that Lender's Pro Rata Share of the then applicable Revolving Commitment, make Advances to the Domestic Borrower in Dollars under the Revolving Commitment in such amounts as the Domestic Borrower may request that do not exceed in the aggregate at any one time outstanding that Lender's Pro Rata Share of the Revolving Commitment; provided that, giving effect to the requested Loan, the Revolving Usage plus the then applicable Euro Reserve shall not exceed the then applicable Revolving Commitment. Subject to the limitations set forth herein, the Advances by each Lender under its Pro Rata Share of the Revolving Commitment may be prepaid without premium or penalty, and amounts that are prepaid may, subject to the conditions set forth herein, be reborrowed.

                        (b) Subject to the terms and conditions set forth in this Agreement, on the Closing Date, each Lender shall make a Term Loan to the Domestic Borrower in Dollars under the Term Commitment in the full amount of such Lender's Pro Rata Share of the Term Commitment. The Term Loan shall be evidenced by the Term Notes. Amounts repaid under the Term Commitment may not be reborrowed, but may be refinanced with the proceeds of new Term Loans.

                        (c) Subject to the terms and conditions set forth in this Agreement, at any time and from time to time from the Closing Date through the Business Day immediately prior to the Revolver Maturity Date, Bank of America, Frankfurt shall make Advances in Euros to the German Borrowers under the German Commitment in such amounts as the German Borrowers may request that do not exceed the German Commitment; provided that, giving effect to the making of each requested Loan, (i) giving effect to the requested Loan, the Dollar Equivalent of the outstanding Loans under the German Commitment plus the then applicable Euro Reserve shall not exceed the German Commitment, (ii) the Revolving Usage plus the then applicable Euro Reserve shall not exceed the then applicable Revolving Commitment, and (iii) Bank of America, Frankfurt shall be excused from funding the Pro Rata Share of each Loan under the German Commitment which is attributable to the participation of any Lender which is then in default under the Section 2.12 (but without prejudice to the rights of the German Borrowers to proceed against the defaulting Lender for any violation of Section 2.12). Each Lender which has a Pro Rata Share in the Revolving Commitment shall participate in each Loan under the German Commitment in accordance with its Pro Rata Share of the German Commitment pursuant to the terms of Section 2.12. Subject to the limitations set forth herein, the Loans under the German Commitment may be prepaid without premium or penalty, and amounts that are prepaid may, subject to the conditions set forth herein, be reborrowed.

                        (d) Subject to the next sentence, each Loan shall be made pursuant to a Request for Loan which shall specify the requested
        (i) date of such Loan, (ii) Commitment under which the Loan is to be made, (iii) type of Loan, (iv) amount of such Loan, (v) in the case of a Eurocurrency Rate Loan, the Interest Period for such Loan, and (vi) in the case of each

        Loan under the Revolving Commitment or the German Commitment, the amount of the Revolving Usage and the Euro Reserve. Unless the Administrative Agent, in its sole and absolute discretion, has notified the Borrowers to the contrary, a Loan may be requested by telephone by a Responsible Official of the relevant Borrower, in which case the relevant Borrower shall confirm such request by promptly delivering a Request for Loan in person or by telecopier conforming to the preceding sentence to the Administrative Agent. The Administrative Agent shall incur no liability whatsoever hereunder in acting upon any telephonic request purportedly made by a Responsible Official of the relevant Borrower, and each Borrower hereby agrees to indemnify each Creditor from any loss, cost, expense or liability as a result of so acting.

                        (e) So long as no Default or Event of Default has occurred and is continuing, each Borrower shall have the option at any time (i) to convert all or any part of its outstanding Base Rate Loans which are in integral multiples of $500,000 and which are not less than $2,500,000 into Eurocurrency Rate Loans or (ii) upon the expiration of any Interest Period applicable to Eurocurrency Rate Loans, to continue all or any portion of such Loans equal to $2,500,000 and integral multiples of $500,000 (or, in the case of Loans under the German Commitment, 100,000 Euros) in excess of that amount as Eurocurrency Rate Loans or to convert such Loans into Base Rate Loans.

                        (f) The appropriate Borrowers shall deliver to the Administrative Agent notice of any such conversion or continuation, substantially in the form of Exhibit D (each a "Notice of Conversion/Continuation"), no later than 8:00 A.M. (California local time) (A) at least one Business Day in advance of the proposed conversion date (in the case of a conversion to a Base Rate Loan), (B) at least three Eurocurrency Business Days in advance of the proposed conversion/continuation date (in the case of a conversion to, or a continuation of, a Eurocurrency Rate Loan under the Term Commitment or the Revolving Commitment), and (C) at least four Eurocurrency Business Days in advance of the proposed conversion/continuation date (in the case of a conversion to, or a continuation of, a Eurocurrency Rate Loan under the German Commitment). A Notice of Conversion/Continuation shall specify (i) the proposed conversion/continuation date (which shall be a Business Day in the case of Base Rate Loans and a Eurocurrency Business Day in the case of conversion to or continuation of Eurocurrency Rate Loans), (ii) the amount and type of the Loan to be converted/continued,
        (iii) the nature of the proposed conversion/continuation, (iv) in the case of a conversion to, or a continuation of, a Eurocurrency Rate Loan, the requested Interest Period, and (v) in the case of a conversion to, or a continuation of, a Eurocurrency Rate Loan, that no Default or Event of Default has occurred and is continuing.

                        (g) Promptly following receipt of a Request for Loan, the Administrative Agent shall notify each Lender by telephone or telecopier of the date and type of the Loan, any applicable Interest Period, and that Lender's Pro Rata Share of the Loan. Not later than 11:00 a.m., California local time, on the date specified for any Loan under the Revolving Commitment or the Term Commitment (which must be a Business Day), each Lender shall make its Pro Rata Share thereof available to the Administrative Agent in immediately available funds at the Administrative Agent's Office. Upon satisfaction or waiver of the applicable conditions set forth in Article 8, all Advances shall be credited on that date in immediately available funds to the relevant Domestic Funding Account (or, in the case of Loans under the German Commitment, Bank of America, Frankfurt shall make such Loans to the German Funding Account).

                        (h) Unless the Requisite Lenders otherwise consent, each Loan shall be in an integral multiple of $500,000 which is not less than $2,500,000, except that Loans under the German Commitment shall be integral multiples of 100,000 Euros.

                        (i) The Advances made by each Lender under the Revolving Commitment, the Term Commitment and the German Commitment shall be evidenced by that Lender's Revolving Note, Term Note and German Note, respectively.

                        (j) A Request for Loan shall be irrevocable upon the Administrative Agent's first notification thereof.

                        (k) If no Request for Loan (or telephonic request for Loan referred to in the second sentence of Section 2.1(d), if applicable) has been made within the requisite notice periods set forth in Section 2.2 or 2.3 prior to the end of the Interest Period for any Eurocurrency Rate Loan, then on the last day of such Interest Period, such Eurocurrency Rate Loan shall be automatically converted into a Base Rate Loan in the same amount.

                        (1) If a Loan is to be made on the same date that another Loan under the same Commitment is due and payable, the relevant Borrower or the Lenders (as the case may be) shall upon the request of the Administrative Agent make available to the Administrative Agent the net amount of funds (giving effect to both such Loans) and the effect for purposes of this Agreement shall be the same as if separate transfers of funds had been made with respect to each such Loan.

                2.2 Base Rate Loans.

                        (a) Each request by the Domestic Borrower for a Base Rate Loan shall be made pursuant to a Request for Loan (or telephonic or other request for loan referred to in the second sentence of Section 2.1(d), if applicable) received by the Administrative Agent, at the Administrative Agent's Office, not later than 8:00 a.m. California local time, on the date (which must be a Business Day) of the requested Base Rate Loan.

                        (b) Each request by the German Borrowers for a Base Rate Loan shall be made pursuant to a Request for Loan (or telephonic or other request for loan referred to in the second sentence of Section 2.1(d), if applicable) received by the Administrative Agent (with a copy to Bank of America, Frankfurt's designated officer), not later than 8:00 a.m., California local time, on the Business Day prior to the date (which must be a Business Day) of the requested Base Rate Loan. The Administrative Agent shall confirm to Bank of America, Frankfurt, that the requested Loan is available under the German Commitment with the Administrative Agent, that the applicable conditions thereto have been met, and Bank of America, Frankfurt shall fund the requested Loan directly to the German Funding Account. All Loans shall constitute Base Rate Loans unless properly designated as Eurocurrency Rate Loans pursuant to Section 2.3.

                2.3 Eurocurrency Rate Loans.

                        (a) Each request by the Domestic Borrower for a Eurocurrency Rate Loan shall be made pursuant to a Request for Loan (or telephonic or other request for Loan referred to in the second sentence of Section 2.1(d), if applicable) received by the Administrative Agent, at the Administrative Agent's Office, not later than 8:00 a.m., California local time, at least three Eurocurrency Business Days before the first day of the applicable Interest Period.

                        (b) Each request by the German Borrowers for a Eurocurrency Rate Loan shall be made pursuant to a Request for Loan (or telephonic or other request for Loan referred to in the second sentence of Section 2.1(d), if applicable) received by the Administrative Agent, at the Administrative Agent's Office (with a copy to Bank of America, Frankfurt), not later than 8:00 a.m., California local time, at least four Eurocurrency Business Days before the first day of the applicable Interest Period. The Administrative Agent shall confirm to Bank of America, Frankfurt, that the requested Loan is available under the German Commitment, that the applicable conditions thereto have been met, and Bank of America, Frankfurt shall fund the requested Loan directly to the German Funding Account.

                        (c) On the date which is two Eurocurrency Business Days before the first day of the applicable Interest Period, the Administrative Agent shall confirm its determination of the applicable Eurocurrency Rate (which determination shall be conclusive in the absence of manifest error) and promptly shall give notice of the same to the relevant Borrower and the Lenders by telephone or telecopier.

                        (d) Unless the Administrative Agent and the Requisite Lenders otherwise consent, no more than fifteen Eurocurrency Rate Loans shall be outstanding at any one time.

                        (e) No Eurocurrency Rate Loan may be requested during the continuation of a Default or Event of Default.

                        (f) Nothing contained herein shall require any Lender to fund any Eurocurrency Rate Advance in the Designated Eurocurrency Market.

                2.4 Letters of Credit.

                        (a) Subject to the terms and conditions hereof, at any time and from time to time from the Closing Date through the Business Day immediately prior to the Revolver Maturity Date, the Issuing Lender shall issue such Letters of Credit under the Revolving Commitment as the Domestic Borrower may request by a Request for Letter of Credit; provided that (i) giving effect to all such Letters of Credit, the Revolving Usage plus the Euro Reserve shall not exceed the then Revolving Commitment, and (ii) the Aggregate Effective Amount of all outstanding Letters of Credit shall not exceed $15,000,000. Each Letter of Credit shall be in a form acceptable to the Issuing Lender. Unless all the Lenders otherwise consent, no Letter of Credit shall have a term which exceeds one year or extends beyond the Revolver Maturity Date.

                        (b) Each Request for a Letter of Credit shall be submitted to the Issuing Lender, with a copy to the Administrative Agent, at least five Business Days prior to the date upon which the related Letter of Credit is proposed to be issued. The Administrative Agent shall promptly notify the Issuing Lender whether such Request for Letter of Credit, and the issuance of a Letter of Credit pursuant thereto, conforms to the requirements of this Agreement. Upon issuance of a Letter of Credit, the Issuing Lender shall promptly notify the Administrative Agent, and the Administrative Agent shall promptly notify the Lenders, of the amount and terms thereof.

                        (c) Upon the issuance of a Letter of Credit, each Lender which owns a Pro Rata Share of the Revolving Commitment shall be deemed to have purchased at par a pro rata participation in such Letter of Credit from the Issuing Lender in an amount equal to that Lender's Pro Rata Share of the Revolving Commitment. Without limiting the scope and nature of each Lender's participation in any Letter of Credit, to the extent that the Issuing Lender has not been reimbursed by the Domestic Borrower for any payment required to be made by the Issuing Lender under any Letter of Credit, each Lender shall, pro rata according to its Pro Rata Share of the Revolving Commitment, pay the purchase price for such participation to the Issuing Lender through the Administrative Agent promptly upon demand therefor. The obligation of each Lender to so pay the participation purchase price to the Issuing Lender shall be absolute and unconditional and shall not be affected by the occurrence of an Event of Default or any other occurrence or event. Any such payment of the purchase price shall not relieve or otherwise impair the obligation of the Domestic Borrower to reimburse the Issuing Lender for the amount of any payment made by the Issuing Lender under any Letter of Credit together with interest as hereinafter provided.

                        (d) The Domestic Borrower shall pay to the Issuing Lender through the Administrative Agent an amount equal to any payment made by the Issuing Lender with respect to each Letter of Credit upon demand made by the Issuing Lender therefor, together with interest on such amount from the date of any payment made by the Issuing Lender at the Default Rate (unless the Domestic Borrower has made arrangements for the making of a Loan in the amount of such payment on the date thereof or had otherwise arranged for the timely reimbursement of such payment). The principal amount of any such payment shall be used to reimburse the Issuing Lender for the payment made by it under the Letter of Credit and, to the extent that the Lenders have not reimbursed the Issuing Lender pursuant to Section 2.4(c), the interest amount of any such payment shall be for the account of the Issuing Lender. Each Lender that has paid the participation purchase price to the Issuing Lender pursuant to Section 2.4(c) shall thereupon acquire a pro rata participation, to the extent of such payment, in the claim of the Issuing Lender against the Domestic Borrower for reimbursement of principal and interest under this Section 2.4(d) and shall share, in accordance with that pro rata participation, in any principal payment made by the Domestic Borrower with respect to such claim and in any interest payment made by the Domestic Borrower (but only with respect to periods subsequent to the date such Lender paid the participation purchase price to the Issuing Lender) with respect to such claim.

                        (e) Subject to Article 8, the Domestic Borrower may request, pursuant to a Request for Loan, that Advances be made pursuant to Section 2.1(a) to provide funds for the payment required by Section 2.4(d). The proceeds of such Advances shall be paid directly to the Issuing Lender to reimburse it for the payment made by it under the Letter of Credit.

                        (f) If the Domestic Borrower fails to make the payment required by Section 2.4(d) on a timely basis then, in lieu of the payment of the participation purchase price to the Issuing Lender under
        Section 2.4(c), the Issuing Lender may (but is not required to), without notice to or the consent of the Domestic Borrower, instruct the Administrative Agent to cause Advances to be made by the Lenders under their Pro Rata Shares of the Revolving Commitment in an aggregate amount equal to the amount paid by the Issuing Lender with respect to that Letter of Credit and, for this purpose, the conditions precedent set forth in

        Article 8 shall not apply. The proceeds of such Advances shall be paid directly to the Issuing Lender to reimburse it for the payment made by it under the Letter of Credit.

                        (g) The issuance of any supplement, modification, amendment, renewal, or extension to or of any Letter of Credit shall be treated in all respects the same as the issuance of a new Letter of Credit, provided that no new issuance fees shall be assessed except to the extent that the tenor or amount of the related Letter of Credit are thereby increased.

                        (h) The obligation of the Domestic Borrower to pay to the Issuing Lender the amount of any payment made by the Issuing Lender under any Letter of Credit shall be absolute, unconditional, and irrevocable, subject only to performance by the Issuing Lender of its obligations to the Domestic Borrower under Uniform Commercial Code Sections 5108 and 5109. Without limiting the foregoing, the obligations of the Domestic Borrower to the Issuing Lender shall not be affected by any of the following circumstances:

                                (i) any lack of validity or enforceability of
                the Letter of Credit, this Agreement, or any other agreement or instrument relating thereto;

                                (ii) any amendment or waiver of or any consent
                to departure from the Letter of Credit, this Agreement, or any other agreement or instrument relating thereto, with the consent of the Domestic Borrower;

                                (iii) the existence of any claim, setoff,
                defense, or other rights which the Domestic Borrower may have at any time against the Issuing Lender, the Administrative Agent or any Lender, any beneficiary of the Letter of Credit (or any persons or entities for whom any such beneficiary may be acting) or any other Person, whether in connection with the Letter of Credit, this Agreement, or any other agreement or instrument relating thereto, or any unrelated transactions;

                                (iv) any demand, statement, or any other
                document presented under the Letter of Credit proving to be forged, fraudulent or invalid or any statement therein being untrue or inaccurate in any respect whatsoever so long as any such document appeared to comply with the terms of the Letter of Credit;

                                (v) payment by the Issuing Lender in good faith
                under the Letter of Credit against presentation of a draft or any accompanying document which does not strictly comply with the terms of the Letter of Credit;

                                (vi) the existence, character, quality,
                quantity, condition, packing, value or delivery of any Property purported to be represented by documents presented in connection with any Letter of Credit or any difference between any such Property and the character, quality, quantity, condition, or value of such Property as described in such documents;

                                (vii) the time, place, manner, order or contents
                of shipments or deliveries of Property as described in documents presented in connection with any Letter of Credit or the existence, nature and extent of any insurance relative thereto;

                                (viii) the solvency or financial responsibility
                of any party issuing any documents in connection with a Letter of Credit;

                                (ix) any failure or delay in notice of shipments
                or arrival of any Property;

                                (x) any error in the transmission of any message
                relating to a Letter of Credit not caused by the Issuing Lender, or any delay or interruption in any such message;

                                (xi) any error, neglect or default of any
                correspondent of the Issuing Lender in connection with a Letter of Credit;

                                (xii) any consequence arising from acts of God,
                war, insurrection, civil unrest, disturbances, labor disputes, emergency conditions or other causes beyond the control of the Issuing Lender;

                                (xiii) so long as the Issuing Lender in good
                faith determines that the contract or document appears to comply with the terms of the Letter of Credit, the form, accuracy, genuineness or legal effect of any contract or document referred to in any document submitted to the Issuing Lender in connection with a Letter of Credit; and

                                (xiv) where the Issuing Lender has acted in good
                faith and observed general banking usage, any other circumstances whatsoever.

                        (i) The Issuing Lender shall be entitled to the protection accorded to the Administrative Agent pursuant to Article 10, mutatis mutandis.

                        (j) The Uniform Customs and Practice for Documentary Credits, as published in its most current version by the International Chamber of Commerce, shall be deemed a part of this Section and shall apply to all Letters of Credit to the extent not inconsistent with applicable Law.

                2.5 Swing Line. Subject to the terms and conditions set forth herein, from the Closing Date through the day prior to the Revolver Maturity Date, the Swing Line Lender shall make Swing Line Loans to the Domestic Borrower in such amounts as the Domestic Borrower may request which do not result in the Revolving Usage plus the Euro Reserve being in excess of the then effective Revolving Commitment, provided that (i) after giving effect to each Swing Line Loan, the Swing Line Outstandings shall not exceed $5,000,000 and (ii) without the consent of all of the Lenders, no Swing Line Loan may be made during the continuation of an Event of Default. The Domestic Borrower may borrow, repay and reborrow under this Section. Unless notified to the contrary by the Swing Line Lender, borrowings under the Swing Line may be made in amounts which are integral multiples of $100,000 upon telephonic request by a Responsible Official of the Domestic Borrower made to the Administrative Agent not later than 1:00 p.m., California local time, on the Business Day of the requested borrowing (which telephonic request shall be promptly confirmed in writing by telecopier), provided that if the requested Swing Line Loan is to be credited to an account which is not with the Swing Line Lender, the request must be submitted by 11:30 a.m., California local time. Promptly after receipt of such a request for borrowing, the Administrative Agent shall provide telephonic verification to the Swing Line Lender that, after giving effect to such request, the Revolving Usage plus the Euro Reserve will not exceed the Revolving Commitment. Unless notified to the contrary by the Swing Line Lender, each repayment of a Swing Line Loan shall be in an amount which is an integral multiple of $100,000. If the Domestic Borrower instructs the Swing Line Lender to debit its demand deposit account at the Swing Line Lender in the amount of any payment with respect to a Swing Line Loan, or the Swing Line Lender otherwise receives repayment, after 3:00 p.m., California local time, on a Business Day, such payment shall be deemed received on the next Business Day. The Swing Line Lender shall promptly notify the Administrative Agent of the Swing Line Outstandings each time there is a change therein under the Swing Line.

                        (a) Swing Line Loans shall bear interest at a fluctuating rate per annum equal to the Base Rate plus the Revolver Base Rate Margin (unless the Default Rate is then applicable under Section 3.9). Interest shall be payable on such dates, not more frequent than monthly, as may be specified by the Swing Line Lender and in any event on the Revolver Maturity Date. The Swing Line Lender shall be responsible for invoicing the Domestic Borrower for such interest. Interest payable on Swing Line Loans is solely for the account of the Swing Line Lender (subject to clause (d) below).

                        (b) The Swing Line Loans shall be payable within five Business Days after demand made by the Swing Line Lender and in any event on the Revolver Maturity Date or any earlier date when all other Obligations are due.

                        (c) Upon the making of a Swing Line Loan in accordance with Section 2.5(a), each Lender shall be deemed to have purchased from the Swing Line Lender a participation therein in an amount equal to that Lender's Pro Rata Share times the amount of the Swing Line Loan. Upon demand made by the Swing Line Lender through the Administrative Agent, each Lender shall, according to its Pro Rata Share, promptly provide to the Swing Line Lender its purchase price therefor in an amount equal to its participation therein. The obligation of each Lender to so provide its purchase price to the Swing Line Lender shall be absolute and unconditional (subject only to the making of a demand upon that Lender by the Swing Line Lender) and shall not be affected by the occurrence of a Default or Event of Default; provided that no Lender shall be obligated to purchase its Pro Rata Share of (i) Swing Line Loans to the extent that Swing Line Outstandings are in excess of $5,000,000 or to the extent that the sum of the Revolving Usage plus the Euro Reserve exceeds the Revolving Commitment (as in effect on the date of the making of the related Swing Line Loan) and (ii) any Swing Line Loan made (absent the consent of all of the Lenders) during the continuation of an Event of Default. Each Lender that has provided the purchase price due for its participation in Swing Line Loans to the Swing Line Lender shall thereupon acquire a pro rata participation, to the extent of such payment, in the claim of the Swing Line Lender against the Domestic Borrower for principal and interest and shall share, in accordance with that pro rata participation, in any principal payment made by the Domestic Borrower with respect to such claim and in any interest payment made by the Domestic Borrower (but only with respect to periods subsequent to the date such Lender paid the Swing Line Lender its purchase price) with respect to such claim.

                        (d) Upon any demand for payment of the Swing Line Outstandings by the Swing Line Lender (unless the Domestic Borrower has made other arrangements acceptable to the Swing Line Lender to reduce the Swing Line Outstandings to $0), the Domestic Borrower shall request a Loan pursuant to Section 2.1 (a) sufficient to repay all Swing Line Outstandings

        (and, for this purpose, Section 2.1 (g) shall not apply). In each case, the Administrative Agent shall automatically provide the respective Advances made by each Lender to the Swing Line Lender (which the Swing Line Lender shall then apply to the Swing Line Outstandings). In the event that the Domestic Borrower fails to request a Loan within the time specified by Section 2.2 on any such date, the Administrative Agent may, but is not required to, without notice to or the consent of the Domestic Borrower, cause Advances to be made by the Lenders under the Revolving Commitment in amounts which are sufficient to reduce the Swing Line Outstandings as required above. The conditions precedent set forth in
        Article 8 shall not apply to Advances to be made by the Lenders pursuant to the three preceding sentences. The proceeds of such Advances shall be paid directly to the Swing Line Lender for application to the Swing Line Outstandings.

                2.6 Voluntary Reduction of Revolving Commitment or German Commitment. The Borrowers shall have the right, at any time and from time to time, without penalty or charge, effective following at least five Business Days' prior written notice by a Responsible Official of the relevant Borrowers to the Administrative Agent, voluntarily to reduce, permanently and irrevocably, in aggregate principal amounts in an integral multiple of $1,000,000 but not less than $5,000,000, or to terminate, all or a portion of the then undisbursed portion of the Revolving Commitment or the German Commitment; provided that the Revolving Commitment may not be so reduced below an amount equal to the sum of
(i) the aggregate principal amount outstanding under the Revolving Notes, plus
(ii) the aggregate principal amount available for borrowing under the German Commitment (denominated in Dollars), plus (iii) the Aggregate Effective Amount of all outstanding Letters of Credit plus (iv) the Swing Line Outstandings, in each case as of the effective date of the reduction in the Revolving Commitment. Any voluntary reduction of the Revolving Commitment by the Domestic Borrower under this Section shall have no effect upon the requirement of mandatory reductions thereof in accordance with Section 2.7. The Administrative Agent shall promptly notify the Lenders of any reduction or termination of the Commitments under this Section.

                2.7 Mandatory Reductions of the Commitments.

                        (a) The Revolving Commitment and the Term Commitment shall each concurrently automatically and permanently and ratably reduce:

                                (i) on the date of a Disposition made pursuant
                to Section 6.2(b) in an amount equal to 50% of the Net Cash Proceeds of such Disposition;

                                (ii) on the date of a Disposition made pursuant
                to Section 6.2(c) in an amount equal to 100% of the first $10,000,000 of the Net Cash Proceeds of such Disposition and 60% of the Net Cash Proceeds of such Disposition in excess of $15,000,000;

                                (iii) 180 days following the date upon which the
                Domestic Borrower or any of its Subsidiaries receive the proceeds of any other Disposition (including by way of any Disposition resulting from any casualty insurance or the proceeds of any eminent domain, condemnation or similar taking), in an amount equal to 100% of the Net Cash Proceeds thereof unless during that period the Domestic Borrower or such Subsidiary has reinvested such Net Cash Proceeds fixed or capital assets performing the same or a similar function;

                                (iv) on the date following the Closing Date upon
                which the Domestic Borrower or its Subsidiaries receive the proceeds of the issuance of any Indebtedness of the types contemplated by Section 6.9(g), in an amount equal to the net proceeds to the Domestic Borrower and its Subsidiaries of such Indebtedness; and

                                (v) on the date upon which the Domestic Borrower
                or any of its Subsidiaries receive the proceeds of the issuance of any equity securities following the Closing Date, in an amount equal to 50% of the Net Cash Proceeds thereof.

                        (b) The German Commitment shall automatically and permanently be terminated on the date upon which any Disposition of the type contemplated by Section 6.2(b) occurs (but the Revolving Commitment shall not be reduced as a result thereof).

                        (c) The German Commitment shall automatically and permanently be reduced upon any date upon which the amount of the German Commitment would otherwise be in excess of the Revolving Commitment.

                        (d) The Term Commitment shall automatically and permanently reduce on the date of each payment required by Section 3.1(d)(ii) in the amount of such payment.

                        (e) The Revolving Commitment shall automatically and permanently reduce on each Quarterly Payment Date in the related Revolver Reduction Amount.

                        (f) The obligations of Borrower to pay proceeds from Dispositions as set forth in Section 2.7(a) continue so long as any Loans remaining outstanding.

                2.8 Optional Increases to the Revolving Commitment.

                (a) Following the Closing Date, the Domestic Borrower may from time to time through December 31, 2002, propose to increase the aggregate amount of the Revolving Commitment in accordance with this Section. The aggregate principal amount of the increases to the Revolving Commitment made pursuant to this Section (the amount of any such increase, the "Increased Revolving Commitment"), shall not exceed $15,000,000. The Domestic Borrower shall provide at least 30 days' notice to the Administrative Agent (which shall promptly provide a copy of such notice to the Lenders) of any requested Increased Revolving Commitment. Each Lender shall have the right (but not the obligation), for a period of 30 days following receipt of such notice, to elect by notice to the Domestic Borrower and the Administrative Agent to participate in the Increased Revolving Commitment to the extent of its Pro Rata Share of the Revolving Commitment. No Lender which fails to respond shall be deemed to have elected to increase its Pro Rata Share of the Revolving Commitment in response to a notice by the Domestic Borrower under this Section.

                (b) If any Lender party to this Agreement elects not to increase its Pro Rata Share of the Revolving Commitment pursuant to subsection
        (a) of this Section, the Domestic Borrower may designate one or more other lenders which qualify as Eligible Assignees (which may be, but need not be, existing Lenders) which at the time agrees to (i) in the case of any such designated Lender that is an existing Lender, increase its Pro Rata Share of the Revolving Commitment and (ii) in the case of any other such lender (an "Additional Lender"), become a party to this Agreement. The sum of the increases in the Pro Rata Shares of the Revolving

        Commitment of the existing Lenders pursuant to this subsection (b) plus the new commitments of the Additional Lenders shall not in the aggregate exceed the unsubscribed amount of the Increased Revolving Commitment.

                (c) An increase in the aggregate amount of the Revolving Commitment pursuant to this Section shall become effective upon the receipt by the Administrative Agent of an agreement in form and substance satisfactory to the Administrative Agent signed by the Domestic Borrower, by each Additional Lender and by each other Lender whose Pro Rata Share of the Revolving Commitment is to be increased, setting forth the new Pro Rata Shares of the Revolving Commitment of such Lenders and setting forth the agreement of each Additional Lender to become a party to this Agreement and to be bound by all the terms and provisions hereof, together with such evidence of appropriate corporate authorization on the part of the Domestic Borrower with respect to the Increased Revolving Commitment, amendments to any Loan Documents requested by the Administrative Agent in relation to the Increased Revolving Commitment (which amendments the Administrative Agent is hereby authorized to execute on behalf of the Creditors) and such opinions of counsel for the Domestic Borrower with respect to the Increased Revolving Commitments, title endorsements and other assurances as the Administrative Agent may reasonably request.

                (d) No increase in the Revolving Commitment shall result in an increase in the amount of the German Commitment.

                2.9 Administrative Agent's Right to Assume Funds Available for Advances. Unless the Administrative Agent shall have been notified by any Lender no later than 10:00 a.m. on the Business Day of the proposed funding by the Administrative Agent of any Loan that such Lender does not intend to make available to the Administrative Agent such Lender's portion of the total amount of such Loan, the Administrative Agent may assume that such Lender has made such amount available to the Administrative Agent on the date of the Loan and the Administrative Agent may, in reliance upon such assumption, make available to the relevant Borrower the corresponding amount. If the Administrative Agent has made funds available to the Borrowers based on such assumption and such corresponding amount is not in fact made available to the Administrative Agent by such Lender, the Administrative Agent shall be entitled to recover such corresponding amount on demand from such Lender. If such Lender does not pay such corresponding amount forthwith upon the Administrative Agent's demand therefor, the Administrative Agent promptly shall notify the relevant Borrower who shall pay such corresponding amount to the Administrative Agent. The Administrative Agent also shall be entitled to recover from such Lender interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by the Administrative Agent to the Borrowers to the date such corresponding amount is recovered by the Administrative Agent, at a rate per annum equal to the daily Federal Funds Rate. Nothing herein shall be deemed to relieve any Lender from its obligation to fulfill its Pro Rata Shares Commitments.

                2.10 Senior Indebtedness. The Obligations shall be and hereby are designated by the Borrowers as "Senior Indebtedness" and "Designated Senior Indebtedness" with respect to all Indebtedness and other obligations of the Domestic Borrower and its Subsidiaries (to the effect that the Obligations shall be afforded all rights afforded to the most senior class of creditors thereunder) which are subordinated in any manner or to any extent to any other Indebtedness and other obligations of any Borrower or its Subsidiaries.

                2.11 Collateral. The Obligations shall be secured by a first priority (subject to Liens permitted by Section 6.8) perfected Lien on the Collateral pursuant to the Collateral Documents.

                2.12 Participation in the German Commitment Loans. Upon the making of each German Commitment Loan, each Lender which owns a Pro Rata Share of the Revolving Commitment shall be deemed to have purchased at par a pro rata participation in that German Commitment Loan from Bank of America, Frankfurt in an amount equal to that Lender's Pro Rata Share of the Revolving Commitment. Without limiting the scope and nature of each Lender's participation in the German Commitment Loans, to the extent that any payment with respect to the German Commitment Loans is not made to Bank of America, Frankfurt when due, each Lender shall, pro rata according to its Pro Rata Share of the Revolving Commitment, pay the purchase price for such participation to Bank of America, Frankfurt through the Administrative Agent promptly upon demand therefor, and the German Borrowers shall have the same right to proceed against any defaulting Lender as if that Lender were a direct lender to the German Borrowers. The obligation of each Lender to so pay the participation purchase price to Bank of America, Frankfurt shall be absolute and unconditional and shall not be affected by the occurrence of an Event of Default or any other occurrence or event. Any such payment of the purchase price shall not relieve or otherwise impair the obligation of the German Borrowers to make the related payment to Bank of America, Frankfurt together with interest as hereinafter provided.

                2.13 Marking the German Commitment Loans to Market. The Administrative Agent shall mark the outstanding German Commitment Loans to market (using the Dollar Equivalent of such Loans) concurrently with the making of each new Loan under the Revolving Commitment and the German Commitment and may mark such Loans to market on a more frequent basis (but shall not be obligated to do so unless it is informed by a party hereto that the making of a particular Loan would otherwise be prohibited by the terms hereof or that the Dollar Equivalent of the outstanding Obligations has, by reason of a fluctuation in the Euro, become greater than the limits expressed herein).

                                    Article 3
                               PAYMENTS AND FEES

                3.1 Principal and Interest.

                        (a) Interest shall be payable on the outstanding daily unpaid principal amount of each Advance from the date thereof until payment in full is made and shall accrue and be payable at the rates set forth or provided for herein before and after any Default or Event of Default, before and after maturity, before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law, with interest on overdue interest at the Default Rate to the fullest extent permitted by applicable Laws.

                        (b) Interest accrued on Base Rate Loans shall be due and payable on each Quarterly Payment Date. Except as otherwise provided in
        Section 3.9, the unpaid principal amount of each Base Rate Loan shall bear interest at a fluctuating rate per annum (a) in the case of each Term Loan, equal to the Base Rate plus the applicable Term Base Rate Margin, and (b) in the case of each Revolving Loan equal to the Base Rate plus the applicable Revolver Base Rate Margin. Each change in the interest rate under this Section 3.1 (b) due to a change in the Base Rate shall take effect simultaneously with the corresponding change in the Base Rate.

                        (c) Interest accrued on each Eurocurrency Rate Loan which is for a term of three months or less shall be due and payable on the last day of the related Interest Period. Interest accrued on each other Eurocurrency Rate Loan shall be due and payable on the date which is three months after the date such Eurocurrency Rate Loan was made (and, in the event that all of the Lenders have approved an Interest Period of longer than six months, every three months thereafter through the last day of the Interest Period) and on the last day of the related Interest Period. Except as otherwise provided in Section 3.9, the unpaid principal amount of any Eurocurrency Rate Loan shall bear interest at a rate per annum (a) in the case of each Term Loan, equal to the Eurocurrency Rate for that Eurocurrency Rate Loan plus the applicable Term Eurocurrency Margin, and (b) in the case of each Revolving Loan equal to the Eurocurrency Rate for that Eurocurrency Rate Loan plus the applicable Revolver Eurocurrency Margin.

                        (d) If not sooner paid, the principal Indebtedness evidenced by the Notes shall be payable as follows, and without set off, counterclaim or reduction of any kind:

                                (i) the amount, if any, by which the Revolving
                Usage plus the Euro Reserve at any time exceeds the then applicable Revolving Commitment (as reduced from time to time pursuant to Sections 2.6 or 2.7), shall be payable immediately;

                                (ii) The principal Indebtedness evidenced by the
                Term Notes shall be payable on each Quarterly Payment Date, commencing June 30, 2002, in the amount of $475,000;

                                (iii) The principal Indebtedness evidenced by
                the German Note shall be payable on the date of any Disposition of the Bally Wulff division pursuant to Section 6.2(b);

                                (iv) The principal Indebtedness evidenced by the
                German Note shall be payable on any date upon which the Dollar Equivalent of the outstanding German Commitment Loans is at any time in excess of 95% of the German Commitment;

                                (v) the principal Indebtedness evidenced by the
                Revolving Notes shall in any event be payable on the Revolver Maturity Date;

                                (vi) the principal Indebtedness evidenced by the
                German Note shall in any event be payable on the Revolver Maturity Date; and

                                (vii) the principal Indebtedness evidenced by
                the Term Notes shall in any event be payable on the Term Maturity Date.

                        (e) The Notes may, at any time and from time to time, voluntarily be paid or prepaid in whole or in part without premium or penalty, except that (i) with respect to any voluntary prepayment under this Section 3.1 (e) any partial prepayment shall be not less than $2,500,000, or in integral multiples of $500,000 which are in excess of $2,500,000, except that partial prepayments of the Loans under the German Commitment shall be in integral multiples of 100,000 Euros, (ii) the Administrative Agent shall have received written notice of any prepayment by 9:00 a.m., California local time, on the Business Day prior to the date of prepayment (which must be a Business Day) in the case of a Base Rate Loan, and, in the case of a Eurocurrency Rate Loan, three Eurocurrency Business Days (or in the case of Loans under the German Commitment, four Eurocurrency Business Days) before the date of prepayment, which notice shall identify the date and amount of the prepayment and the Loan(s) being prepaid, (iii) each prepayment of principal on any Eurocurrency Rate Loan shall be accompanied by payment of interest accrued to the date of payment on the amount of principal paid and (iv) any payment or prepayment of all or any part of any Eurocurrency Rate Loan on a day other than the last day of the applicable Interest Period shall be subject to Section 3.8(e). Promptly following receipt of a notice of prepayment under clause (ii) above, the Administrative Agent shall notify each Lender by telephone or telecopier (and if by telephone, promptly confirmed by telecopier) of the date and amount thereof.

                        (f) Each payment of principal by the Domestic Borrower hereunder shall be applied ratably to the Advances made to the Domestic Borrower which are then due and payable, provided that if the Obligations are then accelerated or have deemed to have been accelerated, each payment of principal hereunder shall be applied ratably to the outstanding Advances.

                3.2 Lead Arranger's Fees. On the date hereof, the Domestic Borrower shall pay to Lead Arranger through the Administrative Agent certain fees in the amount heretofore agreed upon by letter agreement between the Domestic Borrower and the Lead Arranger. These fees are for the services of the Lead Arranger in arranging the credit facilities under this Agreement and are fully earned when paid and are nonrefundable.

                3.3 Commitment Fees. From the date hereof, the Domestic Borrower shall pay to the Administrative Agent, for the ratable accounts of the Lenders pro rata according to their Pro Rata Shares of the Revolving Commitment, a commitment fee equal to the Commitment Fee Rate in effect from time to time times the actual daily amount by which the Revolving Commitment exceeds the Revolving Usage (other than the Swing Line Outstandings). The commitment fee shall be payable quarterly in arrears on each Quarterly Payment Date, on the Revolver Maturity Date and upon the date of any partial reduction or termination of the Revolving Commitment pursuant to Sections 2.6 or 2.7.

                3.4 German Commitment Fronting Fees. From the date hereof, the German Borrowers shall pay to Bank of America, Frankfurt, for its own account, a fronting fee equal to 25 basis points times the outstanding principal balance of the Loans outstanding under the German Commitment from time to time. Bank of America, Frankfurt shall provide advices directly to the German Borrowers of the amount thereof due from time to time. The fronting fee shall be payable quarterly in arrears on each Quarterly Payment Date, on the Revolver Maturity Date and upon the date of any partial reduction or termination of the German Commitment pursuant to Sections 2.6 or 2.7.

                3.5 Letter of Credit Fees. Concurrently with the issuance of each Letter of Credit, the Domestic Borrower shall pay a letter of credit issuance fee to the Issuing Bank, for the sole account of the Issuing Bank, in an amount set forth in a letter agreement between the Domestic Borrower and the Issuing Bank. Each letter of credit issuance fee is nonrefundable. On each Quarterly Payment Date and on the Revolver Maturity Date, the Domestic Borrower shall also pay to the Administrative Agent in arrears, for the ratable account of the Lenders in accordance with their Pro Rata Share, letter of credit fees in an amount equal to the Letter of Credit Fee per annum times the actual daily Aggregate Effective Amount of all Letters of Credit for the period from the Closing Date or the most recent Quarterly Payment Date. All letter of credit fees shall also be non-refundable.

                3.6 Administrative Fees. On the date hereof and annually thereafter, the Domestic Borrower shall pay to the Administrative Agent an administrative fee in such amounts as heretofore agreed upon by letter agreement between the Domestic Borrower and Bank of America and the Lead Arranger. The Domestic Borrower and the German Borrower may make their own arrangements concerning any allocation of a portion of the administrative fee which is attributable to the German Commitments to the German Borrowers. The administrative fee is for the services to be performed by the Administrative Agent in acting as Administrative Agent and is fully earned on the date paid. The administrative fee paid to the Administrative Agent is solely for its own account and is nonrefundable.

                3.7 Increased Commitment Costs. If any Lender shall determine in good faith that the introduction after the date hereof of any applicable law, rule, regulation or guideline regarding capital adequacy, or any change therein or any change in the interpretation or administration thereof by any central bank or other Governmental Agency charged with the interpretation or administration thereof, or change in the manner of compliance by such Lender (or its Eurocurrency Lending Office) or any corporation controlling the Lender, with any request, guideline or directive regarding capital adequacy (whether or not having the force of Law) of any such central bank or other authority, affects or would affect the amount of capital required or expected to be maintained by such Lender or any corporation controlling such Lender and (taking into consideration such Lender's or such corporation's policies with respect to capital adequacy and such Lender's desired return on capital) determines in good faith that the amount of such capital is increased, or the rate of return on capital is reduced, as a consequence of its obligations under this Agreement, then, within ten Business Days after demand of such Lender, the Borrowers shall pay to such Lender, from time to time as specified in good faith by such Lender, additional amounts sufficient to compensate such Lender in light of such circumstances, to the extent reasonably allocable to such obligations under this Agreement. Notwithstanding the foregoing, the Borrowers shall not be required to reimburse any Lender for any increased costs, reductions or payments under this Section arising prior to 90 days preceding the date of any claim or demand by that Lender for compensation under this Section except to the extent the applicable law or regulation is imposed retroactively and the demand or claim is made within 90 days of the effect (in which case such claim or demand shall be submitted within 90 days of the date upon which such Lender becomes aware or should reasonably be aware of such law or regulation). Each Lender's determination of such amounts shall be conclusive in the absence of manifest error. Any request for compensation by a Lender under this Section shall set forth the basis upon which it has been determined that such an amount is due from the Borrowers, a calculation of the amount due, and a certification that the corresponding costs or diminished rate of return on capital have been incurred or sustained by the Lender.

                3.8 Eurocurrency Costs and Related Matters.

                        (a) In the event that any Governmental Agency imposes on any Lender any reserve or comparable requirement (including any emergency, supplemental or other reserve) with respect to the Eurocurrency Obligations of that Lender, the relevant Borrowers shall pay that Lender within 5 Business Days after demand all amounts necessary to compensate such Lender (determined as though such Lender's Eurocurrency Lending Office had funded 100% of its Eurocurrency Rate Advance in the Designated Eurocurrency Market) in respect of the imposition of such reserve requirements. The Lender's determination of such amount shall be conclusive in the absence of manifest error.

                        (b) If, after the date hereof, the existence or occurrence of any Special Eurocurrency Circumstance:

                                (1) shall subject any Lender or its Eurocurrency
                Lending Office to any tax, duty or other charge or cost with respect to any Eurocurrency Rate Advance, any of its Notes evidencing Eurocurrency Rate Advances or its obligation to make Eurocurrency Rate Advances, or shall change the basis of taxation of payments to any Lender attributable to the principal of or interest on any Eurocurrency Rate Advance or any other amounts due under this Agreement in respect of any Eurocurrency Rate Advance, any of its Notes evidencing Eurocurrency Rate Advances or its obligation to make Eurocurrency Rate Advances, excluding (i) taxes imposed on or measured in whole or in part by its overall net income, gross income or gross receipts, (ii) franchise taxes imposed by (A) any jurisdiction (or political subdivision thereof) in which it is organized or maintains its principal office or Eurocurrency Lending Office or (B) any jurisdiction (or political subdivision thereof) in which it is "doing business," and (iii) any withholding taxes or other taxes based on gross income imposed by the United States of America for any period with respect to which it has failed to provide the Borrowers with the appropriate form or forms required by
                Section 11.21, to the extent such forms are then required by applicable Laws to avoid withholding tax payments;

                                (2) shall impose, modify or deem applicable any
                reserve not applicable or deemed applicable on the date hereof (including any reserve imposed by the Board of Governors of the Federal Reserve System, special deposit, capital or similar requirements against assets of, deposits with or for the account of, or credit extended by, any Lender or its Eurocurrency Lending Office); or

                                (3) shall impose on any Lender or its
                Eurocurrency Lending Office or the Designated Eurocurrency Market any other condition affecting any

                Eurocurrency Rate Advance, any of its Notes evidencing Eurocurrency Rate Advances, its obligation to make Eurocurrency Rate Advances or this Agreement, or shall otherwise affect any of the same;

        and the result of any of the foregoing, as determined in good faith by such Lender, increases the cost to such Lender or its Eurocurrency Lending Office of making or maintaining any Eurocurrency Rate Advance or in respect of any Eurocurrency Rate Advance, any of its Notes evidencing Eurocurrency Rate Advances or its obligation to make Eurocurrency Rate Advances or reduces the amount of any sum received or receivable by such Lender or its Eurocurrency Lending Office with respect to any Eurocurrency Rate Advance, any of its Notes evidencing Eurocurrency Rate Advances or its obligation to make Eurocurrency Rate Advances (assuming such Lender's Eurocurrency Lending Office had funded 100% of its Eurocurrency Rate Advance in the Designated Eurocurrency Market), then, within five Business Days after demand by such Lender (with a copy to the Administrative Agent), the Borrowers shall pay to such Lender such additional amount or amounts as will compensate such Lender for such increased cost or reduction (determined as though such Lender's Eurocurrency Lending Office had funded 100% of its Eurocurrency Rate Advance in the Designated Eurocurrency Market). A statement of any Lender claiming compensation under this subsection and setting forth in reasonable detail the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error. Notwithstanding the foregoing, the Borrowers shall not be required to reimburse any Lender for any increased costs, reductions or payments under this clause (b) arising prior to 90 days preceding the date of any claim or demand by that Lender for compensation under this clause (b) except to the extent the circumstances giving rise thereto result in retroactive imposition of the related costs and the demand or claim is made within 90 days of the effect (in which case such claim or demand shall be submitted within 90 days of the date upon which such Lender becomes aware or should reasonably be aware of such effect).

                        (c) If, after the date hereof, the existence or occurrence of any Special Eurocurrency Circumstance shall, in the good faith opinion of any Lender, make it unlawful or impossible for such Lender or its Eurocurrency Lending Office to make, maintain or fund its portion of any Eurocurrency Rate Advance or materially restrict the authority of such Lender to purchase or sell, or to take deposits of, Dollars in the Designated Eurocurrency Market, or to determine or charge interest rates based upon the Eurocurrency Rate, and such Lender shall so notify the Administrative Agent, then such Lender's obligation to make Eurocurrency Rate Advances shall be suspended for the duration of such illegality or impossibility and the Administrative Agent forthwith shall give notice thereof to the other Lenders and the Borrowers. Upon receipt of such notice, the outstanding principal amount of such Lender's Eurocurrency Rate Advances, together with accrued interest thereon, automatically shall be converted to Base Rate Advances on either (1) the last day of the Interest Period(s) applicable to such Eurocurrency Rate Advances if such Lender may lawfully continue to maintain and fund such Eurocurrency Rate Advances to such day(s) or (2) immediately if such Lender may not lawfully continue to fund and maintain such Eurocurrency Rate Advances to such day(s), provided that in such event the conversion shall not be subject to payment of a prepayment fee under clause (e) of this Section. Each Lender agrees to endeavor promptly to notify the Borrowers of any event of which it has actual knowledge, occurring after the date hereof, which will cause that Lender to notify the Administrative Agent under this Section, and agrees to designate a different Eurocurrency Lending Office if such designation will avoid the need for such notice and will not, in the good faith judgment of such Lender, otherwise be materially disadvantageous to such Lender. In the event that any Lender is unable, for the reasons set forth above, to make, maintain or fund its portion of any Eurocurrency Rate Loan or Advance, such Lender shall fund such amount as a Base Rate Advance for the same period of time, and such amount shall be treated in all respects as a Base Rate Advance. Any Lender whose obligation to make Eurocurrency Rate Advances has been suspended under this Section shall promptly notify the Administrative Agent and the Borrowers of the cessation of the Special Eurocurrency Circumstance which gave rise to such suspension.

                        (d) If, with respect to any proposed Eurocurrency Rate
        Loan:

                                (1) the Administrative Agent reasonably
                determines that, by reason of circumstances affecting the Designated Eurocurrency Market generally that are beyond the reasonable control of the Lenders, deposits in Dollars (in the applicable amounts) are not being offered to any Lender in the Designated Eurocurrency Market for the applicable Interest Period; or

                                (2) the Requisite Lenders advise the
                Administrative Agent that the Eurocurrency Rate as determined by the Administrative Agent (i) does not represent the effective pricing to such Lenders for deposits in Dollars in the Designated Eurocurrency Market in the relevant amount for the applicable Interest Period, or (ii) will not adequately and fairly reflect the cost to such Lenders of making the applicable Eurocurrency Rate Advances;

        then the Administrative Agent forthwith shall give notice thereof to the relevant Borrower and the Lenders, whereupon until the Administrative Agent notifies that Borrower that the circumstances giving rise to such suspension no longer exist, the obligation of the Lenders to make any future Eurocurrency Rate Advances to that Borrower shall be suspended.

                        (e) Upon payment or prepayment of any Eurocurrency Rate Advance (other than as the result of a conversion required under clause
        (c) of this Section) on a day other than the last day in the applicable Interest Period (whether voluntarily, involuntarily, by reason of acceleration, or otherwise), or upon the failure of any Borrower (for a reason other than the failure of a Lender to make an Advance) to borrow on the date or in the amount specified for a Eurocurrency Rate Advance in any Request for Loan, or upon the failure of that Borrower to prepay a Eurocurrency Rate Loan or Advance on the date specified in a notice of prepayment delivered to the Administrative Agent pursuant to Section 3.1(e), the relevant Borrower shall pay to the appropriate Lender within ten Business Days after demand a prepayment fee, failure to borrow fee or failure to prepay fee, as the case may be (determined as though 100% of that Lender's Eurocurrency Rate Advance had been funded in the Designated Eurocurrency Market), equal to the sum of:

                                (1) the principal amount of the Eurocurrency
                Rate Advance prepaid or not borrowed or prepaid, as the case may be, times [the number of days from and including the date of prepayment or failure to borrow or prepay, as applicable, to but excluding the last day in the applicable Interest Period], divided by 360, times the applicable Interest Differential (provided that the product of the foregoing formula must be a positive number); plus

                                (2) all out-of-pocket expenses incurred by the
                Lender reasonably attributable to such payment, prepayment or failure to borrow.

        Each Lender's determination of the amount of any prepayment fee, failure to borrow fee or failure to prepay fee payable under this Section shall be conclusive in the absence of manifest error.

                        (f) Each Lender agrees to endeavor promptly to notify the Borrowers of any event of which it has actual knowledge, occurring after the date hereof, which will entitle such Lender to compensation pursuant to clause (a) or clause (b) of this Section, and agrees to designate a different Eurocurrency Lending Office if such designation will avoid the need for or reduce the amount of such compensation and will not, in the good faith judgment of such Lender, otherwise be materially disadvantageous to such Lender. Any request for compensation by a Lender under this Section shall set forth the basis upon which it has been determined that such an amount is due from the Borrowers, a calculation of the amount due, and a certification that the corresponding costs have been incurred by the Lender.

                        (g) If any Lender claims compensation or is excused from making or continuing Eurocurrency Rate Loans or Advances under this Section, the Borrowers may at any time, upon at least 4 Eurocurrency Business Days' prior notice to the Administrative Agent and such Lender and upon payment in full of the amounts provided for in this Section through the date of such payment plus any prepayment fee (subject to clause (c) of this Section) required by clause (e) of this Section, pay in full the affected Eurocurrency Rate Advances of such Lender or request that such Eurocurrency Rate Advances be converted to Base Rate Advances.

                3.9 Default Rate. If any installment of principal or interest or any fee or cost or other amount payable under any Loan Document to the Administrative Agent or any Lender is not paid when due, or at the option of the Requisite Lenders upon the occurrence and during the continuance of any Event of Default, the outstanding Loans, and any such delinquent fees, costs or other amounts, shall thereafter bear interest at a rate which is 2% per annum in excess of the otherwise applicable rate, and the outstanding Letters of Credit shall thereafter accrue fees at a rate which is 2% per annum in excess of the otherwise applicable fees, in each case to the fullest extent permitted by applicable Laws. Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be compounded monthly, on the last day of each calendar month, to the fullest extent permitted by applicable Laws.

                3.10 Computation of Interest and Fees. Computation of interest on Base Rate Loans shall be calculated on the basis of a year of 365 or 366 days, as the case may be, and the actual number of days elapsed; computation of interest on Eurocurrency Rate Loans and all fees under this Agreement shall be calculated on the basis of a year of 360 days and the actual number of days elapsed. The Borrowers acknowledge that such latter calculation method will result in a higher yield to the Lenders than a method based on a year of 365 or 366 days. Interest shall accrue on each Loan for the day on which the Loan is made; interest shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid. Any Loan that is repaid on the same day on which it is made shall bear interest for one day. Notwithstanding anything in this Agreement to the contrary, interest in excess of the maximum amount permitted by applicable Laws shall not accrue or be payable hereunder or under the Notes, and any amount paid as interest hereunder or under the Notes which would otherwise be in excess of such maximum permitted amount shall instead be treated as a payment of principal.

                3.11 Non-Business Days. If any payment to be made by the Borrowers or any other Party under any Loan Document shall come due on a day other than a Business Day, payment shall instead be considered due on the next succeeding Business Day and the extension of time shall be reflected in computing interest and fees.

                3.12 Manner and Treatment of Payments.

                        (a) Each payment hereunder (except payments pursuant to Sections 3.7, 3.8, 11.3, 11.11 and 11.22) or on the Notes or under any other Loan Document shall be made to the Administrative Agent, at the Administrative Agent's Office, for the account of each of the Lenders or the Administrative Agent, as the case may be, in immediately available funds (by wire transfer, debit of an account with the Administrative Agent or by other means acceptable to the Administrative Agent) not later than 11:00 a.m. other than payments with respect to Swing Line Loans, which must be paid directly to the Swing Line Lender and received by 3:00 p.m.), California local time, on the day of payment (which must be a Business Day). All payments received after such time, on any Business Day, shall be deemed received on the next succeeding Business Day. The amount of all payments received by the Administrative Agent for the account of each Lender shall be immediately paid by the Administrative Agent to the applicable Lender in immediately available funds and, if such payment was received by the Administrative Agent by 11:00 a.m., California local time, on a Business Day and not so made available to the account of a Lender on that Business Day, the Administrative Agent shall reimburse that Lender for the cost to such Lender of funding the amount of such payment at the Federal Funds Rate. All payments shall be made in lawful money of the United States of America except that payments in respect of the German Commitment Loans shall be made in Euros.

                        (b) Each payment or prepayment on account of any Loan shall be applied pro rata according to the outstanding Advances made by each Lender comprising such Loan.

                        (c) Each Lender shall use its best efforts to keep a record (which may be in tangible or electronic or other intangible form) of Advances made by it and payments received by it with respect to each of its Notes and, subject to Section 10.6(g), such record shall, as against the Borrowers, be presumptive evidence of the amounts owing. Notwithstanding the foregoing sentence, the failure by any Lender to keep such a record shall not affect the Borrowers' obligation to pay the Obligations.

                        (d) Each payment of any amount payable by the Borrowers or any other Party under this Agreement or any other Loan Document shall be made free and clear of, and without reduction by reason of, any taxes, assessments or other charges imposed by any Governmental Agency, central bank or comparable authority, excluding (i) taxes imposed on or measured in whole or in part by overall net income, gross income or gross receipts, (ii) franchise taxes imposed on any Lender by (A) any jurisdiction (or political subdivision thereof) in which it is organized or maintains its principal office or Eurocurrency Lending Office or (B) any jurisdiction (or political subdivision thereof) in which it is "doing business", (iii) any withholding taxes or other taxes based on gross income imposed by the United States of America that are not attributable to any change in any Law or the interpretation or administration of any Law by any Governmental Agency and (iv) any withholding tax or other taxes based on gross income imposed by the United States of America for any period with respect to which it has failed to provide the Borrowers with the appropriate form or forms required by Section 11.21 (all such non-excluded taxes, assessments or other charges being hereinafter referred to as "Taxes"). To the extent that the Borrowers or any other Party is obligated by applicable Laws to make any deduction or withholding on account of Taxes from any amount payable to any Lender under this Agreement, they shall (i) make such deduction or withholding and pay the same to the relevant Governmental Agency and (ii) pay such additional amount to that Lender as is necessary to result in that Lender's receiving a net after-Tax amount equal to the amount to which that Lender would have been entitled under this Agreement absent such deduction or withholding. If and when receipt of such payment results in an excess payment or credit to that Lender on account of such Taxes, that Lender shall promptly refund such excess to the Borrowers or the relevant Party.

                3.13 Funding Sources. Nothing in this Agreement shall be deemed to obligate any Lender to obtain the funds for any Loan or Advance in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan or Advance in any particular place or manner.

                3.14 Failure to Charge Not Subsequent Waiver. Any decision by the Administrative Agent or any Lender not to require payment of any interest (including interest at the Default Rate), fee, cost or other amount payable under any Loan Document, or to calculate any amount payable by a particular method, on any occasion shall in no way limit or be deemed a waiver of the Administrative Agent's or such Lender's right to require full payment of any interest (including interest at the Default Rate), fee, cost or other amount payable under any Loan Document, or to calculate an amount payable by another method that is not inconsistent with this Agreement, on any other or subsequent occasion.

                3.15 Administrative Agent's Right to Assume Payments Will be Made by the Borrowers. Unless the Administrative Agent shall have been notified by the Borrowers prior to the date on which any payment to be made by the Borrowers hereunder is due that the Borrowers do not intend to remit such payment, the Administrative Agent may, in its discretion, assume that the relevant Borrower has remitted such payment when so due and the Administrative Agent may, in its discretion and in reliance upon such assumption, make available to each Lender on such payment date an amount equal to such Lender's share of such assumed payment. If the relevant Borrower has not in fact remitted such payment to the Administrative Agent, each Lender shall forthwith on demand repay to the Administrative Agent the amount of such assumed payment made available to such Lender, together with interest thereon in respect of each day from and including the date such amount was made available by the Administrative Agent to such Lender to the date such amount is repaid to the Administrative Agent at the Federal Funds Rate.

                3.16 Fee Determination Detail. The Administrative Agent and any Lender shall provide reasonable detail to the Borrowers regarding the manner in which the amount of any payment to the Creditors, or that Lender, under Article 3 has been determined, concurrently with demand for such payment.

                3.17 Survivability. All of the Borrowers' obligations under Sections 3.7 and 3.8 shall survive for ninety days following the date on which the last occurs: (a) the Commitments are terminated, (b) all Obligations are fully paid, and (c) all Letters of Credit have expired or have been cash collateralized in a manner which is acceptable to the Administrative Agent and the Issuing Lender.

                3.18 Currency Conversion.

                        (a) All Obligations of the Domestic Borrower to the Creditors shall be paid to the Creditors in Dollars. All Obligations of the German Borrowers to the Creditors shall be paid to the Creditors in Euros. The Borrowers' obligations hereunder and under the other Loan Documents to make payments in either such currency (the "Obligation Currency") shall not be discharged or satisfied by any tender or recovery pursuant to any judgment expressed in or converted into any other currency, except to the extent that such tender or recovery results in the effective receipt by the Creditors of the full amount expressed to be payable to the Creditors under this Agreement or the other Loan Documents. If for the purpose of obtaining or enforcing judgment against any Borrower in any court or in any jurisdiction, it becomes necessary to convert into or from any currency other than the Obligation Currency (such other currency being hereinafter referred to as the "Judgment Currency") an amount due in the Obligation Currency, the conversion shall be made, at the Euro Equivalent or the Dollar Equivalent thereof, as the case may be, and, in the case of other currencies, the rate of exchange (as quoted by the Administrative Agent or if the Administrative Agent does not quote a rate of exchange on such currency, by a known dealer in such currency designated by the Administrative Agent) determined, in each case, as of the day immediately preceding the day on which the judgment is given (such Business Day being hereinafter referred to as the "Judgment Currency Conversion Date").

                        (b) If there is a change in the rate of exchange prevailing between the Judgment Currency Conversion Date and the date of actual payment of the amount due, the Borrowers covenant and agree to pay, or cause to be paid, such additional amounts, if any (but in any event not a lesser amount) as may be necessary to ensure that the amount paid in the Judgment Currency, when converted at the rate of exchange prevailing on the date of payment, will produce the amount of the Obligation Currency which could have been purchased with the amount of Judgment Currency stipulated in the judgment or judicial award at the rate or exchange prevailing on the Judgment Currency Conversion Date.

                        (c) For purposes of determining the Euro Equivalent or the Dollar Equivalent or any other rate of exchange for this Section, such amounts shall include any premium and costs payable in connection with the purchase of the Obligation Currency.

                                    Article 4
                         REPRESENTATIONS AND WARRANTIES

                Each Borrower represents and warrants to the Lenders that:

                4.1 Existence and Qualification; Power; Compliance With Laws. The Domestic Borrower is a corporation duly incorporated, validly existing and in good standing under the Laws of Nevada. Each of the German Borrowers are each companies duly formed, validly existing and in good standing under the Laws of the Federal Republic of Germany. Each of the Subsidiaries of the Domestic Borrowers is duly formed, validly existing and in good standing under the Laws of its state or jurisdiction of formation. Each of the Borrowers and each of their respective Subsidiaries are duly qualified or registered to transact business and are in good standing in each other jurisdiction in which the conduct of their business or the ownership or leasing of their Properties makes such qualification or registration necessary, except where the failure so to qualify or register and to be in good standing would not constitute a Material Adverse Effect. The Borrowers and each of their respective Subsidiaries have all requisite corporate or other organizational power and authority to conduct their business, to own and lease their Properties and to execute and deliver each Loan Document to which each is a Party and to perform the Obligations. All outstanding shares of the capital stock of the Domestic Borrower are duly authorized, validly issued, fully paid and non-assessable, and no holder thereof has any enforceable right of rescission under any applicable state or federal securities Laws. Each Borrower is in compliance with all Requirements of Law applicable to its business as at present conducted, has obtained all authorizations, consents, approvals, orders, licenses and permits from, and has accomplished all filings, registrations and qualifications with, or obtained exemptions from any of the foregoing from, any Governmental Agency that are necessary for the transaction of its business as at present conducted, except where the failure so to comply, file, register, qualify or obtain exemptions does not constitute a Material Adverse Effect.

                4.2 Authority; Compliance With Other Agreements and Instruments and Government Regulations. The execution, delivery and performance by each Borrower and each Significant Subsidiary of the Loan Documents to which it is a Party have been duly authorized by all necessary corporate or other organizational action, and do not and will not:

                        (a) Require any consent or approval not heretofore obtained of any member, partner, director, stockholder, security holder or creditor of such Party;

                        (b) Violate or conflict with any provision of such Party's charter, articles of incorporation, operating agreement or bylaws, as applicable;

                        (c) Result in or require the creation or imposition of any Lien or Right of Others upon or with respect to any Property now owned or leased or hereafter acquired by such Party;

                        (d) Violate any Requirement of Law applicable to such Party, subject to obtaining the authorizations from, or filings with, the Governmental Agencies described in Schedule 4.3;

                        (e) Result in a breach of or constitute a default under, or cause or permit the acceleration of any obligation owed under, any indenture or loan or credit agreement or any other Contractual Obligation to which such Party is a party or by which such Party or any of its Property is bound or affected;

and neither the Borrowers nor any Significant Subsidiary is in violation of, or default under, any Requirement of Law or Contractual Obligation, or any indenture, loan or credit agreement described in Section 4.2(e), in any respect that constitutes a Material Adverse Effect.

                4.3 No Governmental Approvals Required - Consents to Pledge. Except as set forth in Schedule 4.3 or previously obtained or made, no authorization, consent, approval, order, license or permit from, or filing, registration or qualification with, any Governmental Agency is or will be required to authorize or permit under applicable Laws the execution, delivery and performance by the Domestic Borrower, the German Borrowers and their respective Subsidiaries of the Loan Documents to which it is a Party. Except as set forth in Schedule 4.3, all authorizations from, or filings with, any Governmental Agency described in Schedule 4.3 will be accomplished as of the Closing Date. As to the items set forth on Schedule 5.12, the Borrowers represent and warrant that they have filed all applications and petitions necessary to obtain the authorizations, consents and approvals described therein (except to the extent that the same require the filing of this Agreement, in which case the same shall be accomplished within 10 days following the execution hereof).

                4.4 Subsidiaries.

                        (a) Schedule 4.4 hereto correctly sets forth the names, form of legal entity, number of shares of capital stock issued and outstanding, number of shares owned by the Domestic Borrower or a Subsidiary of the Domestic Borrower (specifying such owner) and jurisdictions of organization of all Subsidiaries of the Domestic Borrower. Except as described in Schedule 4.4 (and Investments and Acquisitions made after the date hereof and permitted hereby), the Domestic Borrower does not own any capital stock, equity interest or debt security which is convertible, or exchangeable, for capital stock or equity interests in any Person. Unless otherwise indicated in
        Schedule 4.4, all of the outstanding shares of capital stock, or all of the units of equity interest, as the case may be, of each Subsidiary are owned of record and beneficially by the Domestic Borrower, there are no outstanding options, warrants or other rights to purchase capital stock of any such Subsidiary, and all such shares or equity interests so owned are duly authorized, validly issued, fully paid and non-assessable, and were issued in compliance with all applicable state and federal securities and other Laws, and are free and clear of all Liens and Rights of Others, except for Permitted Encumbrances and Permitted Rights of Others.

                        (b) Each Subsidiary of the Domestic Borrower is in compliance with all Requirements of Law applicable to its business and has obtained all authorizations, consents, approvals, orders, licenses, and permits from, and each such Subsidiary has accomplished all filings, registrations, and qualifications with, or obtained exemptions from any of the foregoing from, any Governmental Agency that are necessary for the transaction of its business, except where the failure to be in such compliance, obtain such authorizations, consents, approvals, orders, licenses, and permits, accomplish such filings, registrations, and qualifications, or obtain such exemptions, does not constitute a Material Adverse Effect.

                4.5 Financial Statements. The Domestic Borrower has furnished to the Lenders (a) the audited consolidated and consolidating financial statements of the Domestic Borrower and its Subsidiaries for the Fiscal Year ended June 30, 2000 and (b) the unaudited consolidated and consolidating financial statements of each of the Domestic Borrower and its Subsidiaries for the Fiscal Quarter ended March 31, 2001, and (c) the unaudited consolidated and consolidating financial statements of German Holdings and its Subsidiaries for the Fiscal Quarter ended March 31, 2001. The financial statements described above fairly present in all material respects the financial condition, results of operations and changes in financial position of the Domestic Borrower and its Subsidiaries or their German Borrowers and their Subsidiaries, as the case may be, as of such dates and for such periods in conformity with Generally Accepted Accounting Principles, consistently applied.

                4.6 No Other Liabilities; No Material Adverse Changes. As of the Closing Date, the Domestic Borrower and its Subsidiaries do not have any material liability or material contingent liability required under Generally Accepted Accounting Principles to be reflected or disclosed and not reflected or disclosed in the financial statements described in Section 4.5(b), other than liabilities and contingent liabilities arising in the ordinary course of business since the date of such financial statements. As of the Closing Date, no circumstance or event has occurred that constitutes a Material Adverse Effect as to the Domestic Borrower and its Subsidiaries since June 30, 2000. As of any date subsequent to the Closing Date, no circumstance or event has occurred that constitutes a Material Adverse Effect since the Closing Date.

                4.7 Title to Property. The Domestic Borrower and its Subsidiaries have rights in the Property reflected in the financial statements described in Section 4.5(b), other than immaterial items of Property and Property subsequently sold or disposed of in the ordinary course of business, free and clear of all Liens and Rights of Others, other than Permitted Encumbrances, Permitted Rights of Others and Liens or Rights of Others described in Schedule 4.7 or permitted by Section 6.8.

                4.8 Real Property. Schedule 4.8 sets forth as of the Closing Date a summary description of all real property owned and real property leasehold estates held by the Domestic Borrower and its Subsidiaries, which summary is accurate and complete in all material respects except for real property acquired or leased after the Closing Date after notice to the Administrative Agent.

                4.9 Intangible Assets. The Domestic Borrower and its Subsidiaries own, or possess the right to use to the extent necessary in their businesses, all material trademarks, trade names, copyrights, patents, patent rights, computer software, licenses and other Intangible Assets that are used in the conduct of their businesses, and no such Intangible Asset, to the actual best knowledge of the Domestic Borrower, conflicts with the valid trademark, trade name, copyright, mask work, patent, patent right or Intangible Asset of any other Person to the extent that such conflict constitutes a Material Adverse Effect. Schedule 4.9 sets forth all material patents, trademarks, trade names, trade styles, copyrights and mask works owned by the Domestic Borrower and its Subsidiaries.

                4.10 Public Utility Holding Company Act. Neither the Domestic Borrower nor any of its Subsidiaries is a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended.

                4.11 Litigation. Except for (a) any matter fully covered as to subject matter and amount (subject to applicable deductibles and retentions) by insurance as to which the insurance carrier has been notified and has not asserted lack of subject matter coverage or reserved its right to do so, (b) any matter, or series of related matters, involving a claim against the Domestic Borrower or any of its Subsidiaries of less than $2,500,000, (c) matters of an administrative nature not involving a claim or charge against the Domestic Borrower or any of its Subsidiaries and (d) matters set forth in

Schedule 4.11, there are no actions, suits, proceedings or investigations pending as to which the Domestic Borrower or any of its Subsidiaries have been served or have received notice or, to the best knowledge of the Domestic Borrower, threatened against or affecting the Domestic Borrower or any of its Subsidiaries or any Property of any of them before any Governmental Agency which may reasonably be expected to have a Material Adverse Effect.

                4.12 Binding Obligations. Each of the Loan Documents to which the Domestic Borrower or any of its Subsidiaries is a Party will, when executed and delivered by such Party, constitute the legal, valid and binding obligation of such Party, enforceable against such Party in accordance with its terms, except as enforcement may be limited by Debtor Relief Laws, Gaming Laws or equitable principles relating to the granting of specific performance and other equitable remedies as a matter of judicial discretion.


                4.13 No Default. No event has occurred and is continuing that is a Default or Event of Default.

                4.14 ERISA.

                        (a) With respect to each Pension Plan:

                                (i) such Pension Plan complies in all material
                respects with ERISA and any other applicable Laws to the extent that noncompliance could reasonably be expected to have a Material Adverse Effect;

                                (ii) such Pension Plan has not incurred any
                "accumulated funding deficiency" (as defined in Section 302 of ERISA) that could reasonably be expected to have a Material Adverse Effect;

                                (iii) no "reportable event" (as defined in
                Section 4043 of ERISA) has occurred that could reasonably be expected to have a Material Adverse Effect; and

                                (iv) neither the Domestic Borrower nor any of
                its Subsidiaries has engaged in any non-exempt "prohibited transaction" (as defined in Section 4975 of the Code) that could reasonably be expected to have a Material Adverse Effect.

                        (b) Neither the Domestic Borrower nor any of its Subsidiaries has incurred or expects to incur any withdrawal liability to any Multiemployer Plan that could reasonably be expected to have a Material Adverse Effect.

                4.15 Regulations T, U and X; Investment Company Act. No part of the proceeds of any Loan hereunder will be used to purchase or carry, or to extend credit to others for the purpose of purchasing or carrying, any Margin Stock in violation of Regulations T, U and X. Neither the Domestic Borrower nor any of its Subsidiaries is or is required to be registered as an "investment company" under the Investment Company Act of 1940.

                4.16 Disclosure. Taken as a whole, the written statements made by Senior Officers of the Domestic Borrower, the German Borrowers and their respective Subsidiaries to the Administrative Agent and to the Lenders in connection with this Agreement, and in connection with the Loans, do not contain as of the date thereof, any untrue statement of a material fact or omitted a material fact necessary to make the statement made not misleading in light of all the circumstances existing at the date the statement was made.

                4.17 Tax Liability. The Domestic Borrower and its Subsidiaries have filed all tax returns which are required to be filed, and have paid, or made provision for the payment of, all taxes with respect to the periods, Property or transactions covered by said returns, or pursuant to any assessment received by the Domestic Borrower or its Subsidiaries, except (a) such taxes, if any, as are being contested in good faith by appropriate proceedings and as to which adequate reserves have been established and maintained and (b) immaterial taxes so long as no material Property of the Domestic Borrower or any of its Subsidiaries is in jeopardy of being seized, levied upon or forfeited.

                4.18 Projections. As of the Closing Date, the assumptions set forth in the Projections are reasonable and consistent with each other and with all facts known to the Domestic Borrower and its Subsidiaries, and the Projections are reasonably based on such assumptions. Nothing in this Section shall be construed as a representation or covenant that the Projections in fact will be achieved. The Creditors acknowledge that the Projections are forward-looking statements and that actual financial results for the Domestic Borrower and its Subsidiaries could differ materially from those set forth in the Projections.

                4.19 Hazardous Materials. Except as described in Schedule 4.19,
(a) neither the Domestic Borrower nor any of its Subsidiaries at any time has disposed of, discharged, released or threatened the release of any Hazardous Materials on, from or under the Real Property in violation of any Hazardous Materials Law that would individually or in the aggregate constitute a Material Adverse Effect, (b) to the actual best knowledge of the Domestic Borrower, no condition exists that violates any Hazardous Material Law affecting any Real Property except for such violations that would not individually or in the aggregate have a Material Adverse Effect, (c) no Real Property or any portion thereof is or has been utilized by the Domestic Borrower or any of its Subsidiaries as a site for the manufacture of any Hazardous Materials and (d) to the extent that any Hazardous Materials are used, generated or stored by the Domestic Borrower or any of its Subsidiaries on any Real Property, or transported to or from such Real Property by the Domestic Borrower or any of its Subsidiaries, such use, generation, storage and transportation are in compliance in all material respects with all Hazardous Materials Laws.

                                    Article 5
                             AFFIRMATIVE COVENANTS
              (OTHER THAN INFORMATION AND REPORTING REQUIREMENTS)

                So long as any Advance remains unpaid, or any Letter of Credit remains outstanding or any other Obligation remains unpaid, or any portion of the Commitments remains in force, Borrowers shall, and shall cause each of their respective Subsidiaries to, unless the Administrative Agent (with the written approval of the Requisite Lenders (or, if required by Section 11.2, another group of the Lenders)) otherwise consents:

                5.1 Payment of Taxes and Other Potential Liens. Pay and discharge promptly all taxes, assessments and governmental charges or levies imposed upon any of them, upon their respective Property or any part thereof and upon their respective income or profits or any part thereof, except that the Domestic Borrower and its Subsidiaries shall not be required to pay or cause to be paid (a) any tax, assessment, charge or levy that is not yet past due, or is being contested in good faith by appropriate proceedings so long as the relevant entity has established and maintains adequate reserves for the payment of the same or (b) any immaterial tax so long as no material Property of the Domestic Borrower or any of its Subsidiaries is in jeopardy of being seized, levied upon or forfeited.

                5.2 Preservation of Existence. Except for transactions permitted by Sections 6.2 and 6.3, preserve and maintain their respective existences in the jurisdiction of their formation and all material authorizations, rights, franchises, privileges, consents, approvals, orders, licenses, permits, or registrations from any Governmental Agency that are necessary for the transaction of their respective business except where the failure to so preserve and maintain the existence of any Subsidiary of the Domestic Borrower and such authorizations, rights, franchises, privileges, consents, approvals, orders, licenses, permits, or registrations would not constitute a Material Adverse Effect; and qualify and remain qualified to transact business in each jurisdiction in which such qualification is necessary in view of their respective business or the ownership or leasing of their respective Properties except where the failure to so qualify or remain qualified would not constitute a Material Adverse Effect.

                5.3 Maintenance of Properties. Maintain, preserve and protect all of their respective Properties in good order and condition, subject to wear and tear in the ordinary course of business, and not permit any waste of their respective Properties, except that neither (a) the failure to maintain, preserve and protect a particular item of Property that is not of significant value, either intrinsically or to the operations of the Domestic Borrower and its Subsidiaries, taken as a whole, nor (b) any Disposition permitted by Section 6.2, shall constitute a violation of this covenant.

                5.4 Maintenance of Insurance. Maintain liability, casualty and other insurance (subject to customary deductibles and retentions) with responsible insurance companies in such amounts and against such risks as is carried by responsible companies engaged in similar businesses and owning similar assets in the general areas in which the Domestic Borrower and its Subsidiaries operate, and in any event coverages which are not materially less than those maintained as of the Closing Date.

                5.5 Compliance With Laws. Comply, within the time period, if any, given for such compliance by the relevant Governmental Agency with enforcement authority, with all Requirements of Law noncompliance with which constitutes a Material Adverse Effect, except that the Domestic Borrower and its Subsidiaries need not comply with a Requirement of Law then being contested by any of them in good faith by appropriate proceedings.

                5.6 Inspection Rights. Upon reasonable notice, at any time during regular business hours and as often as reasonably requested (but not so as to materially interfere with the business of the Domestic Borrower or any of its Subsidiaries) permit the Administrative Agent or any Lender, or any authorized employee, agent or representative thereof, to examine, audit and make copies and abstracts from the records and books of account of, and to visit and inspect the Properties of, the Domestic Borrower and its Subsidiaries and to discuss the affairs, finances and accounts of the Domestic Borrower and its Subsidiaries with any of their officers, managers, key employees or accountants and, upon request, furnish promptly to the Administrative Agent or any Lender true copies of all financial information made available to the board of directors or audit committee of the board of directors of the Domestic Borrower.

                5.7 Keeping of Records and Books of Account. Keep adequate records and books of account reflecting all financial transactions in conformity with Generally Accepted Accounting Principles, consistently applied, and in material conformity with all applicable requirements of any Governmental Agency having regulatory jurisdiction over the Domestic Borrower or any of its Subsidiaries.

                5.8 Compliance With Agreements. Promptly and fully comply with all Contractual Obligations under all material agreements, indentures, leases and/or instruments to which any one or more of them is a party, whether such material agreements, indentures, leases or instruments are with a Lender or another Person, except for any such Contractual Obligations (a) the performance of which would cause a Default or (b) then being contested by any of them in good faith by appropriate proceedings or if the failure to comply with such agreements, indentures, leases or instruments does not constitute a Material Adverse Effect.

                5.9 Use of Proceeds. Use the proceeds of Loans (a) on the Closing Date, to repay the obligations under and terminate the Existing Credit Agreement and the Refinanced Leases, and (b) for capital expenditures, to provide working capital and for other general corporate purposes of the Domestic Borrower and its Subsidiaries including the Acquisitions and Investments permitted or described herein.

                5.10 New Significant Subsidiaries. Cause each Person, other than any Excluded Subsidiary, (a) that hereafter becomes a Domestic Significant Subsidiary of the Domestic Borrower to execute and deliver, concurrently with its formation, acquisition or otherwise becoming a Domestic Significant Subsidiary, joinders to the Domestic Facilities Guaranty, the Domestic Subsidiaries Security Agreement and the German Facility Guaranty, together with such other instruments, documents and agreements, including financing statements, as the Administrative Agent may require to grant and perfect Liens in substantially all of its Property to secure its obligations under such guarantees, and (b) that hereafter becomes a Foreign Significant Subsidiary, to execute and deliver, concurrently with its formation, acquisition or otherwise becoming a Foreign Significant Subsidiary, a guarantee of the German Note and additional German Security Documents together with such other instruments, documents and agreements, including financing statements, as the Administrative Agent may require to grant and perfect Liens in substantially all of its Property to secure its obligations under its guarantee of the German Note. In addition thereto, the Borrowers shall cause (A) 100% of the capital stock of each such Person which is a Domestic Significant Subsidiary to be pledged to the Administrative Agent pursuant to the Domestic Facilities Pledge Agreement,
(B) 100% of the capital stock of each such Person which is a Foreign Significant Subsidiary to be pledged to the Administrative Agent pursuant to the German Facility Pledge Agreement and 65% of the capital stock of each such Person which is a

Foreign Significant Subsidiary to be pledged to the Administrative Agent pursuant to the Domestic Facilities Pledge Agreement, together with any other Collateral Documents requested by the Administrative Agent.

                5.11 Hazardous Materials Laws. Keep and maintain all Real Property and each portion thereof in compliance in all material respects with all applicable Hazardous Materials Laws and promptly notify the Administrative Agent in writing (attaching a copy of any pertinent written material) of (a) any and all material enforcement, cleanup, removal or other governmental or regulatory actions instituted, completed or threatened in writing by a Governmental Agency pursuant to any applicable Hazardous Materials Laws, (b) any and all material claims made or threatened in writing by any Person against the Domestic Borrower or its Subsidiaries relating to damage, contribution, cost recovery, compensation, loss or injury resulting from any Hazardous Materials and (c) discovery by any Senior Officer of the Domestic Borrower of any material occurrence or condition on Property adjoining or in the vicinity of such Real Property that could reasonably be expected to cause such Real Property or any part thereof to be subject to any restrictions on the ownership, occupancy, transferability or use of such Real Property under any applicable Hazardous Materials Laws.

                5.12 Approvals of Pledge of Significant Subsidiary Shares. Diligently pursue by appropriate proceedings and in all events shall obtain on or before October 31, 2001, all Gaming Board and other Governmental Agency approvals required for the Domestic Borrower and its Subsidiaries to pledge its shares of gaming licensees described in Schedule 5.12 to the Administrative Agent to secure the Obligations pursuant to the Domestic Facilities Pledge Agreement and the German Facility Pledge Agreement.

                                    Article 6
                               NEGATIVE COVENANTS

                So long as any Advance remains unpaid, or any Letter of Credit remains outstanding or any other Obligation remains unpaid, or any portion of the Commitments remain in force, the Borrowers shall not, and shall not permit any of their respective Subsidiaries to, unless the Administrative Agent (with the written approval of the Requisite Lenders or, if required by Section 11.2, of any other group of the Lenders) otherwise consents:

                6.1 Payment of Subordinated Obligations. Prepay any principal including sinking fund payments) or any other amount with respect to any Subordinated Obligation, or purchase or redeem (or offer to purchase or redeem) any Subordinated Obligation prior to the scheduled maturity date thereof, or deposit any monies, securities or other Property with any trustee or other Person to provide assurance that the principal or any portion thereof of any Subordinated Obligation will be paid when due or otherwise to provide for the defeasance of any Subordinated Obligation provided that so long as no Default or Event of Default then exists or would result therefrom, the Domestic Borrower may make payments of scheduled interest on any Subordinated Obligations in accordance with the terms thereof.

                6.2 Disposition of Property. Make any Disposition of its Property, whether now owned or hereafter acquired, other than Dispositions of the types described below made when no Default or Event of Default exists or would result therefrom:

                        (a) Dispositions of obsolete or worn-out Property, tools or equipment no longer used or useful in its business or Real Property no longer used or useful in its business;

                        (b) Dispositions of the stock or assets of the Bally Wulff division (including without limitation the capital stock or assets of the German Borrowers), provide that the Loans under the German Commitment are concurrently repaid in full and the German Commitment is terminated (but without any requirement of reduction of the Domestic Commitments);

                        (c) Dispositions consisting of any sale and leaseback of the Headquarters Property, provided that (i) a portion of the proceeds of such sale is applied to prepay the Loans as set forth in Section 2.7 and (ii) the related sale transaction is on a non-recourse basis to the Domestic Borrower and its Subsidiaries (other than as to conventional representations, warranties and indemnities regarding the condition thereof) and the residual liability of the Domestic Borrower and its Subsidiaries is limited to rental obligations with respect to the Headquarters Property;

                        (d) so long as no Event of Default has occurred and is continuing or would result therefrom, the Domestic Borrower and its Subsidiaries may sell equipment and other assets, to the extent not otherwise permitted under any other clause of this Section 6.2, at the fair market value thereof (as determined in good faith by management of the Domestic Borrower), provided that the aggregate consideration (valued as described above) for all sales pursuant to this clause (d) shall not exceed $5,000,000 in any Fiscal Year of the Domestic Borrower;

                        (e) the Domestic Borrower and its Subsidiaries may, in the ordinary course of business, license, as licensor or licensee, patents, trademarks, copyrights, mask works and know-how to third Persons and to one another; and

                        (f) liquidations and dissolutions of Subsidiaries permitted by Section 5.2 (including, without limitation, the transfer of the assets of Bally Gaming Missouri, Inc., to Bally Gaming, Inc., in compliance with all Gaming Laws and the requirements of all Gaming Boards).

                6.3 Mergers. Merge or consolidate with or into any Person, except (a) mergers and consolidations of a Wholly-Owned Subsidiary of the Domestic Borrower into the Domestic Borrower or another Wholly-Owned Subsidiary of the Domestic Borrower, and (b) mergers with any Person in connection with Acquisitions permitted under Section 6.12 so long as the Domestic Borrower and its Subsidiaries execute such amendments to the Loan Documents as may be reasonably requested by the Administrative Agent to reflect such change.

                6.4 Hostile Acquisitions. Directly or indirectly use the proceeds of any Loan in connection with the acquisition of part or all of a voting interest of five percent or more in any corporation or other business entity if such acquisition is opposed by the board of directors or management of such corporation or business entity.

                6.5 Distributions. Make any Distribution, whether from capital, income or otherwise, and whether in Cash or other Property, except:

                        (a) Distributions by a Subsidiary of the Domestic Borrower to the Domestic Borrower or to a Wholly-Owned Significant Subsidiary and by the Excluded Subsidiaries to their other stakeholders in the ordinary course of business and consistent with past practices;

                        (b) so long as no Default or Event of Default has occurred and is continuing or would result therefrom, Distributions by the Domestic Borrower to repurchase outstanding shares of its common stock (or options to purchase such common stock) following the death, disability or termination of employment of employees of the Domestic Borrower or any of its Subsidiaries, provided that the aggregate amount of Distributions made by the Domestic Borrower pursuant to this clause
        (b) shall not exceed $1,000,000 in any Fiscal Year of the Domestic Borrower; and

                        (c) so long as no Default or Event of Default has occurred and is continuing or would result therefrom, Distributions by the Domestic Borrower to repurchase other outstanding shares of its common stock (or options to purchase such common stock), provide that the aggregate amount of Distributions made by the Domestic Borrower pursuant to this clause (c) shall not exceed $5,000,000 in any Fiscal Year.

                6.6 ERISA. At any time, permit any Pension Plan to (i) engage in any non-exempt "prohibited transaction" (as defined in Section 4975 of the Code), (ii) fail to comply with ERISA or any other applicable Laws, (iii) incur any material "accumulated funding deficiency" (as defined in Section 302 of ERISA), or (iv) terminate in any manner, which, with respect to each event listed above, could reasonably be expected to result in a Material Adverse Effect, or (v) withdraw, completely or partially, from any Multiemployer Plan if to do so could reasonably be expected to result in a Material Adverse Effect.

                6.7 Change in Nature of Business. Make any material change in the nature of the business of the Domestic Borrower and its Subsidiaries, taken as a whole.

                6.8 Liens and Negative Pledges. Create, incur, assume or suffer to exist any Lien or Negative Pledge of any nature upon or with respect to any of its Properties, or engage in any sale and leaseback transaction with respect to any of its Properties, whether now owned or hereafter acquired, except:

                        (a) Permitted Encumbrances;

                        (b) Liens and Negative Pledges under the Loan Documents;

                        (c) Liens and Negative Pledges existing on the Closing Date and disclosed in Schedule 4.7 and any renewals/extensions or amendments thereof, provided that the obligations secured or benefitted thereby are not increased;

                        (d) Liens and related Negative Pledges on Property acquired by the Domestic Borrower or any of its Subsidiaries following the Closing Date securing Indebtedness permitted under Section 6.9(e) and which and are not created in contemplation of the acquisitions described in that Section;

                        (e) Liens securing Indebtedness permitted by Section 6.9(d) on and limited to the capital assets acquired, constructed or financed with the proceeds of such Indebtedness or with the proceeds of any Indebtedness directly or indirectly refinanced by such Indebtedness, and related Negative Pledges with respect to such assets, provided that the scope of such Liens and Negative Pledges are not increased and the obligations secured or benefitted thereby are not increased;

                        (f) any Negative Pledge created by an agreement or instrument entered into by the Domestic Borrower or any of its Subsidiaries in the ordinary course of its business which consists of a restriction on the assignability, transfer or hypothecation of such agreement or instrument;

                        (g) Liens created by operation of applicable Gaming Laws or imposed by contract with the relevant Gaming Board;

                        (h) Liens securing the Indebtedness and contingent obligations described in Section 6.9(h) that are equal, ratable and pari passu with the Liens securing the Obligations, it being understood that the Administrative Agent may enter into intercreditor agreements with the creditors holding such Indebtedness and contingent obligations;

                        (i) judgment Liens securing judgments which do not result in an Event of Default;

                        (j) Liens on Cash Equivalents or Investments securing liabilities for jackpots payable for progressive games in a manner consistent with industry practice and applicable Gaming Laws;

                        (k) Liens securing Indebtedness incurred in connection with a mortgage financing of the Headquarters Property so long as such Liens extend solely to the real property that composes the Headquarters Property and related Negative Pledges with respect thereto;

                        (l) licenses, leases, sublicenses or subleases granted to other Persons in the ordinary course of business and not materially interfering with the conduct of the business of the Domestic Borrower and its Subsidiaries, taken as a whole; and

                        (m) any extension, renewal or replacement of the foregoing provided that the scope of the Property so encumbered and the related obligations are not increased.

                6.9 Indebtedness and Contingent Obligations. Create, incur or assume any Indebtedness or Contingent Obligation except:

                        (a) Indebtedness and Contingent Obligations existing on the Closing Date and disclosed in Schedule 6.9, and refinancings, renewals, extensions or amendments thereto by the same obligors that do not increase the amount thereof,

                        (b) Indebtedness and Contingent Obligations under the Loan Documents;

                        (c) Indebtedness and Contingent Obligations owed to the Domestic Borrower or a Wholly-Owned Subsidiary of the Domestic Borrower;

                        (d) Indebtedness consisting of Capital Lease
        Obligations, or otherwise incurred to finance the purchase or construction of capital assets (which shall be deemed to be so incurred if the Indebtedness is incurred at or within 90 days before or after the purchase or commencement of construction of the capital asset), or to refinance any such Indebtedness, provided that the aggregate principal amount of such Indebtedness outstanding at any time does not exceed $10,000,000;

                        (e) Indebtedness owing by Persons, or secured by Property, acquired by the Domestic Borrower or any of its Subsidiaries following the Closing Date that is in existence at the time of such acquisition and is not created in contemplation of such acquisition, provided that the aggregate outstanding principal amount of any such Indebtedness shall not exceed $10,000,000 at any time;

                        (f) Indebtedness consisting of one or more Swap Agreements entered into in the ordinary course of business with respect to outstanding Indebtedness or existing currency exchange risk; provided, that the aggregate notional amount of Indebtedness covered by all Swap Agreements shall not exceed the aggregate amount of the Commitments;

                        (g) The Existing Senior Subordinated Notes and other Subordinated Obligations incurred when no Default or Event of Default exists, together with Contingent Obligations with respect thereto incurred by Subsidiaries which have also entered into the Domestic Facilities Guaranty and the German Facilities Guaranty;

                        (h) Indebtedness in an aggregate principal amount not to exceed $50,000,000 and related contingent obligations consisting of guarantees by those Subsidiaries of the Domestic Borrower which have also guaranteed the Obligations; provided, that both the

        Revolving Commitment and German Commitment have been terminated and the Obligations thereunder paid in full;

                        (i) Contingent Obligations in support of the obligations of the Domestic Borrower or a Wholly-Owned Subsidiary of the Domestic Borrower;

                        (j) certificates of deposit, bonds and other surety obligations required to be maintained in accordance with applicable Gaming Laws or in accordance with industry practice;

                        (k) Indebtedness and Contingent Obligations with respect to performance bonds, surety bonds, appeal bonds or customs bonds required in the ordinary course of business or in connection with the enforcement of right or claims of the Domestic Borrower or any of its Subsidiaries;

                        (l) Indebtedness constituting intercompany loans and advances to the extent permitted by Section 6.12;

                        (m) Indebtedness incurred in connection with a mortgage financing of the Headquarters Property; and

                        (n) other Indebtedness of a type not described in clauses (a) through (m) above in an aggregate principal amount not to exceed $10,000,000 at any time.

                6.10 Transactions with Affiliates. Except as set forth on
Schedule 6.10, enter into any transaction of any kind with any Affiliate of the Domestic Borrower other than (a) salary, bonus, employee stock option and other compensation arrangements with directors, officers or managers in the ordinary course of business, (b) transactions that are fully disclosed to the board of directors of the Domestic Borrower and expressly authorized by a resolution of the board of directors of the Domestic Borrower which is approved by a majority of the directors not having an interest in the transaction, (c) transactions between or among the Domestic Borrower and its Subsidiaries, and (d) transactions on overall terms at least as favorable to the Domestic Borrower or its Subsidiaries as would be the case in an arm's-length transaction between unrelated parties of equal bargaining power.

                6.11 Capital Expenditures. Make, or become legally obligated to make, any Capital Expenditure except:

                        (a) Maintenance Capital Expenditures in an aggregate amount not to exceed $10,000,000 in any Fiscal Year; and

                        (b) other Capital Expenditures in an aggregate amount not to exceed $20,000,000 in any Fiscal Year.

                6.12 Investments and Acquisitions. Make any Acquisition or enter into any agreement to make any Acquisition, or suffer to exist any Investment, other than:

                        (a) Investments in existence on the Closing Date and disclosed on Schedule 6.12;

                        (b) Investments consisting of Cash Equivalents;

                        (c) Investments consisting of advances to officers, managers, directors and employees of the Domestic Borrower and the Subsidiaries for travel, entertainment, relocation and analogous ordinary business purposes;

                        (d) Investments (i) in the Domestic Borrower or in Wholly-Owned Subsidiaries of the Domestic Borrower, (ii) to purchase equity interests in Rainbow Casino Vickburg Partnership, L.P., or (iii) in any other Excluded Subsidiaries if the effect thereof would be to make such Excluded Subsidiaries Wholly-Owned Subsidiaries;

                        (e) Investments consisting of or evidencing the extension of credit to customers or suppliers of the Domestic Borrower and its Subsidiaries in the ordinary course of business and any Investments received in satisfaction or partial satisfaction thereof,

                        (f) Investments received in connection with the settlement of a bona fide dispute with another Person;

                        (g) Investments representing all or a portion of the sales price of Property sold or services provided to another Person in the ordinary course of business;


                        (h) Investments consisting of Contingent Obligations permitted by Section 6.9;

                        (i) Investments in Swap Agreements with respect to the Obligations and other floating rate Indebtedness of the Domestic Borrower and its Subsidiaries;

                        (j) Acquisitions made when no Default or Event of Default exists of Persons engaged primarily in the same or similar lines of business as the Domestic Borrower and its existing Subsidiaries (and existing Investments of such Persons whether or not primarily related to such business) or of assets used in such businesses, provided that (i) the consideration paid (net of Cash and Cash Equivalents acquired) by the Domestic Borrower and its Subsidiaries for such Acquisitions consists solely of the capital stock of the Domestic Borrower or Cash and other Property having an aggregate value not in excess of $20,000,000 (of which not more than $15,000,000 shall be Cash or other Property other than the capital stock of the Domestic Borrower) during the term of this Agreement; and (ii) giving pro forma effect to the making of such Acquisition as of the last day of the then most recently ended Fiscal Quarter, the Domestic Borrower is in pro forma compliance with Sections 6.13 through 6.17;

                        (k) so long as no Event of Default has occurred and is continuing or would result therefrom, Investments by the Domestic Borrower in one or more joint ventures for the development of gaming equipment in an aggregate amount not to exceed $10,000,000;

                        (l) Investments by the Domestic Borrower or its Wholly-Owned Subsidiaries to establish new Wholly-Owned Subsidiaries which are Significant Subsidiaries, executes the documents required by
        Section 5.10;

                        (m) Investments consisting of non-ordinary course advances to officers, managers, directors, and employees of the Domestic Borrower and the Subsidiaries in an aggregate amount outstanding at any one time not to exceed $1,000,000; and

                        (n) other Investments of a type not described in clauses
        (a) through (m) above in an aggregate amount not to exceed $10,000,000.

Notwithstanding the foregoing provisions of this Section 6.12, the Domestic Borrower and its United States domestic Subsidiaries shall not make any new Investment in any Subsidiary organized under the Laws of any jurisdiction which is outside of the United States at any time when, giving effect thereto, more than 20% of Net Income for the then most recent period of four consecutive Fiscal Quarters for which a Compliance Certificate has been delivered resulted from the operations of such Subsidiaries.

                6.13 Senior Leverage Ratio. Permit the Senior Leverage Ratio as of the last day of any Fiscal Quarter ending during a period set forth in the matrix below, to be greater than the ratio set forth opposite that period:

      Fiscal Quarters Ended                       Maximum Senior Leverage Ratio
      ---------------------                       -----------------------------
      Closing Date through June 30, 2001                   2.65:1.00

      September 30, 2001 through June 30, 2002             2.50:1.00

      September 30, 2002 through March 31, 2004            2.25:1.00

      June 30, 2004 and thereafter                         2.00:1.00.

                6.14 Total Leverage Ratio. Permit the Total Leverage Ratio as of the last day of any Fiscal Quarter ending during a period set forth in the matrix below, to be greater than the ratio set forth opposite that period:

      Fiscal Quarters Ended                        Maximum Total Leverage Ratio
      ---------------------                        ----------------------------
      Closing Date through September 30, 2001              4.50:1.00

      December 31, 2001 through September 30, 2003         4.25:1.00

      December 31, 2003 and March 31, 2004                 4.00:1.00

      June 30, 2004 through December 31, 2004              3.75:1.00

      March 31, 2005 and June 30, 2005                     3.50:1.00

      September 30, 2005 and thereafter                    3.25:1.00.

                6.15 Fixed Charge Coverage Ratio. Permit the Fixed Charge Coverage Ratio, as of the last day of any Fiscal Quarter, to be less than 1.50:1.00.

                6.16 Minimum EBITDA. Permit EBITDA, for any Fiscal Quarter, to be less than $75,000,000, provided that this requirement shall be adjusted (i) to subtract an amount equal to the results of operations of any Person or assets which are the subject of a Disposition involving a consideration in excess of $5,000,000 following the Closing Date, in each case for the last period of four consecutive Fiscal Quarters prior to the Disposition thereof, and (ii) to add an amount equal to the results of operations of any Person or assets acquired by the Domestic Borrower and its Subsidiaries following the Closing Date for a consideration which is in excess of $5,000,000, in each case for the first four Fiscal Quarter period ending following their acquisition thereof.

                                    Article 7
                     INFORMATION AND REPORTING REQUIREMENTS

                7.1 Financial and Business Information. So long as any Advance remains unpaid, or any Letter of Credit remains outstanding or any other Obligation remains unpaid, or any portion of the Commitments remains in force, the Domestic Borrower shall, unless the Administrative Agent (with the written approval of the Requisite Lenders) otherwise consents, at the Domestic Borrower's sole expense, deliver to the Administrative Agent for distribution by it to the Lenders, a sufficient number of copies for all of the Lenders of the following:

                        (a) As soon as practicable, and in any event within 45 days after the end of each Fiscal Quarter (other than the fourth Fiscal Quarter in any Fiscal Year), the consolidated and consolidating balance sheet of the Domestic Borrower and its Subsidiaries as at the end of such Fiscal Quarter and the consolidated and consolidating statement of operations for such Fiscal Quarter, and its statement of cash flows for the portion of the Fiscal Year ended with such Fiscal Quarter, all in reasonable detail, and with comparisons to the combined results of operations, on a pro forma basis for the same Fiscal Quarter in the prior year and setting forth on a combined and combining basis the results of operations of the Bally Wulff division of the Domestic Borrower. Such financial statements shall be certified by a Senior Officer of the Domestic Borrower as fairly presenting the financial condition, results of operations and cash flows of the Domestic Borrower and its Subsidiaries in accordance with Generally Accepted Accounting Principles (other than footnote disclosures), consistently applied, as at such date and for such periods, subject only to normal year-end accruals and audit adjustments;

                        (b) As soon as practicable, and in any event within ninety days after the end of each Fiscal Year, (i) the consolidated and consolidating balance sheet of the Domestic Borrower and its Subsidiaries as at the end of such Fiscal Year and the consolidated and consolidating statements of operations, shareholders' equity and cash flows, in each case of the Domestic Borrower and its Subsidiaries for such Fiscal Year, in each case as at the end of and for the Fiscal Year, all in reasonable detail. Such financial statements shall be prepared in accordance with Generally Accepted Accounting Principles, consistently applied, and such consolidated balance sheet and consolidated statements shall be accompanied by a report of one of the five largest public accounting firms in the United States of America or other independent public accountants of recognized standing selected by the Domestic Borrower and reasonably satisfactory to the Requisite Lenders, which report shall be prepared in accordance with generally accepted auditing standards as at such date, and shall not be subject to any qualifications or exceptions as to the scope of the audit nor to any other qualification or exception determined by the Requisite Lenders in their good faith business judgment to be adverse to the interests of the Lenders. Such accountants' report shall be accompanied by a certificate stating that, in making the examination pursuant to generally accepted auditing standards necessary for the certification of such financial statements and such report, such accountants have obtained no knowledge of any Default under Sections 6.13 through 6.17 or, if, in the opinion of such accountants, any such Default shall exist, stating the nature of such Default, and stating that such accountants have reviewed the Domestic Borrower's financial calculations as at the end of such Fiscal Year (which shall accompany such certificate) under Sections 6.13 through 6.17, have read such Sections (including the definitions of all defined terms used therein) and that nothing has come to the attention of such accountants in the course of such examination that would cause them to believe that the same were not calculated by the Domestic Borrower in the manner prescribed by this Agreement;

                        (c) As soon as practicable, and in any event not later than 45 days following the end of the Fiscal Quarter ending on each June 30, a completed Pricing Certificate setting forth the Total Leverage Ratio as of the last day of the that Fiscal Quarter;

                        (d) As soon as practicable, and in any event within 45 days after the commencement of each Fiscal Year, a budget and projection by Fiscal Quarter for that Fiscal Year and by Fiscal Year for the next two succeeding Fiscal Years, including for the first such Fiscal Year, projected consolidated balance sheets, statements of operations and statements of cash flow and, for the second and third such Fiscal Years, projected consolidated condensed balance sheets and statements of operations and cash flows, of the Domestic Borrower and its Subsidiaries, all in reasonable detail;

                        (e) Promptly after request by the Administrative Agent or any Lender, copies of any detailed audit reports, management letters or recommendations submitted to the board of directors (or the audit committee of the board of directors) of the Domestic Borrower by independent accountants in connection with the accounts or books of the Domestic Borrower or any of its Subsidiaries, or any audit of any of them;

                        (f) Promptly after the same are available, copies of each annual report, proxy or financial statement or other report or communication sent to the stockholders of the Domestic Borrower, and copies of all annual, regular, periodic and special reports and registration statements which the Domestic Borrower may file or be required to file with the Securities and Exchange Commission under
        Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, and not otherwise required to be delivered to the Lenders pursuant to other provisions of this Section;

                        (g) Promptly after request by the Administrative Agent or any Lender, copies of the Nevada "Regulation 6.090 Report" and "6-A Report";

                        (h) Promptly after request by the Administrative Agent or any Lender, copies of any other report or other document that was filed by the Domestic Borrower or any of its Subsidiaries with any Governmental Agency (other than routine applications and reports filed by the Domestic Borrower and its Subsidiaries with any Gaming Board);

                        (i) As soon as practicable, and in any event within 10 Business Days after a Senior Officer of the Domestic Borrower becomes aware of the occurrence of any material (i) "reportable event" (as such term is defined in Section 4043 of ERISA) or (ii) "prohibited transaction" (as such term is defined in Section 406 of ERISA or Section 4975 of the Code) in connection with any Pension Plan or any trust created thereunder, telephonic notice specifying the nature thereof, and, no more than five Business Days after such telephonic notice, written notice again specifying the nature thereof and specifying what action the Domestic Borrower or any of its Subsidiaries is taking or proposes to take with respect thereto, and, when known, any action taken by the Internal Revenue Service with respect thereto;

                        (j) As soon as practicable, and in any event within 2 Business Days after a Senior Officer of the Domestic Borrower becomes aware of the existence of any condition or event which constitutes a Default or Event of Default, telephonic notice specifying the nature and period of existence thereof, and, no more than 2 Business Days after such telephonic notice, written notice again specifying the nature and period of existence thereof and specifying what action the Borrowers or their Subsidiaries are taking or propose to take with respect thereto;

                        (k) Promptly upon a Senior Officer of a Borrower becoming aware that (i) any Person has commenced a legal proceeding with respect to a claim against the Domestic Borrower or any of its Subsidiaries that is $2,500,000 or more in excess of the amount thereof that is fully covered by insurance, (ii) any creditor or lessor under a written credit agreement or material lease has asserted a default thereunder on the part of the Domestic Borrower or any of its Subsidiaries, (iii) any Person has commenced a legal proceeding with respect to a claim against the Domestic Borrower or any of its Subsidiaries under a contract that is not a credit agreement or material lease in excess of $2,500,000 or which otherwise may reasonably be expected to result in a Material Adverse Effect, (iv) any labor union has notified the Domestic Borrower of its intent to strike the Domestic Borrower or any of its Subsidiaries on a date certain and such strike would involve more than 100 employees of the Borrowers or their Subsidiaries, (v) any Gaming Board has indicated its intent to consider or act upon a License Revocation or a fine or penalty of $500,000 or more with respect to the Domestic Borrower or any of its Subsidiaries, or (vi) any Governmental Agency has notified the Domestic Borrower of the commencement of any material action, suit, proceeding or investigation against the Domestic Borrower or any of its Subsidiaries by such Governmental Agency, including any action, suit, proceeding or investigation relating to any Hazardous Materials Laws, a written notice describing the pertinent facts relating thereto and what action the Borrowers or their Subsidiaries are taking or propose to take with respect thereto;

                        (l) Promptly and in any event within five Business Days following the occurrence of any Change in Control, notice thereof, and

                        (m) Such other data and information as from time to time may be reasonably requested by the Administrative Agent, any Lender (through the Administrative Agent) or the Requisite Lenders.

                7.2 Compliance Certificates. So long as any Advance remains unpaid, or any Letter of Credit remains outstanding or any other Obligation remains unpaid or unperformed, or any portion of the Commitments remains outstanding, the Domestic Borrower shall, at its sole expense, deliver to the Administrative Agent for distribution by it to the Lenders concurrently with the financial statements required pursuant to Sections 7.1 (a) and 7.1(b), Compliance Certificates signed by a Senior Officer of the Domestic Borrower.

                                    Article 8
                                   CONDITIONS

                8.1 Initial Advances on the Closing Date. The obligation of each Lender to make the initial Advance to be made by it on the Closing Date, is subject to the following conditions precedent, each of which shall be satisfied prior to the making of the initial Advances (unless all of the Lenders, in their sole and absolute discretion, shall agree otherwise):

                        (a) The Administrative Agent shall have received all of the following, each of which shall be originals unless otherwise specified, each properly executed by a Responsible Official of each party thereto, each dated as of the Closing Date (unless otherwise specified or unless the Administrative Agent otherwise agrees) and each in form and substance reasonably satisfactory to the Administrative Agent and its legal counsel:

                                (1) executed counterparts of this Agreement,
                sufficient in number for distribution to the Administrative Agent, the Lenders and the Domestic Borrower;

                                (2) a Note executed by the Domestic Borrower in
                favor of each Lender, each in a principal amount equal to that Lender's Pro Rata Share;

                                (3) with respect to each Borrower and each
                Significant Subsidiary, such documentation as the Administrative Agent may reasonably require to establish the due incorporation or other organization, valid existence and good standing of the Borrowers and the Significant Subsidiaries, their qualification to engage in business in each material jurisdiction in which they are engaged in business or required to be so qualified, their authority to execute, deliver and perform any Loan Documents to which they are a Party, the identity, authority and capacity of each Responsible Official thereof authorized to act on their behalf, including (if applicable) certified copies of articles of incorporation or organization and amendments thereto, bylaws or operating agreements and amendments thereto, certificates of good standing and/or qualification to engage in business, tax clearance certificates, certificates of corporate or other organizational resolutions, incumbency certificates, Certificates of Responsible Officials, and the like;

                                (4) the Swing Line Documents;

                                (5) the Domestic Facilities Guaranty executed by
                each Domestic Significant Subsidiary other than the Excluded Subsidiaries;

                                (6) the Bally Gaming Domestic Facilities
                Guaranty, the Plantation Domestic Facilities Guaranty, the Bally Gaming German Facility Guaranty and the Plantation German Facility Guaranty;

                                (7) the German Facility Guaranty executed by the
                Domestic Borrower and each Significant Subsidiary other than the Excluded Subsidiaries;

                                (8) the German Security Documents, executed by
                German Holdings, the German Borrowers and each Significant Subsidiary thereof,

                                (9) the Collateral Documents executed by the
                parties thereto except that the Domestic Facilities Pledge Agreement and the German Facility Pledge Agreement shall not include the stock of Bally Gaming Missouri, Inc., until the expiration of all notice periods and the obtaining of appropriate consents under applicable Gaming Laws;

                                (10) the Title Policies;

                                (11) Stock certificates evidencing 100% of the
                issued and outstanding shares of each Domestic Significant Subsidiary, together with stock powers duly endorsed in blank, except as contemplated by Section 5.12;

                                (12) evidence that each such Foreign Significant
                Subsidiary has annotated its share registry or otherwise taken action acceptable to the Administrative Agent to evidence the Administrative Agent's security interest in the shares thereof,

                                (13) a certificate of insurance issued by the
                Domestic Borrower's insurance carrier or agent with respect to the insurance required to be maintained pursuant to Section 5.4;

                                (14) the Opinions;

                                (15) a Request for Loan in compliance with
                Article 2 (or in the appropriate case, a Request for Letter of Credit in compliance with Article 2);

                                (16) the letter agreement described in Sections
                3.2 and 3.5;

                                (17) such assurances as the Administrative Agent
                deems appropriate that the relevant Gaming Boards have approved the transactions contemplated by the Loan Documents to the extent that such approval is required by applicable Gaming Laws, except as contemplated by Section 5.12;

                                (18) a Certificate signed by a Senior Officer of
                the Domestic Borrower certifying that the conditions specified in Sections 8.1 (d) and 8.1 (e) have been satisfied;

                                (19) a Certificate signed by a Senior Officer of
                the Domestic Borrower certifying that the attached copy of the Indenture governing the Existing Senior Subordinated Notes is true, correct and complete; and

                                (20) such other assurances, certificates,
                documents, consents or opinions as the Administrative Agent reasonably may require.

                        (b) The fees payable on the Closing Date pursuant to Sections 3.2 and 3.6 shall have been paid.

                        (c) The reasonable costs and expenses of the Administrative Agent in connection with the preparation of the Loan Documents payable pursuant to Section 11.3, and invoiced to the Domestic Borrower prior to the Closing Date, shall have been paid.

                        (d) The representations and warranties of the Domestic Borrower contained in Article 4 shall be true and correct.

                        (e) the Domestic Borrower and all other Parties shall be in compliance with all the terms and provisions of the Loan Documents, and giving effect to the initial Advance, no Default or Event of Default shall have occurred and be continuing.

                        (f) the Refinanced Leases shall be concurrently terminated, the Obligations of the Domestic Borrower and its Subsidiaries thereunder repaid in full, and all Liens securing the same shall be concurrently released.

                8.2 Any Increasing Advance. The obligation of each Lender to make any Advance which results in an increase in the aggregate outstanding principal amount of the Obligations, and the obligation of the Issuing Lender to issue a Letter of Credit, is subject to the following conditions precedent (unless the Requisite Lenders, in their sole and absolute discretion, shall agree otherwise):

                        (a) except (i) for representations and warranties which expressly speak as of a particular date or are no longer true and correct as a result of a change which is permitted by this Agreement or
        (ii) as disclosed by the Domestic Borrower and approved in writing by the Requisite Lenders, the representations and warranties contained in
        Article 4 other than Sections 4.4(a), 4.6 (first sentence), 4.11, and 4.18) shall be true and correct on and as of the date of the Advance as though made on that date;

                        (b) other than matters described in Schedule 4.11 or not required as of the Closing Date to be therein described, there shall not be then pending or threatened any action, suit, proceeding or investigation against or affecting the Domestic Borrower or any of its Subsidiaries or any Property of any of them before any Governmental Agency that constitutes a Material Adverse Effect;

                        (c) the Administrative Agent shall have timely received a Request for Loan in compliance with Article 2 (or telephonic or other request for Loan referred to in the second sentence of Section 2.1(d), if applicable) or the Issuing Lender shall have received a Request for Letter of Credit, as the case may be, in compliance with Article 2; and

                        (d) the Administrative Agent shall have received, in form and substance satisfactory to the Administrative Agent, such other assurances, certificates, documents or consents related to the foregoing as the Administrative Agent or Requisite Lenders reasonably may require.

                                    Article 9
              EVENTS OF DEFAULT AND REMEDIES UPON EVENT OF DEFAULT

                9.1 Events of Default. The existence or occurrence of any one or more of the following events, whatever the reason therefor and under any circumstances whatsoever, shall constitute an Event of Default:

                        (a) any Borrower fails to pay any principal on any of the Notes, or any portion thereof, on the date when due; or

                        (b) any Borrower fails to pay any interest on any of the Notes, or any fees under Article 3, or any portion thereof, within 2 Business Days after the date when due; or fails to pay any other fee or amount payable to the Lenders under any Loan Document, or any portion thereof, within five Business Days after demand therefor; or

                        (c) any Borrower fails to comply with any of the covenants contained in Article 6, other than the covenants contained in Sections 6.6, 6.7, or 6.10; or

                        (d) any Borrower fails to comply with Section 7.10) in any respect that is materially adverse to the interests of the Lenders; or

                        (e) any Borrower, any of their Subsidiaries or any other Party fails to perform or observe any other covenant or agreement (not specified in clause (a), (b), (c), or (d) above) contained in any Loan Document on its part to be performed or observed within 25 Business Days after the giving of notice by the Administrative Agent on behalf of the Requisite Lenders of such Default; or

                        (f) Any representation or warranty of the Borrowers or any of their Subsidiaries or any other Party made in any Loan Document, or in any certificate or other writing delivered by any Borrower or such Subsidiary or Party pursuant to any Loan Document, proves to have been incorrect when made or reaffirmed; or

                        (g) any Borrower or any of their Subsidiaries (i) fails to pay the principal, or any principal installment, of any present or future Indebtedness of $5,000,000 or more, or any guaranty of present or future Indebtedness of $5,000,000 or more, on its part to be paid, when due (or within any stated grace period), whether at the stated maturity, upon acceleration, by reason of required prepayment or otherwise or (ii) fails to perform or observe any other term, covenant or agreement on its part to be performed or observed, or suffers any event of default to occur, in connection with any present or future Indebtedness of $5,000,000 or more, or of any guaranty of present or future Indebtedness of $5,000,000 or more, if as a result of such failure or sufferance any holder or holders thereof (or an agent or trustee on its or their behalf) has the right to declare such Indebtedness due before the date on which it otherwise would become due or the right to require the Domestic Borrower or any of its Subsidiaries to redeem or purchase, or offer to redeem or purchase, all or any portion of such Indebtedness; or

                        (h) Any event occurs which gives the holder or holders of any Subordinated Obligation (or an agent or trustee on its or their behalf) the right to declare such Subordinated Obligation due before the date on which it otherwise would become due, or the right to require the issuer thereof to redeem or purchase, or offer to redeem or purchase, all or any portion of any Subordinated Obligation; or the trustee for, or any holder of, a Subordinated Obligation breaches any subordination provision applicable to such Subordinated Obligation; or

                        (i) Any Loan Document, at any time after its execution and delivery and for any reason other than the agreement or action (or omission to act) of the Administrative Agent or any of the Lenders or satisfaction in full of all the Obligations ceases to be in full force and effect or is declared by a court of competent jurisdiction to be null and void, invalid or unenforceable in any respect which, in any such event in the reasonable opinion of the Requisite Lenders, is materially adverse to the interests of the Lenders; or any Party thereto denies in writing that it has any or further liability or obligation under any Loan Document, or purports to revoke, terminate or rescind same; or

                        (j) A final judgment against any Borrower or any of their Subsidiaries is entered for the payment of money in excess of $2,500,000 and, absent procurement of a stay of execution, such judgment remains unsatisfied for 30 days after the date of entry of judgment, or in any event later than five days prior to the date of any proposed sale thereunder; or any writ or warrant of attachment or execution or similar process is issued or levied against all or any material part of the Property of any such Person and is not released, vacated or fully bonded within 30 days after its issue or levy; or

                        (k) any Borrower or any of their Subsidiaries institutes or consents to the institution of any proceeding under a Debtor Relief Law relating to it or to all or any material part of its Property, or is unable or admits in writing its inability to pay its debts as they mature, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for it or for all or any material part of its Property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed without the application or consent of that Person and the appointment continues undischarged or unstayed for ninety days; or any proceeding under a Debtor Relief Law relating to any such Person or to all or any part of its Property is instituted without the consent of that Person and continues undismissed or unstayed for ninety days; or

                        (l) The occurrence of an Event of Default (as such term is or may hereafter be specifically defined in any other Loan Document) under any other Loan Document; or

                        (m) A final judgment is entered by a court of competent jurisdiction that any Subordinated Obligation is not subordinated in accordance with its terms to the Obligations; or

                        (n) Any Pension Plan maintained by a Borrower or any of its Subsidiaries is determined to have a material "accumulated funding deficiency" as that term is defined in Section 302 of ERISA and the result is a Material Adverse Effect or the Domestic Borrower or any of its ERISA Affiliates incurs any withdrawal liability in respect of any Multiemployer Plan which is in an amount in excess of $5,000,000 which withdrawal liability is not paid or otherwise satisfied within 30 days; or

                        (o) The occurrence of a License Revocation affecting the main operating licenses of any of United Coin Machine Co., Plantation Investments, Inc. (d/b/a Rail City Casino), Rainbow Casino Vicksburg Partnership LP (d/b/a Rainbow Casino), or (to the extent any such licenses exist) the German Borrowers, that continues for three consecutive days; or

                        (p) a Change in Control occurs.

                9.2 Remedies Upon Event of Default. Without limiting any other rights or remedies of the Creditors provided for elsewhere in this Agreement, or the other Loan Documents, or by applicable Law, or in equity, or otherwise:

                        (a) Upon the occurrence and during the continuance of any Event of Default other than an Event of Default described in Section
        9.1 (k) with respect to any Borrower or any Significant Subsidiary:

                                (1) the Commitments to make Advances, the
                obligation of the Issuing Lender to issue Letters of Credit, the obligation of the Swing Line Lender to make Swing Line Loans and all other obligations of the Creditors and all rights of the Borrowers and any other Parties under the Loan Documents shall be suspended without notice to or demand upon the Borrowers which are expressly waived by the Borrowers, except that all of the Requisite Lenders (or, if required by Section 11.2, another group of the Lenders) may waive an Event of Default or, without waiving, determine, upon terms and conditions satisfactory to the Lenders or Requisite Lenders, as the case may be, to reinstate the Commitments and such other obligations and rights and make Advances, and cause the Issuing Lender to issue further Letters of Credit which waiver or determination shall apply equally to, and shall be binding upon, all the Lenders;

                                (2) the Issuing Lender may, with the approval of
                the Administrative Agent on behalf of the Requisite Lenders, demand immediate payment by the Borrowers of an amount equal to the aggregate amount of all outstanding Letters of Credit to be held by the Issuing Lender in an interest-bearing cash collateral account as collateral hereunder; and

                                (3) the Requisite Lenders may request the
                Administrative Agent to, and the Administrative Agent thereupon shall, terminate the Commitments and/or declare all or any part of the unpaid principal of all Notes, all interest accrued and unpaid thereon and all other amounts payable under the Loan Documents to be forthwith due and payable, whereupon the same shall become and be forthwith due and payable, without protest, presentment, notice of dishonor, demand or further notice of any kind, all of which are expressly waived by the Borrowers.

                        (b) Upon the occurrence and during the continuance of any Event of Default described in Section 9.1 (k) with respect to any Borrower or any of their Significant Subsidiaries:

                                (1) the Commitments to make Advances, the
                obligation of the Issuing Lender to issue Letters of Credit, the obligation of the Swing Line Lender to make Swing Line Loans and all other obligations of the Creditors and all rights of the Borrower and any other Parties under the Loan Documents shall terminate without notice to or demand upon the Borrowers, which are expressly waived by the Borrowers, except that all of the Lenders may waive the Event of Default or, without waiving, determine, upon terms and conditions satisfactory to all the Lenders, to reinstate the Commitments and such other obligations and rights and make further Advances and to cause the Issuing Lender to issue further Letters of Credit, which determination shall apply equally to, and shall be binding upon, all the Lenders;

                                (2) an amount equal to the aggregate amount of
                all outstanding Letters of Credit shall be immediately due and payable to the Issuing Lender without notice to or demand upon the Borrowers, which are expressly waived by the Borrowers, to be held by the Issuing Lender in an interest-bearing cash collateral account as collateral hereunder; and

                                (3) the unpaid principal of all Notes, all
                interest accrued and unpaid thereon and all other amounts payable under the Loan Documents shall be forthwith due and payable, without protest, presentment, notice of dishonor, demand or further notice of any kind, all of which are expressly waived by the Borrowers.

                        (c) Upon the occurrence, and during the continuance, of any Event of Default, the Creditors, or any of them, without notice to except as expressly provided for in any Loan Document) or demand upon the Borrowers, which are expressly waived by the Borrowers (except as to notices expressly provided for in any Loan Document), may proceed (but only with the consent of the Requisite Lenders) to protect, exercise and enforce their rights and remedies under the Loan Documents against the Borrowers and any other Party and such other rights and remedies as are provided by Law or equity.

                        (d) The order and manner in which the Creditors' rights and remedies are to be exercised shall be determined by the Requisite Lenders in their sole discretion, and all payments received by the Creditors, or any of them, shall be applied first to the costs and expenses (including reasonable attorneys' fees and disbursements and the reasonably allocated costs of attorneys employed by any of the Creditors) of the Creditors, and thereafter paid pro rata to the Lenders in the same proportions that the aggregate Obligations owed to each Lender under the Loan Documents bear to the aggregate Obligations owed under the Loan Documents to all the Lenders, without priority or preference among the Lenders. Regardless of how each Lender may treat payments for the purpose of its own accounting, for the purpose of computing the Obligations hereunder and under the Notes, payments shall be applied first, to the costs and expenses of the Creditors, as set forth above, second, to the payment of accrued and unpaid interest due under any Loan Documents to and including the date of such application (ratably, and without duplication, according to the accrued and unpaid interest due under each of the Loan Documents), and third, to the payment of all other amounts (including principal and fees) then owing to the Creditors under the Loan Documents. No application of payments will cure any Event of Default, or prevent acceleration, or continued acceleration, of amounts payable under the Loan Documents, or prevent the exercise, or continued exercise, of rights or remedies of the Lenders hereunder or thereunder or at Law or in equity.

                                   Article 10
                            THE ADMINISTRATIVE AGENT

                10.1 Appointment and Authorization. Subject to Section 10.8, each Lender hereby irrevocably appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under the Loan Documents as are delegated to the Administrative Agent by the terms thereof or are reasonably incidental, as determined by the Administrative Agent, thereto, including, without limitation, complying with Gaming Laws. This appointment and authorization is intended solely for the purpose of facilitating the servicing of the Loans and does not constitute appointment of the Administrative Agent as trustee for any Lender or as representative of any Lender for any other purpose and, except as specifically set forth in the Loan Documents to the contrary, the Administrative Agent shall take such action and exercise such powers only in an administrative and ministerial capacity.

                10.2 Administrative Agent and Affiliates. Bank of America (and each successor Administrative Agent) has the same rights and powers under the Loan Documents as any other Lender and may exercise the same as though it were not the Administrative Agent, and the term "Lender" or "Lenders" includes Bank of America in its individual capacity. Bank of America (and each successor Administrative Agent) and its Affiliates may accept deposits from, lend money to and generally engage in any kind of banking, trust or other business with the Borrowers, any Subsidiary thereof, or any Affiliate of the Borrowers, as if it were not the Administrative Agent and without any duty to account therefor to the Lenders. Bank of America (and each successor Administrative Agent) need not account to any other Lender for any monies received by it for reimbursement of its costs and expenses as Administrative Agent hereunder, or for any monies received by it in its capacity as a Lender hereunder. The Administrative Agent shall not be deemed to hold a fiduciary or other special relationship with any Lender and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or otherwise exist against the Administrative Agent.

                10.3 Proportionate Interest in any Collateral. The Administrative Agent, on behalf of all the Lenders, shall hold in accordance with the Loan Documents all items of any collateral or interests therein received or held by the Administrative Agent. Subject to the Administrative Agent's and the Lenders' rights to reimbursement for their costs and expenses hereunder (including reasonable attorneys' fees and disbursements and other professional services and the reasonably allocated costs of attorneys employed by the Administrative Agent or a Lender) and subject to the application of payments in accordance with Section 9.2(d), each Lender shall have an interest in the Lenders' interest in any collateral or interests therein in the same proportions that the aggregate Obligations owed such Lender under the Loan Documents bear to the aggregate Obligations owed under the Loan Documents to all the Lenders, without priority or preference among the Lenders, except that Obligations owed to any Lender under a Swap Agreement shall be secured on a pari passu basis with all other Obligations up to an amount equal to the Administrative Agent's then customary credit risk factor for Swap Agreements times the notional amount of Indebtedness covered by such Swap Agreement and shall be secured on a subordinate basis as to amounts in excess of such amount.

                10.4 Lenders' Credit Decisions. Each Lender agrees that it has, independently and without reliance upon the Administrative Agent, any other Creditor or the directors, officers, agents, employees or attorneys thereof, and instead in reliance upon information supplied to it by or on behalf of the Borrowers and their Subsidiaries and upon such other information as it has deemed appropriate, made its own independent credit analysis and decision to enter into this Agreement. Each Lender also agrees that it shall, independently and without reliance upon the Administrative Agent, any other Creditor or the directors, officers, agents, employees or attorneys thereof, continue to make its own independent credit analyses and decisions in acting or not acting under the Loan Documents.

                10.5 Action by Administrative Agent.

                        (a) Absent actual knowledge of the Administrative Agent of the existence of a Default, the Administrative Agent may assume that no Default has occurred and is continuing, unless the Administrative Agent has received notice from the Borrowers stating the nature of the Default or has received notice from a Lender stating the nature of the Default and that such Lender considers the Default to have occurred and to be continuing.

                        (b) The Administrative Agent has only those obligations under the Loan Documents as are expressly set forth therein.

                        (c) Except for any obligation expressly set forth in the Loan Documents and as long as the Administrative Agent may assume that no Event of Default has occurred and is continuing, the Administrative Agent may, but shall not be required to, exercise its discretion to act or not act, except that the Administrative Agent shall be required to act or not act upon the instructions of the Requisite Lenders (or, if required by Section 11.2, another group of the Lenders) and those instructions shall be binding upon the Administrative Agent and all the Lenders, provided that the Administrative Agent shall not be required to act or not act if to do so would be contrary to any Loan Document or to applicable Law or could result, in the judgment of the Administrative Agent, in a material risk of liability to the Administrative Agent.

                        (d) If the Administrative Agent has received a notice specified in clause (a), the Administrative Agent shall immediately give notice thereof to the Lenders and shall act or not act upon the instructions of the Requisite Lenders (or, if required by Section 11.2, another group of the Lenders), provided that the Administrative Agent shall not be required to act or not act if to do so would be contrary to any Loan Document or to applicable Law or could result, in the judgment of the Administrative Agent, in a material risk of liability to the Administrative Agent, and except that if the Requisite Lenders (or, if required by Section 11.2, another group of the Lenders) fail, for five Business Days after the receipt of notice from the Administrative Agent, to instruct the Administrative Agent, then the Administrative Agent, in its sole discretion, may act or not act as it deems advisable for the protection of the interests of the Lenders.

                        (e) The Administrative Agent shall have no liability to any Lender for acting, or not acting, as instructed by the Requisite Lenders (or, if required by Section 11.2, another group of the Lenders), notwithstanding any other provision hereof.

                        (f) The Administrative Agent is authorized on behalf of all the Lenders, without the necessity of any notice to or further consent from the Lenders, from time to time to take any action with respect to any Collateral or the Collateral Documents which may be necessary to perfect and maintain perfected the security interest in and Liens upon the Collateral granted pursuant to the Collateral Documents.

                        (g) The Lenders irrevocably authorize the Administrative Agent, at its option and in its discretion, to release any Lien granted to or held by the Administrative Agent upon any Collateral (i) upon termination of the Commitments and payment in full of all Loans and all other Obligations payable under this Agreement and under any other Loan Document; (ii) constituting Property sold or to be sold or disposed of as part of or in connection with any disposition permitted hereunder; (iii) constituting Property in which the Borrowers or any of their Subsidiaries owned no interest at the time the Lien was granted or at any time thereafter; (iv) constituting Property leased to the Borrowers or any of their Subsidiaries under a lease which has expired or been terminated in a transaction permitted under this Agreement or is about to expire and which has not been, and is not intended by the Borrowers or such Subsidiary to be, renewed or extended; (v) consisting of an instrument evidencing Indebtedness or other debt instrument, if the Indebtedness evidenced thereby has been paid in full; or (vi) if approved, authorized or ratified in writing by the Requisite Lenders (or, if required by Section 11.2, another group of the Lenders). Upon request by the Administrative Agent at any time, the Lenders will confirm in writing the Administrative Agent's authority to release particular types or items of Collateral pursuant to this Section 10.5(g).

                        (h) Each Lender agrees with and in favor of each other (which agreement shall not be for the benefit of the Borrowers or any of their Subsidiaries) that the Obligations are not and shall not be secured by any real property collateral now or hereafter acquired by such Lender unless all of the Lenders otherwise agree.

                10.6 Liability of Administrative Agent. Neither the Administrative Agent nor any of its directors, officers, agents, employees or attorneys shall be liable for any action taken or not taken by them under or in connection with the Loan Documents, except for their own gross negligence or willful misconduct. Without limitation on the foregoing, the Administrative Agent and its directors, officers, agents, employees and attorneys:

                        (a) May treat the payee of any Note as the holder thereof until the Administrative Agent receives notice of the assignment or transfer thereof, in form satisfactory to the Administrative Agent, signed by the payee, and may treat each Lender as the owner of that Lender's interest in the Obligations for all purposes of this Agreement until the Administrative Agent receives notice of the assignment or transfer thereof, in form satisfactory to the Administrative Agent, signed by that Lender;

                        (b) May consult with legal counsel (including in-house legal counsel), accountants (including in-house accountants) and other professionals or experts selected by it, or with legal counsel, accountants or other professionals or experts for the Borrowers and their Subsidiaries or the Lenders, and shall not be liable for any action taken or not taken by it in good faith in accordance with any advice of such legal counsel, accountants or other professionals or experts;

                        (c) Shall not be responsible to any Lender for any statement, warranty or representation made in any of the Loan Documents or in any notice, certificate, report, request or other statement (written or oral) given or made in connection with any of the Loan Documents;

                        (d) Shall have no duty to ask or inquire as to the performance or observance by the Borrowers or theirs Subsidiaries of any of the terms, conditions or covenants of any of the Loan Documents or to inspect any collateral or the Property, books or records of the Borrowers or their Subsidiaries;

                        (e) Will not be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, effectiveness, sufficiency or value of any Loan Document, any other instrument or writing furnished pursuant thereto or in connection therewith, or any collateral;

                        (f) Will not incur any liability by acting or not acting in reliance upon any Loan Document, notice, consent, certificate, statement, request or other instrument or writing believed in good faith by it to be genuine and signed or sent by the proper party or parties; and

                        (g) Will not incur any liability for any arithmetical error in computing any amount paid or payable by the Borrowers or any Subsidiary or Affiliate thereof or paid or payable to or received or receivable from any Lender under any Loan Document, including, principal, interest, commitment fees, Advances and other amounts; provided that, promptly upon discovery of such an error in computation, the Administrative Agent, the Lenders and (to the extent applicable) the Borrowers and/or their Subsidiaries or Affiliates shall make such adjustments as are necessary to correct such error and to restore the parties to the position that they would have occupied had the error not occurred.

                10.7 Indemnification. Each Lender shall, ratably in accordance with its Pro Rata Share (if the Commitments are then in effect) or in accordance with its portion of the aggregate Indebtedness then evidenced by the Notes, including its risk participation in any Swing Line Obligations, Letters of Credit or German Commitment Loans (if the Commitments have then been terminated), indemnify and hold the Administrative Agent and its directors, officers, agents, employees and attorneys harmless against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever (including, without limitation, attorneys' fees and disbursements and allocated costs of attorneys employed by the Administrative Agent) that may be imposed on, incurred by or asserted against it or them in such capacity in any way relating to or arising out of the Loan Documents (other than losses incurred by reason of the failure of the Borrowers to pay the Indebtedness represented by the Notes) or any action taken or not taken by it as Administrative Agent thereunder, except such as result from its own gross negligence or willful misconduct. Without limitation on the foregoing, each Lender shall reimburse the Administrative Agent upon demand for that Lender's Pro Rata Share of any out-of-pocket cost or expense incurred by the Administrative Agent in connection with the negotiation, preparation, execution, delivery, amendment, waiver, restructuring, reorganization (including a bankruptcy reorganization), enforcement or attempted enforcement of the Loan Documents, to the extent that the Borrowers or any other Party is required by Section 11.3 to pay that cost or expense but fails to do so upon demand. Nothing in this Section shall entitle the Administrative Agent to recover any amount from the Lenders if and to the extent that such amount has theretofore been recovered from the Borrowers or any other Party. To the extent that the Administrative Agent is later reimbursed such cost or expense by the Borrowers or any other Party, it shall return the amounts paid to it by the Lenders in respect of such cost or expense. Without limiting the generality of the foregoing, if the Internal Revenue Service or any other Governmental Agency of the United States, the Federal Republic of Germany or other jurisdiction asserts a claim that the Administrative Agent did not properly withhold tax from amounts paid to or for the account of any Lender (because the appropriate form was not delivered, was not properly executed, or because such Lender failed to notify the Administrative Agent of a change in circumstances which rendered the exemption from, or reduction of, withholding tax ineffective, or for any other reason) such Lender shall indemnify the Administrative Agent fully for all amounts paid, directly or indirectly, by the Administrative Agent as tax or otherwise, including penalties and interest, and including any taxes imposed by any jurisdiction on the amounts payable to the Administrative Agent under this Section, together with all costs and expenses (including attorneys fees and expenses and the allocated fees and expenses of any internal counsel to the Administrative Agent).

                10.8 Successor Administrative Agent. The Administrative Agent may, and at the request of the Requisite Lenders shall, resign as Administrative Agent upon 30 days' notice to the Lenders and the Borrowers. If the Administrative Agent shall resign as Administrative Agent under this Agreement, the Requisite Lenders shall appoint from among the Lenders a successor Administrative Agent for the Lenders, which successor Administrative Agent shall be approved by the Borrowers (and such approval shall not be unreasonably withheld or delayed). If no successor Administrative Agent is appointed prior to the effective date of the resignation of the Administrative Agent, the Administrative Agent may appoint a successor Administrative Agent from among the Lenders. Upon the acceptance of its appointment as successor Administrative Agent hereunder, such successor Administrative Agent shall succeed to all the rights, powers and duties of the retiring Administrative Agent and the term "Administrative Agent" shall mean such successor Administrative Agent and the retiring Administrative Agent's appointment, powers and duties as Administrative Agent shall be terminated. After any retiring Administrative Agent's resignation hereunder as Administrative Agent, the provisions of this Article 10, and Sections 11.3, 11.11 and 11.22, shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement. If (a) the Administrative Agent has not been paid its agency fees under Section 3.5 or has not been reimbursed for any expense reimbursable to it under Section 11.3, in either case for a period of at least one year and (b) no successor Administrative Agent has accepted appointment as Administrative Agent by the date which is 30 days following a retiring Administrative Agent's notice of resignation, the retiring Administrative Agent's resignation shall nevertheless thereupon become effective and the Lenders shall perform all of the duties of the Administrative Agent hereunder until such time, if any, as the Requisite Lenders appoint a successor Administrative Agent as provided for above.

                10.9 German Commitment. In order to facilitate the making of Loans under the German Commitment, the Administrative Agent and each Lender hereby designate Bank of America, Frankfurt as their representative and agent for the making of such Loans, and each Lender having a Pro Rata Share of the Revolving Commitment severally agrees to participate in each such Loan in accordance with the terms of Section 2.12. Bank of America, Frankfurt's appointment is intended to be administrative and ministerial in nature, and (in its capacity as lender under the German Commitment), Bank of America, Frankfurt shall be treated as the agent and representative of the Administrative Agent and shall be entitled to the indemnifications and other protections afforded hereby to the Administrative Agent, mutatis mutandis.

                10.10 No Obligations of Borrowers. Nothing contained in this
Article 10 shall be deemed to impose upon the Borrowers any obligation in respect of the due and punctual performance by the Administrative Agent of its obligations to the Lenders under any provision of this Agreement, and the Borrowers shall have no liability to the Administrative Agent or any of the Lenders in respect of any failure by the Administrative Agent or any Lender to perform any of its obligations to the Creditors under this Agreement.

                                   Article 11
                                  MISCELLANEOUS

                11.1 Cumulative Remedies; No Waiver. The rights, powers, privileges and remedies of the Creditors provided herein or in any Note or other Loan Document are cumulative and not exclusive of any right, power, privilege or remedy provided by Law or equity. No failure or delay on the part of the Administrative Agent or any Lender in exercising any right, power, privilege or remedy may be, or may be deemed to be, a waiver thereof, nor may any single or partial exercise of any right, power, privilege or remedy preclude any other or further exercise of the same or any other right, power, privilege or remedy. The terms and conditions of Article 8 hereof are inserted for the sole benefit of the Creditors; the same may be waived in whole or in part, with or without terms or conditions, in respect of any Loan or Letter of Credit without prejudicing the Administrative Agent's or the Lenders' rights to assert them in whole or in part in respect of any other Loan.

                11.2 Amendments; Consents.

                        (a) No amendment, modification, supplement, extension, termination (except as permitted by Section 2.6) or waiver of any provision of this Agreement or any other Loan Document, no approval or consent thereunder, and no consent to any departure by the Borrowers or any other Party therefrom, may in any event be effective unless in writing signed by the Administrative Agent with the written approval of Requisite Lenders under each of the Domestic Commitments (and, in the case of any amendment, modification or supplement of or to any Loan Document to which any of the Borrowers or any of their Subsidiaries is a Party, signed by each such Party, and, in the case of any amendment, modification or supplement to Article 10, signed by the Administrative Agent), and then only in the specific instance and for the specific purpose given.

                        (b) Notwithstanding any other provision of this Section, no amendment, modification, supplement, termination, waiver or consent may be effective to:

                                (i) extend the Term Maturity Date or the date of
                upon which any amortization of the Term Loans is scheduled to occur pursuant to Section 3.1(d) without the written consent of each of the Lenders having Pro Rata Shares of that Term Loan;

                                (ii) extend the Revolver Maturity Date or the
                date upon which any reduction to the Revolving Commitment or the

                German Commitment is scheduled to occur pursuant to Section 3.1(d) without the written consent of each of the Lenders having Pro Rata Shares of the Revolving Commitment;

                                (iii) increase the Pro Rata Share of a Lender in
                any Commitment without the written consent of that Lender;

                                (iv) without the written consent of each
                affected Lender, postpone the date upon which any other payment of money is due to such Lender, or reduce the rate of interest or the amount of any commitment fee payable to that Lender, or any other fee or amount payable to that Lender under the Loan Documents or to waive an

        Event of Default consisting of the failure of any Borrower to pay when due principal, interest or any commitment fee;

                        (v) release from the Guaranties any Subsidiaries having aggregate total assets in excess of $1,000,000 except to the extent that such Subsidiaries are the subject of any Disposition permitted hereby, or to release any assets from the Liens of the Collateral Documents having a value in excess of $1,000,000 (other than in accordance with the terms of the Loan Documents), without the written consent of all Lenders;

                        (vi) amend or waive Article 8, Section 6.4 or this Section without the written consent of all Lenders;

                        (vii) amend any provision of this Agreement that expressly requires the consent or approval of all the Lenders, all of the Lenders having Pro Rata Shares of the Revolving Commitment, or all of the Lenders having Pro Rata Shares of the Term Commitment without the written consent of all Lenders;

                        (viii) amend the definition of Requisite Lenders, without the written consent of all Lenders; or

                        (ix) waive or amend Section 2.7(a), while the Commitments are in effect, without the consent of Lenders holding 51% or more of the Pro Rata Shares of the Revolving Commitment and Lenders holding 51% or more of the Pro Rata Shares of the Term Commitment.

Any amendment, modification, supplement, termination, waiver or consent pursuant to this Section shall apply equally to, and shall be binding upon, all the Lenders and the Administrative Agent.

                11.3 Costs, Expenses and Taxes. The Borrowers shall pay, within five Business Days after demand, accompanied by an invoice therefor, the reasonable costs and expenses of the Administrative Agent and the Lead Arranger in connection with the negotiation, preparation, syndication, administration, execution and delivery of the Loan Documents and any amendment thereto or waiver thereof. The Borrowers shall also pay on demand, accompanied by an invoice therefor, the reasonable costs and expenses of the Creditors after any Event of Default in connection with the amendment, restructuring, reorganization (including a bankruptcy reorganization) and enforcement or attempted enforcement of the Loan Documents, and any matter related thereto. The foregoing costs and expenses shall include filing fees, recording fees, title insurance fees, appraisal fees, search fees, and other out-of-pocket expenses and the reasonable fees and out-of-pocket expenses of any legal counsel (including reasonably allocated costs of legal counsel employed by the Administrative Agent, the Lead Arranger or any Lender), independent public accountants and other outside experts retained by the Administrative Agent, the Lead Arranger or any Lender, whether or not such costs and expenses are incurred or suffered by the Administrative Agent, the Lead Arranger or any Lender in connection with or during the course of any bankruptcy or insolvency proceedings of the Domestic Borrower, the German Borrowers, or any Subsidiary thereof. Such costs and expenses shall also include, in the case of any amendment or waiver of any Loan Document, the administrative costs of the Administrative Agent reasonably attributable thereto. The Borrowers shall pay any and all documentary and other taxes, excluding (i) taxes imposed on or measured in whole or in part by overall net income, gross income or gross receipts and franchise taxes imposed on any Lender by (A) any jurisdiction (or political

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subdivision thereof) in which it is organized or maintains its principal office or Eurocurrency Lending Office or (B) any jurisdiction (or political subdivision thereof) in which it is "doing business", (ii) any withholding taxes or other taxes based on gross income imposed by the United States of America that are not attributable to any change in any Law or the interpretation or administration of any Law by any Governmental Agency and (iii) any withholding tax or other taxes based on gross income imposed by the United States of America for any period with respect to which it has failed to provide the Domestic Borrower with the appropriate form or forms required by Section 11.21, to the extent such forms are then required by applicable Laws, and all costs, expenses, fees and charges payable or determined to be payable in connection with the filing or recording of this Agreement, any other Loan Document or any other instrument or writing to be delivered hereunder or thereunder, or in connection with any transaction pursuant hereto or thereto, and shall reimburse, hold harmless and indemnify on the terms set forth in 11.11 the Creditors from and against any and all loss, liability or legal or other expense with respect to or resulting from any delay in paying or failure to pay any such tax, cost, expense, fee or charge or that any of them may suffer or incur by reason of the failure of any Party to perform any of its Obligations. Any amount payable to the Administrative Agent or any Lender under this Section shall bear interest from the second Business Day following the date of demand for payment at the Default Rate.

                11.4 Nature of Lenders' Obligations. The obligations of the Lenders hereunder are several and not joint or joint and several. Nothing contained in this Agreement or any other Loan Document and no action taken by the Creditors or any of them pursuant hereto or thereto may, or may be deemed to, make the Lenders a partnership, an association, a joint venture or other entity, either among themselves or with the Borrowers or any Affiliate of the Borrowers. Each Lender's obligation to make any Advance pursuant hereto is several and not joint or joint and several, and in the case of the initial Advance only is conditioned upon the performance by all other Lenders of their obligations to make initial Advances. A default by any Lender will not increase the Pro Rata Share of the Commitments of any other Lender. Any Lender not in default may, if it desires, assume in such proportion as the nondefaulting Lenders agree the obligations of any Lender in default, but is not obligated to do so.

                11.5 Survival of Representations and Warranties. All representations and warranties contained herein or in any other Loan Document, or in any certificate or other writing delivered by or on behalf of any one or more of the Parties to any Loan Document, will survive the making of the Loans hereunder and the execution and delivery of the Notes, and have been or will be relied upon by the Administrative Agent and each Lender, notwithstanding any investigation made by the Administrative Agent or any Lender or on their behalf.

                11.6 Notices. Except as otherwise expressly provided in the Loan Documents, all notices, requests, demands, directions and other communications provided for hereunder or under any other Loan Document must be in writing and must be mailed, telecopied, dispatched by commercial courier or delivered to the appropriate party at the address set forth on the signature pages of this Agreement or other applicable Loan Document or, as to any party to any Loan Document, at any other address as may be designated by it in a written notice sent to all other parties to such Loan Document in accordance with this Section. Except as otherwise expressly provided in any Loan Document, if any notice, request, demand, direction or other communication required or permitted by any Loan Document is given by mail it will be effective on the earlier of receipt or the fourth Business Day after deposit in the United States mail with first class or airmail postage prepaid; if given by telecopier, when sent; if dispatched by commercial courier, on the scheduled delivery date; or if given by personal delivery, when delivered.

                11.7 Execution of Loan Documents. Unless the Administrative Agent otherwise specifies with respect to any Loan Document, (a) this Agreement and any other Loan Document may be executed in any number of counterparts and any party hereto or thereto may execute any counterpart, each of which when executed and delivered will be deemed to be an original and all of which counterparts of this Agreement or any other Loan Document, as the case may be, when taken together will be deemed to be but one and the same instrument and (b) execution of any such counterpart may be evidenced by a telecopier transmission of the signature of such party followed by prompt transmission of an original signature. The execution of this Agreement or any other Loan Document by any party hereto or thereto will not become effective until counterparts hereof or thereof, as the case may be, have been executed by all the parties hereto or thereto.

                11.8 Binding Effect; Assignment.

                        (a) This Agreement and the other Loan Documents will be binding upon and inure to the benefit of the Borrowers, the Creditors, and their respective successors and assigns, except that the Borrowers may not assign their rights hereunder or thereunder or any interest herein or therein without the prior written consent of all the Lenders. Each Lender represents that it is not acquiring its Note with a view to the distribution thereof within the meaning of the Securities Act of 1933, as amended (subject to any requirement that disposition of such Note must be within the control of such Lender). Any Lender may at any time pledge or grant a security interest in its Notes or any other instrument evidencing its rights as a Lender under this Agreement to a Federal Reserve Bank or a trustee of such Lender for the benefit of such Lender's creditors, but no such pledge or grant of a security interest shall release that Lender from its obligations hereunder or grant to such Federal Reserve Bank or trustee the rights of a Lender hereunder absent foreclosure of such pledge or security interest.

                        (b) From time to time, each Lender may assign to one or more Eligible Assignees all or any portion of its Pro Rata Share, provided that (i) such Eligible Assignee, if not then a Lender or an Affiliate of the assigning Lender, shall be approved by each of the Administrative Agent and (if no Default has occurred and no Event of Default then exists) the Domestic Borrower (none of which approvals shall be unreasonably withheld or delayed), (ii) such assignment shall be evidenced by an Assignment Agreement, a copy of which shall be furnished to the Administrative Agent as hereinbelow provided, (iii) except in the case of an assignment to an Affiliate of the assigning Lender, to another Lender or of the entire remaining Commitments of the assigning Lender, the assignment shall not assign a Pro Rata Share of the Commitments that is less than $500,000, (iv) the effective date of any such assignment shall be as specified in the Assignment Agreement, but not earlier than the date which is five Business Days after the date the Administrative Agent has received the Assignment Agreement, (v) shall be of a constant and non-varying percentage of the Pro Rata Share of the assigning Lender, and (vi) each Person which accepts an assignment of a Pro Rata Share of the Revolving Commitment shall be deemed to have purchased, in accordance with Section 2.12, the equivalent Pro Rata Share of the German Commitment. Upon the effective date of such Assignment Agreement, the Eligible Assignee named therein shall be a Lender for all purposes of this Agreement, with the Pro Rata Share set forth therein and, to the extent of such Pro Rata Share, the assigning Lender shall be released from its further obligations under this Agreement. The Borrowers agree that they shall execute and deliver (against delivery by the assigning Lender of its Note) to such assignee Lender, a Note evidencing that assignee Lender's Pro Rata

        Share, and to the assigning Lender, a Note evidencing the remaining balance Pro Rata Share retained by the assigning Lender.

                        (c) By executing and delivering a Assignment Agreement, the Eligible Assignee thereunder acknowledges and agrees that: (i) other than the representation and warranty that it is the legal and beneficial owner of the Pro Rata Share being assigned thereby free and clear of any adverse claim, the assigning Lender has made no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness or sufficiency of this Agreement or any other Loan Document;
        (ii) the assigning Lender has made no representation or warranty and assumes no responsibility with respect to the financial condition of the Domestic Borrower or its Subsidiaries or the performance by the Borrowers and their Subsidiaries of the Obligations; (iii) it has received a copy of this Agreement, together with copies of the most recent financial statements delivered pursuant to Section 7.1 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment Agreement; (iv) it will, independently and without reliance upon the Administrative Agent or any Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) it appoints and authorizes the Administrative Agent to take such action and to exercise such powers under this Agreement as are delegated to the Administrative Agent by this Agreement; and (vi) it will perform in accordance with their terms all of the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

                        (d) The Administrative Agent shall maintain at the Administrative Agent's Office a copy of each Assignment Agreement delivered to it and a register (the "Register") of the names and address of each of the Lenders and the Pro Rata Share held by each Lender, giving effect to each Assignment Agreement. The Register shall be available during normal business hours for inspection upon reasonable prior notice to the Administrative Agent. After receipt of a completed Assignment Agreement executed by any Lender and an Eligible Assignee, and receipt of an assignment fee of $3,500 from such Lender or Eligible Assignee, the Administrative Agent shall make a record thereof in the Register and the same shall become effective; provided, however, that no assignment fee shall be payable with respect to an assignment to another Lender or an Affiliate of such assigning Lender or if the Administrative Agent waives payment of such assignment fee. The Borrowers and the Creditors shall deem and treat the Persons listed as Lenders in the Register as the holders and owners of the Pro Rata Share listed therein for all purposes hereof, and no assignment or transfer of any such Pro Rata Share shall be effective, in each case unless and until a Assignment Agreement effecting the assignment or transfer thereof shall have been accepted by the Administrative Agent and recorded in the Register as provided above. Prior to such recordation, all amounts owed with respect to the applicable Pro Rata Share shall be owed to the Lender listed in the Register as the owner thereof, and any request, authority or consent of any Person who, at the time of making such request or giving such authority or consent, is listed in the Register as a Lender shall be conclusive and binding on any subsequent holder, assignee or transferee of the corresponding Pro Rata Share.

                        (e) Each Lender may from time to time grant participations to one or more banks or other financial institutions (including another Lender) in a portion of its Pro Rata Share of any one or more of the Commitments; provided, however, that (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) the participating banks or other financial institutions shall not be a Lender hereunder for any purpose except, if the participation agreement so provides, for the purposes of Sections 3.7, 3.8, 11.11 and 11.22 but only to the extent that the cost of such benefits to the Borrowers does not exceed the cost which the Borrowers would have incurred in respect of such Lender absent the participation, (iv) the Borrowers and the other Creditors shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement, (v) the participation interest shall be expressed as a percentage of the granting Lender's Pro Rata Share as it then exists and shall not restrict an increase in the Commitments, or in the granting Lender's Pro Rata Share thereof, so long as the amount of the participation interest is not affected thereby, and (vi) the consent of the holder of such participation interest shall not be required for amendments or waivers of provisions of the Loan Documents other than those described in
        Section 11.2(b), (c) and (d).

                        (f) Notwithstanding anything to the contrary contained herein, any Lender (a "Granting Lender") may grant to a special purpose funding vehicle (an "SPC") of such Granting Lender, identified as such in writing from time to time by the Granting Lender to the Administrative Agent and the Domestic Borrower, the option to provide all or any part of any Loan or Advance that such Granting Lender would otherwise be obligated to make pursuant to Sections 2.1, 2.2, 2.3 or 2.5, provided that (i) nothing herein shall constitute a commitment to make any Loan by any SPC, (ii) if an SPC elects not to exercise such option or otherwise fails to provide all or any part of such Loan, the Granting Lender shall be obligated to make such Loan pursuant to the terms hereof, (iii) the rights of any such SPC shall be derivative of the rights of the Granting Lender, and each SPC shall be subject to all of the restrictions upon the Granting Lender herein contained, and (iv) no assignment shall be made to any Person if such assignment would result in a violation of any Gaming Laws or otherwise require the consent or approval of or notice to any Gaming Board. Each SPC shall be conclusively presumed to have made arrangements with its Granting Lender for the exercise of voting and other rights hereunder in a manner which is acceptable to the SPC, and the other Creditors, the Borrowers and each other Party shall be entitled to rely upon and deal solely with the Granting Lender with respect to Loans and Advances made by or through its SPC. The making of a Loan by an SPC hereunder shall utilize the relevant Commitment of the Granting Lender to the same extent, and as if, such Loan were made by the Granting Lender. Each party hereto hereby agrees that no SPC shall be liable for any indemnity or similar payment obligation under this Agreement (all liability for which shall remain with the related Granting Lender). In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding senior indebtedness of any SPC, it will not institute against, or join any other person in instituting against, such SPC any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or similar proceedings under the laws of the United States or any State thereof, provided that the Granting Lender for each SPC hereby agrees to indemnify, save, and hold harmless each other party hereto for any loss, cost, damage and expense arising out of their inability to institute any such proceeding against its SPC. In addition, notwithstanding anything to the contrary contained in this Section 11.8, any SPC may (i) with notice to, but without the prior written consent of, the Borrowers or the Administrative Agent and without paying any processing fee therefor, assign all or a portion of its interests in any Loans to its Granting Lender or to any financial institutions providing liquidity and/or credit facilities to or for the account of such SPC to fund the Loans made by such SPC or to support the securities (if any) issued by such SPC to fund such Loans (but nothing contained herein shall be construed in derogation of the obligation of the Granting Lender to make Loans hereunder), provided that neither the consent of the SPC or of any such assignee shall be required for amendments or waivers of provisions of the Loan Documents except for those amendments or waivers for which the consent of participants is required under Section 11.8(e)(vi), and (ii) disclose on a confidential basis (in the same manner described in Section 11.14) any non-public information relating to its Loans to any rating agency, commercial paper dealer or provider of a surety, guarantee or credit or liquidity enhancement to such SPC.

                        (g) Each Lender which hereafter acquires any Pro Rata Share (or any additional Pro Rata Share) of the Revolving Commitment by means of the execution of an Assignment Agreement shall be deemed to have a risk participation in the German Commitment Loans in accordance with its Pro Rata Share of the Revolving Commitment pursuant to Section 2.12.

                11.9 Right of Setoff. If an Event of Default has occurred and is continuing, the Administrative Agent or any Lender (but in each case only with the consent of the Requisite Lenders) may exercise its rights under Article 9 of the Uniform Commercial Code and other applicable Laws and, to the extent permitted by applicable Laws, apply any funds in any deposit account maintained with it by any Borrower and any of its Property in its possession against the Obligations.

                11.10 Sharing of Setoffs. Each Lender severally agrees that if it, through the exercise of any right of setoff, banker's lien or counterclaim against the Borrowers or otherwise, receives payment of the Obligations held by it that is ratably more than any other Lender, through any means, receives in payment of the Obligations held by that Lender, then, subject to applicable
Laws: (a) the Lender exercising the right of setoff, banker's lien or counterclaim or otherwise receiving such payment shall purchase, and shall be deemed to have simultaneously purchased, from the other Lender a participation in the Obligations held by the other Lender and shall pay to the other Lender a purchase price in an amount so that the share of the Obligations held by each Lender after the exercise of the right of setoff, banker's lien or counterclaim or receipt of payment shall be in the same proportion that existed prior to the exercise of the right of setoff, banker's lien or counterclaim or receipt of payment; and (b) such other adjustments and purchases of participations shall be made from time to time as shall be equitable to ensure that all of the Lenders share any payment obtained in respect of the Obligations ratably in accordance with each Lender's share of the Obligations immediately prior to, and without taking into account, the payment; provided that, if all or any portion of a disproportionate payment obtained as a result of the exercise of the right of setoff, banker's lien, counterclaim or otherwise is thereafter recovered from the purchasing Lender by the relevant Borrower or any Person claiming through or succeeding to the rights of that Borrower, the purchase of a participation shall be rescinded and the purchase price thereof shall be restored to the extent of the recovery, but without interest. Each Lender that purchases a participation in the Obligations pursuant to this Section shall from and after the purchase have the right to give all notices, requests, demands, directions and other communications under this Agreement with respect to the portion of the Obligations purchased to the same extent as though the purchasing Lender were the original owner of the Obligations purchased. Each Borrower expressly consents to the foregoing arrangements and agrees that any Lender holding a participation in an Obligation so purchased may exercise any and all rights of setoff, banker's lien or counterclaim with respect to the participation as fully as if the Lender were the original owner of the Obligation purchased.

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                11.11 Indemnity by the Borrowers. Each Borrower jointly and severally agrees to indemnify, save and hold harmless the Administrative Agent, the Lead Arranger and each Lender and their Affiliates, directors, officers, agents, attorneys and employees (collectively the "Indemnitees") from and against: (a) any and all claims, demands, actions or causes of action (except a claim, demand, action, or cause of action for any amount excluded from the definition of "Taxes" in Section 3.11(d)) if the claim, demand, action or cause of action arises out of or relates to any act or omission (or alleged act or omission) of the German Borrowers, Domestic Borrower, their Subsidiaries or any of their officers, directors or stockholders relating to the Commitments, the use or contemplated use of proceeds of any Loan, or the relationship of the Domestic Borrower, the German Borrowers and the Indemnitees under this Agreement; (b) any administrative or investigative proceeding by any Governmental Agency arising out of or related to a claim, demand, action or cause of action described in clause (a) above; and (c) any and all liabilities, losses, costs or expenses including reasonable attorneys' fees and the reasonably allocated costs of attorneys employed by any Indemnitee and disbursements of such attorneys and other professional services) that any Indemnitee suffers or incurs as a result of the assertion of any foregoing claim, demand, action or cause of action; provided that no Indemnitee shall be entitled to indemnification under this Section for any loss caused by its own gross negligence or willful misconduct or for any loss asserted against it by another Indemnitee. If any claim, demand, action or cause of action is asserted against any Indemnitee, such Indemnitee shall promptly notify the Borrowers, but the failure to so promptly notify the Borrowers shall not affect their obligations under this Section unless such failure materially prejudices the Borrowers' right to participate in the contest of such claim, demand, action or cause of action, as hereinafter provided. Such Indemnitee may (and shall, if requested by the Borrowers in writing) contest the validity, applicability and amount of such claim, demand, action or cause of action and shall permit the Borrowers to participate in such contest. Any Indemnitee that proposes to settle or compromise any claim or proceeding for which the any Borrower may be liable for payment of indemnity hereunder shall give the Borrowers written notice of the terms of such proposed settlement or compromise reasonably in advance of settling or compromising such claim or proceeding and shall obtain the Borrowers' prior consent (which shall not be unreasonably withheld or delayed). In connection with any claim, demand, action or cause of action covered by this Section against more than one Indemnitee, all such Indemnitees shall be represented by the same legal counsel (which may be a law firm engaged by the Indemnitees or attorneys employed by an Indemnitee or a combination of the foregoing) selected by the Indemnitees and reasonably acceptable to the Borrowers; provided, that if such legal counsel determines in good faith that representing all such Indemnitees would or could result in a conflict of interest under Laws or ethical principles applicable to such legal counsel or that a defense or counterclaim is available to an Indemnitee that is not available to all such Indemnitees, then to the extent reasonably necessary to avoid such a conflict of interest or to permit unqualified assertion of such a defense or counterclaim, each Indemnitee shall be entitled to separate representation by legal counsel selected by that Indemnitee and reasonably acceptable to the Borrowers, with all such legal counsel using reasonable efforts to avoid unnecessary duplication of effort by counsel for all Indemnitees; and further provided that the Administrative Agent (as an Indemnitee) shall at all times be entitled to representation by separate legal counsel (which may be a law firm or attorneys employed by the Administrative Agent or a combination of the foregoing). The obligations of the Borrowers to the Indemnitees under this Section shall survive the expiration or termination of this Agreement, the repayment of all Loans, the expiration or termination of all Letters of Credit and the payment and performance of all other Obligations owed to the Lenders.

                11.12 Nonliability of the Lenders. Each Borrower acknowledges and agrees that:

                        (a) Any inspections of any Property of the Borrowers and their Subsidiaries made by or through the Creditors are for purposes of administration of the Loans and Letters of Credit only and the Borrowers and their Affiliates are not entitled to rely upon the same (whether or not such inspections are at the expense of the Borrowers or their Subsidiaries);

                        (b) By accepting or approving anything required to be observed, performed, fulfilled or given to the Creditors pursuant to the Loan Documents, neither the Administrative Agent nor the Lenders shall be deemed to have warranted or represented the sufficiency, legality, effectiveness or legal effect of the same, or of any term, provision or condition thereof, and such acceptance or approval thereof shall not constitute a warranty or representation to anyone with respect thereto by the Creditors;

                        (c) The relationship between the Borrowers and the Creditors is, and shall at all times remain, solely that of borrowers and lenders; neither the Administrative Agent nor the Lenders shall under any circumstance be construed to be partners or joint venturers of the Borrowers or their Affiliates; neither the Administrative Agent nor the Lenders shall under any circumstance be deemed to be in a relationship of confidence or trust or a fiduciary or other "special" relationship with the Borrowers or their Affiliates, or to owe any fiduciary duty to the Domestic Borrower or its Affiliates; neither the Administrative Agent nor the Lenders undertake or assume any responsibility or duty to the Borrowers or their Affiliates to select, review, inspect, supervise, pass judgment upon or inform the Domestic Borrower or its Affiliates of any matter in connection with their Property or the operations of the Domestic Borrower or its Affiliates; the Domestic Borrower and its Affiliates shall rely entirely upon their own judgment with respect to such matters; and any review, inspection, supervision, exercise of judgment or supply of information undertaken or assumed by the Creditors in connection with such matters is solely for the protection of the Creditors and neither the Domestic Borrower nor any other Person is entitled to rely thereon; and

                        (d) The Creditors shall not be responsible or liable to any Person for any loss, damage, liability or claim of any kind relating to injury or death to Persons or damage to Property caused by the actions, inaction or negligence of the Borrowers and/or their Affiliates and the Borrowers hereby indemnify and hold the Creditors harmless on the terms set forth in Section 11.11 from any such loss, damage, liability or claim.

                11.13 No Third Parties Benefitted. This Agreement is made for the purpose of defining and setting forth certain obligations, rights and duties of the Borrowers and the Creditors in connection with the Loans, and is made for the sole benefit of the Borrowers, the Creditors, and the Creditors' successors and assigns. Except as provided in Sections 11.8 and 11.11, no other Person shall have any rights of any nature hereunder or by reason hereof.

                11.14 Confidentiality. Each Lender agrees to hold any confidential information that it may receive from the Borrowers pursuant to this Agreement in confidence, except for disclosure: (a) to other Lenders and Affiliates of such Lender, provided that each such Affiliate receiving such information shall be bound by the provisions of this Section 11.14 as if it were a Lender hereunder, and shall execute in favor of the Borrowers such documentation with respect thereto as the Domestic Borrower shall request in writing; (b) to legal counsel and accountants for the Domestic Borrower or any Lender; (c) to other professional advisors to the Domestic Borrower or any Lender, provided that the recipient has accepted such information subject to a confidentiality agreement substantially similar to this Section; (d) to regulatory officials having jurisdiction over that Lender; (e) to any Gaming Board having regulatory jurisdiction over the Borrowers or their Subsidiaries, provided that each Lender agrees to use its best efforts to notify the Domestic Borrower of any such disclosure unless prohibited by applicable Laws; (f) as required by Law or legal process or in connection with any legal proceeding to which that Lender and the Domestic Borrower or any of its Subsidiaries are adverse parties; (g) to another financial institution in connection with a disposition or proposed disposition to that financial institution of all or part of that Lender's interests hereunder or a participation interest in its Note, provided that the recipient has accepted such information subject to a confidentiality agreement substantially similar to this Section; and (h) to any direct or indirect contractual counterparty in swap agreements or such contractual counterparty's professional advisor (so long as such contractual counterparty or professional advisor to such contractual counterparty agrees to be bound by the provisions of this Section). For purposes of the foregoing, "confidential information" shall mean any information respecting the Borrowers or their Subsidiaries reasonably considered by the Domestic Borrower to be confidential, other than (i) information previously filed with any Governmental Agency and available to the public, (ii) information previously published in any public medium from a source other than, directly or indirectly, that Lender, and (iii) information previously disclosed by the Borrowers or their Subsidiaries to any Person not associated with the Domestic Borrower without a confidentiality agreement or obligation substantially similar to this Section. Nothing in this Section shall be construed to create or give rise to any fiduciary duty on the part of the Creditors to the Domestic Borrower or any other Party.

                11.15 Further Assurances. The Borrowers and their Subsidiaries shall, at their expense and without expense to the Lenders or the Administrative Agent, do, execute and deliver such further acts and documents as the Requisite Lenders or the Administrative Agent from time to time reasonably require for the assuring and confirming unto the Lenders or the Administrative Agent of the rights hereby created or intended now or hereafter so to be, or for carrying out the intention or facilitating the performance of the terms of any Loan Document.

                11.16 Integration. This Agreement, together with the other Loan Documents and the letter agreements referred to in Sections 3.2, 3.4 and 3.5, comprises the complete and integrated agreement of the parties on the subject matter hereof and supersedes all prior agreements, written or oral, on the subject matter hereof. In the event of any conflict between the provisions of this Agreement and those of any other Loan Document, the provisions of this Agreement shall control and govern; provided that the inclusion of supplemental rights or remedies in favor of the Creditors in any other Loan Document shall not be deemed a conflict with this Agreement. Each Loan Document was drafted with the joint participation of the respective parties thereto and shall be construed neither against nor in favor of any party, but rather in accordance with the fair meaning thereof.

                11.17 Governing Law. Except to the extent otherwise provided therein, each Loan Document shall be governed by, and construed and enforced in accordance with, the local Laws of California.

                11.18 Severability of Provisions. Any provision in any Loan Document that is held to be inoperative, unenforceable or invalid as to any party or in any jurisdiction shall, as to that party or jurisdiction, be inoperative, unenforceable or invalid without affecting the remaining provisions or the operation, enforceability or validity of that provision as to any other party or in any other jurisdiction, and to this end the provisions of all Loan Documents are declared to be severable.

                11.19 Headings. Article and Section headings in this Agreement and the other Loan Documents are included for convenience of reference only and are not part of this Agreement or the other Loan Documents for any other purpose.

                11.20 Time of the Essence. Time is of the essence of the Loan Documents.

                11.21 Foreign Lenders and Participants. Each Lender that is incorporated or otherwise organized under the Laws of a jurisdiction other than the United States of America or any State thereof or the District of Columbia shall deliver to the Domestic Borrower (with a copy to the Administrative Agent), within 20 days after the Closing Date (or after accepting an assignment or receiving a participation interest herein pursuant to Section 11.8, if applicable) two duly completed copies, signed by a Responsible Official, of either Form W-8 or W-8 BEN of the United States Internal Revenue Service or such other evidence including, if reasonably necessary, Form W-9) satisfactory to the Domestic Borrower and the Administrative Agent that no withholding under the federal income tax laws is required with respect to such Lender. Thereafter and from time to time, each such Lender shall upon request by the Domestic Borrower
(a) promptly submit to the Domestic Borrower (with a copy to the Administrative Agent), such additional duly completed and signed copies of one of such forms (or such successor forms as shall be adopted from time to time by the relevant United States taxing authorities) as may then be available under then current United States laws and regulations to avoid, or such evidence as is satisfactory to the Domestic Borrower and the Administrative Agent of any available exemption from, United States withholding taxes in respect of all payments to be made to such Lender by the Domestic Borrower pursuant to this Agreement and (b) take such steps as shall not be materially disadvantageous to it, in the reasonable judgment of such Lender, and as may be reasonably necessary (including the re-designation of its Eurocurrency Lending Office, if any) to avoid any requirement of applicable Laws that the Domestic Borrower make any deduction or withholding for taxes from amounts payable to such Lender. In the event that the Domestic Borrower or the Administrative Agent become aware that a participation has been granted pursuant to Section 11.8(e) to a financial institution that is incorporated or otherwise organized under the Laws of a jurisdiction other than the United States of America, any State thereof or the District of Columbia, then, upon request made by the Domestic Borrower or the Administrative Agent to the Lender which granted such participation, such Lender shall cause such participant financial institution to deliver the same documents and information to the Domestic Borrower and the Administrative Agent as would be required under this Section if such financial institution were a Lender.

                11.22 Hazardous Material Indemnity. Each Borrower hereby agrees to indemnify, hold harmless and defend (by counsel reasonably satisfactory to the Administrative Agent) the Administrative Agent and each of the Lenders (and any successor to a Lender) and their respective directors, officers, employees and agents from and against any and all claims, losses, damages, liabilities, fines, penalties, charges, administrative and judicial proceedings and orders, judgments, remedial action requirements, enforcement actions of any kind, and all costs and expenses incurred in connection therewith including reasonable attorneys' fees and the reasonably allocated costs of attorneys employed by the Administrative Agent or any Lender, and expenses to the extent that the defense of any such action has not been assumed by the Borrowers), arising directly or indirectly out of (i) the presence on, in, under or about any Real Property of any Hazardous Materials, or any releases or discharges of any Hazardous Materials on, under or from any Real Property and (ii) any activity carried on or undertaken on or off any Real Property by the Domestic Borrower its Subsidiaries or any of their predecessors in title, whether prior to or during the term of this Agreement, and whether by the Borrowers, their Subsidiaries or any predecessor in title or any employees, agents, contractors or subcontractors of the Domestic Borrower, its Subsidiaries or any predecessor in title, or any third persons at any time occupying or present on any Real Property other than a Lender or a representative of a Lender), in connection with the handling, treatment, removal, storage, decontamination, clean-up, transport or disposal of any Hazardous Materials at any time located or present on, in, under or about any Real Property. The foregoing indemnity shall further apply to any residual contamination on, in, under or about any Real Property, or affecting any natural resources, and to any contamination of any Property or natural resources arising in connection with the generation, use, handling, storage, transport or disposal of any such Hazardous Materials, and irrespective of whether any of such activities were or will be undertaken in accordance with applicable Laws, but the foregoing indemnity shall not apply to Hazardous Materials on any Real Property, the presence of which is caused by the Creditors. Each Borrower hereby acknowledges and agrees that, notwithstanding any other provision of this Agreement or any of the other Loan Documents to the contrary, the obligations of the Domestic Borrower under this Section (and under Sections 4.19 and 5.11) shall be unlimited corporate obligations of the Borrowers and shall not be secured by any deed of trust or mortgage on any Real Property. Any obligation or liability of the Borrowers to any Indemnitee under this Section shall survive the expiration or termination of this Agreement, the repayment of all Loans, the expiration or termination of all Letters of Credit and the payment and performance of all other Obligations owed to the Lenders.

                11.23 Gaming Boards. The Administrative Agent and each of the Lenders agree to cooperate with all Gaming Boards in connection with the administration of their regulatory jurisdiction over the Borrowers and their Subsidiaries, including the provision of such documents or other information as may be requested by any such Gaming Board relating the Administrative Agent or the Lenders to the Borrowers and their Subsidiaries or to the Loan Documents.

                11.24 Nevada Gaming Collateral. Subject to the release of any Collateral as contemplated by any of the Loan Documents, the Administrative Agent shall (or through one or more of its agents, sub-agents or sub-collateral agents shall), to the extent required by Nevada Gaming Regulations, retain possession of all pledged securities delivered to it consisting of capital stock of any Nevada gaming licensee or registered intermediary company within the State of Nevada at a location designated and approved by the applicable Gaming Board.

                11.25 Construction of the Pledge Agreements. To the extent that Liens on any Collateral thereunder are granted to the Administrative Agent under both the Domestic Facilities Pledge Agreement and the German Facility Pledge Agreement, the Liens created by the Domestic Facilities Pledge Agreement and the German Facility Pledge Agreement are hereby agreed to be equal, ratable and pari passu Liens to the extent of the Liens granted under such Agreements. Notwithstanding the pledge to the Administrative Agent of 100% of the capital stock of any Person which is a Foreign Significant Subsidiary to secure the Obligations under the German Commitment, the Creditors disclaim any security interest with respect to more than 65% of the capital stock of any Foreign Significant Subsidiary to the extent that the same secures the Obligations under the Revolving Commitment or the Term Commitment. Without limiting the generality of the preceding sentence, notwithstanding any other provision of the Loan Documents to the contrary, the Domestic Pledge Agreement shall not be construed to have granted a Lien in more than 65% of the equity securities of any Subsidiary of the Domestic Borrower which is organized under the Laws of any jurisdiction other than the United States and its political subdivisions.

                11.26 Specific Provisions Regarding German Borrowers. It is agreed and acknowledged by the parties hereto that the German Borrowers regularly and customarily use the management services (including, inter alia, financial management and cash management services) of German Holdings and shall have the authority to give any notice of borrowing or any other notice or communication hereunder on behalf of, and with legally binding effect on, each of the German Borrowers.

                11.27 CONSENT TO JURISDICTION; CHOICE OF FORUM.

                        (a) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN THE COURTS OF (X) IN THE CASE OF ANY OBLIGATIONS ARISING OUT OF THE REVOLVING COMMITMENT OR THE TERM COMMITMENT, IN THE STATE OF CALIFORNIA OR OF THE UNITED STATES FOR THE CENTRAL DISTRICT OF CALIFORNIA, OR (Y) IN THE CASE OF THE GERMAN COMMITMENT, IN SUCH COURTS OR IN COURTS IN AND FOR FRANKFURT, AM MAIN GERMANY, IN THE FEDERAL REPUBLIC OF GERMANY AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH BORROWER HEREBY IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS. EACH BORROWER HEREBY FURTHER IRREVOCABLY WAIVES ANY CLAIM THAT ANY SUCH COURTS LACK PERSONAL JURISDICTION OVER SUCH BORROWER, AND AGREES NOT TO PLEAD OR CLAIM, IN ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENTS BROUGHT IN ANY OF THE AFOREMENTIONED COURTS, THAT SUCH COURTS LACK PERSONAL JURISDICTION OVER SUCH BORROWER. TO THE EXTENT PERMITTED BY LAW, EACH BORROWER FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO SUCH BORROWER AT ITS ADDRESS SET FORTH OPPOSITE ITS SIGNATURE BELOW, SUCH SERVICE TO BECOME EFFECTIVE 30 DAYS AFTER SUCH MAILING. EACH BORROWER HEREBY IRREVOCABLY WAIVES ANY OBJECTION TO SUCH SERVICE OF PROCESS AND FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY ACTION OR PROCEEDING COMMENCED HEREUNDER OR UNDER ANY OTHER LOAN DOCUMENT THAT SERVICE OF PROCESS WAS IN ANY WAY INVALID OR INEFFECTIVE. NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE ADMINISTRATIVE AGENT, ANY LENDER OR THE HOLDER OF ANY NOTE TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST ANY BORROWER IN ANY OTHER JURISDICTION.

                        (b) EACH BORROWER HEREBY IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY OF THE AFORESAID ACTIONS OR PROCEEDINGS ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT BROUGHT IN THE COURTS REFERRED TO IN CLAUSE (a) ABOVE AND HEREBY FURTHER IRREVOCABLY, TO THE EXTENT PERMITTED BY APPLICABLE LAW, WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

                11.28 Waiver of Right to Trial by Jury. EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER ANY LOAN DOCUMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF

THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO ANY LOAN DOCUMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE SIGNATORIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

                11.29 Purported Oral Amendments. EACH BORROWER EXPRESSLY ACKNOWLEDGES THAT THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS MAY ONLY BE AMENDED OR MODIFIED, OR THE PROVISIONS HEREOF OR THEREOF WAIVED OR SUPPLEMENTED, BY AN INSTRUMENT IN WRITING THAT COMPLIES WITH SECTION 11.2. EACH BORROWER AGREES THAT IT WILL NOT RELY ON ANY COURSE OF DEALING, COURSE OF PERFORMANCE, OR ORAL OR WRITTEN STATEMENTS BY ANY REPRESENTATIVE OF THE ADMINISTRATIVE AGENT OR ANY BANK THAT DOES NOT COMPLY WITH SECTION 11.2 TO EFFECT AN AMENDMENT, MODIFICATION, WAIVER OR SUPPLEMENT TO THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS.


                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

                IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

                          ALLIANCE GAMING CORPORATION, a Nevada corporation

                          By:
                              ---------------------------------------------
                                     Robert L. Miodunski
                                     Executive Officer

                          Address for Notices:
                          Alliance Gaming Corporation
                          6601 South Bermuda Road
                          Las Vegas, Nevada 89119
                          Attn: Chief Financial Officer
                          Telecopier: (702) 896-7700
                          Telephone: (702) 896-7990

                          BALLY WULFF AUTOMATEN GMBH

                          By:
                              ---------------------------------------------
                                     Axel Pawlas
                                     Managing Director

                          Address for Notices:
                          Bally Wulff Automaten GmbH
                          Maybachufer 48-51
                          12045 Berlin, Germany
                          Attn: Managing Director
                          Telecopier: 49-30-62002200
                          Telephone: 49-30-620020

                          BALLY WULFF VERTRIEBS GMBH

                          By:
                              ---------------------------------------------
                                     Axel Pawlas
                                     Managing Director

                          Address for Notices:
                          Bally Wulff Vertriebs GmbH
                          Sokelantstrasse 35
                          30165 Hannover, Germany
                          Attn: Managing Director
                          Telecopier: 49-511-3585345
                          Telephone: 49-511-358530


                                                   [ALLIANCE GAMING CORPORATION]
                                                 [LOAN AGREEMENT SIGNATURE PAGE]

                          BANK OF AMERICA, N.A., as Administrative Agent


                          By:
                                ------------------------------------------------
                                   Janice Hammond, Vice President

                          Address:

                          Bank of America, N.A.
                          Agency Management Services
                          555 South Flower Street, 11th Floor
                          Los Angeles, California 90017
                          Attn: Janice Hammond, Vice President

                          Telecopier: (213) 228-2299
                          Telephone: (213) 228-9861


                                                   [ALLIANCE GAMING CORPORATION]
                                                 [LOAN AGREEMENT SIGNATURE PAGE]

                          BANK OF AMERICA, N.A., as a Lender

                          By:
                               ---------------------------------------------
                               Scott Faber, Managing Director

                          Address:

                          Bank of America, N.A.
                          CA9-706-11-01
                          555 South Flower Street, 11th Floor
                          Los Angeles, California 90071
                          Attn: Scott Faber, Managing Director
                          Telecopier: (213) 228-3145
                          Telephone: (213) 228-2768

                          With a copy to:
                          Bank of America, N.A.
                          555 South Flower Street (LA-5777)
                          Los Angeles, California 90071
                          Attn: William S. Newby, Managing Director
                          Telecopier: (213) 228-3145
                          Telephone: (213) 228-2438


                                                   [ALLIANCE GAMING CORPORATION]
                                                 [LOAN AGREEMENT SIGNATURE PAGE]

                          FRANKLIN FLOATING RATE MASTER SERIES


                          By:
                             ---------------------------------------

                          Title:
                                ------------------------------------


                          Address for notices:
                          Franklin Floating Rate Master Series
                          777 Mariners Island Boulevard, 3rd Floor
                          San Mateo, CA 94404
                          Attn.: David Ardini
                          Telephone: (650) 525-7473
                          Telecopy:  (650) 312-3346


                                                   [ALLIANCE GAMING CORPORATION]
                                                 [LOAN AGREEMENT SIGNATURE PAGE]

                          FRANKLIN FLOATING RATE DAILY ACCESS FUND


                          By:
                             ---------------------------------------

                          Title:
                                ------------------------------------


                          Address for notices:
                          Franklin Floating Rate Daily Access Fund
                          777 Mariners Island Boulevard, 3rd Floor
                          San Mateo, CA 94404
                          Attn.: David Ardini
                          Telephone: (650) 525-7473
                          Telecopy:  (650) 312-3346


                                                   [ALLIANCE GAMING CORPORATION]
                                                 [LOAN AGREEMENT SIGNATURE PAGE]

                          [[[Intentionally Omitted]]]


                                                   [ALLIANCE GAMING CORPORATION]
                                                 [LOAN AGREEMENT SIGNATURE PAGE]

                          PILGRIM SENIOR INCOME FUND

                              By:    ING PILGRIM INVESTMENTS, LLC
                                     as its Investment Manager


                              By:
                                 ---------------------------------------

                              Title:
                                    ------------------------------------


                          Address for notices:
                          Pilgrim Senior Income Fund
                          7337 East Doubletree Ranch Road
                          Scottsdale, AZ 85258-2034
                          Attn.: Cindy Ecker
                          Telephone: (480) 477-2227
                          Telecopy:  (480) 477-2077


                                                   [ALLIANCE GAMING CORPORATION]
                                                 [LOAN AGREEMENT SIGNATURE PAGE]

                          PILGRIM PRIME RATE TRUST

                              By:    ING PILGRIM INVESTMENTS, LLC
                                     as its Investment Manager


                              By:
                                 ---------------------------------------

                              Title:
                                    ------------------------------------


                          Address for notices:
                          Pilgrim Prime Rate Trust
                          7337 East Doubletree Ranch Road
                          Scottsdale, AZ 85258-2034
                          Attn.: Cindy Ecker
                          Telephone: (480) 477-2227
                          Telecopy:  (480) 477-2077


                                                   [ALLIANCE GAMING CORPORATION]
                                                 [LOAN AGREEMENT SIGNATURE PAGE]

                          THE TRAVELERS INSURANCE COMPANY


                          By:
                             ---------------------------------------

                          Title:
                                ------------------------------------


                          Address for notices:
                          The Travelers Insurance Company
                          One Tower Square
                          Hartford, CT 06183-2030
                          Attn.: M.J. McInerny--Citigroup Investments
                          Telephone: (860) 954-5145
                          Telecopy:  (860) 954-5243


                                                   [ALLIANCE GAMING CORPORATION]
                                                 [LOAN AGREEMENT SIGNATURE PAGE]

                          TRAVELERS CORPORATE LOAN FUND INC.

                          By:    Travelers Asset Management International
                                 Company LLC


                              By:
                                 ---------------------------------------

                              Title:
                                    ------------------------------------


                          Address for notices:
                          Travelers Corporate Loan Fund Inc.
                          One Tower Square
                          Hartford, CT 06183-2030
                          Attn.: M.J. McInerny--Citigroup Investments
                          Telephone: (860) 954-5145
                          Telecopy:   (860) 954-5243


                                                   [ALLIANCE GAMING CORPORATION]
                                                 [LOAN AGREEMENT SIGNATURE PAGE]